SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Fitbit, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Class A common stock, par value $0.0001 per share (“Class A common stock”), and Class B common stock, par value $0.0001 per share (“Class B common stock”), of Fitbit, Inc. (together, “common stock”).

(2)
Aggregate number of securities to which transaction applies:

As of November 15, 2019, there were outstanding (i) 260,815,425 shares of common stock; (ii) 13,903,925 shares of common stock issuable upon the exercise of stock options with an exercise price below $7.35 per share (“Company Options”); (iii) 18,616,952 shares of Class A common stock issuable upon the settlement of time-based restricted stock units (“Company RSUs”); (vi) 1,365,418 shares of Class A common stock issuable upon the settlement of performance-based restricted stock units (“Company PSUs”), assuming maximum achievement; and (v) and 230,000 shares of Class A common stock issuable upon the exercise of a warrant to purchase shares of Class A common stock (the “Company Warrant”).

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was determined based upon the sum of: (i) 260,815,425 shares of common stock issued and outstanding multiplied by $7.35 per share; (ii) 13,903,925 shares of common stock issuable upon the exercise of Company Options with an exercise price below $7.35 per share multiplied by $4.81 (which is the difference between $7.35 and the weighted average exercise price per share of such Company Options); (iii) 18,616,952 shares of Class A common stock issuable upon the settlement of Company RSUs multiplied by $7.35 per share; (iv) 1,365,418 shares of Class A common stock issuable upon the settlement of Company PSUs, assuming maximum achievement, multiplied by $7.35; and (v) 230,000 shares of Class A common stock issuable upon the exercise of the Company Warrant. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by .0001298.

	(4)	Proposed maximum aggregate value of transaction: $2,132,432,172.50
	(5)	Total fee paid: $276,790

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

FITBIT, INC.
199 Fremont Street, 14th Floor
San Francisco, California 94105
                  , 2019
Dear Fitbit, Inc. Stockholder:
You are cordially invited to attend a virtual special meeting of stockholders of Fitbit, Inc. (the “Company” or “Fitbit,” “we,” “us,” or “our”). The virtual special meeting will be held exclusively online via live webcast on              ,              , at              , Pacific Time. There will not be a physical meeting location. The virtual special meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2020SM, where you will be able to listen to the meeting live, submit questions and vote online. Please note that you will not be able to attend the virtual special meeting in person. We have chosen to hold a virtual rather than an in-person meeting because we believe that a virtual stockholder meeting provides greater access to those who may want to attend while improving meeting efficiency and reducing costs.
At the virtual special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of November 1, 2019, by and among Google LLC (“Google”), a Delaware limited liability company and wholly owned subsidiary of Alphabet Inc., Magnoliophyta Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Google, and Fitbit. Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Fitbit (the “Merger”), with Fitbit surviving the Merger as a wholly owned subsidiary of Google.
If the Merger Agreement is adopted with the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “Fitbit Common Stock”), entitled to vote on such matter, voting together as a single class, and the Merger is completed, each share of Fitbit Common Stock that you own as of immediately prior to the effective time of the Merger will be converted into the right to receive $7.35 in cash, without interest.
Our board of directors (“Board”) carefully considered a number of factors in evaluating the terms of the Merger Agreement. Based on such consideration, our Board unanimously determined that the Merger and the Merger Agreement are fair to and in the best interests of our stockholders. Accordingly, our Board has unanimously approved the Merger Agreement and the Merger and recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger and (3) “FOR” the proposal to approve the adjournment of the virtual special meeting to a later date or dates, if our Board determines that it is necessary or appropriate, and is permitted by the Merger Agreement, to (i) solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled virtual special meeting, (ii) give holders of Fitbit Common Stock additional time to evaluate any supplemental or amended disclosure or (iii) otherwise comply with applicable law.
The enclosed proxy statement provides detailed information about the virtual special meeting, the Merger Agreement, the Merger and the other proposals to be voted on at the virtual special meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement carefully in its entirety.
Your vote is very important, regardless of the number of shares you own. The proposal to adopt the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class. Each share of Class A Common Stock that you own will have one vote and each share of Class B Common Stock that you own will have ten votes. Only stockholders who owned shares of Fitbit Common Stock at the close of business on              , 2019, the record date for the virtual special meeting, will be entitled to vote at the virtual special meeting.
To vote your shares, you may submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card, return your proxy card using the postage prepaid envelope provided, or attend the virtual special meeting and vote at the meeting. If your shares are held in the name of a brokerage firm, bank, trust or other nominee, you must instruct the brokerage firm, bank, trust or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder, giving you the right to vote the shares at the virtual special meeting. Even if you plan to attend the virtual special meeting, we urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.
If you fail to submit your proxy via Internet or telephone, return your proxy card, attend the virtual special meeting and vote at the meeting, or give voting instructions to your brokerage firm, bank, trust or other nominee, then your shares will not be counted for determining whether a quorum is present at the virtual special meeting and your decision not to respond will have the same effect as if you voted “AGAINST” the adoption of the Merger Agreement.
If you attend the virtual special meeting and wish to vote at the meeting, you may revoke your proxy and vote at the meeting.
Thank you for your continued support of Fitbit.
Sincerely,

James Park
President, Chief Executive Officer and Chairman
              , 2019
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated              , 2019 and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about              , 2019.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
FITBIT, INC.
199 Fremont Street, 14th Floor
San Francisco, California 94105
NOTICE VIRTUAL OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of Fitbit, Inc.:
Fitbit, Inc., a Delaware corporation (the “Company” or “Fitbit,” “we,” “us,” or “our”), will hold a virtual special meeting of stockholders exclusively online via live webcast on                     ,                     , at                     , Pacific Time. There will not be a physical meeting location. The virtual special meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2020SM, where you will be able to listen to the meeting live, submit questions, and vote online. We encourage you to allow ample time for online check-in, which will open at         , Pacific Time. Please note that you will not be able to attend the virtual special meeting in person. We are holding the virtual special meeting to consider and vote upon the following proposals:

1.
To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of November 1, 2019, by and among Google LLC (“Google”), a Delaware limited liability company and wholly owned subsidiary of Alphabet Inc., Magnoliophyta Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Google, and Fitbit. Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Fitbit (the “Merger”), with Fitbit surviving the Merger as a wholly owned subsidiary of Google;

2.
To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger (the “compensation proposal”); and

3.
To approve the adjournment of the virtual special meeting to a later date or dates, if our board of directors (“Board”) determines that it is necessary or appropriate, and is permitted by the Merger Agreement, to (i) solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled virtual special meeting, (ii) give holders of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “Fitbit Common Stock”), additional time to evaluate any supplemental or amended disclosure or (iii) otherwise comply with applicable law (the “adjournment proposal”).

Only record holders of Fitbit Common Stock at the close of business on              , 2019 are entitled to receive notice of and to vote at the virtual special meeting, including any adjournments or postponements of the virtual special meeting. Your vote is important, regardless of the number of shares of Fitbit Common Stock you own. Each share of Class A Common Stock that you own will have one vote and each share of Class B Common Stock that you own will have ten votes.
The votes required to approve each proposal are as follows:

1.
The Merger Agreement must be adopted by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class.

2.
The compensation proposal must be approved by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal.

3.
The adjournment proposal must be approved by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal.

If a quorum is not present or represented by proxy at the virtual special meeting, the chairperson of the meeting may adjourn the meeting or may direct that the holders of a majority of the voting power of the shares entitled to vote who are present or represented by proxy at the virtual special meeting adjourn the meeting. If there is not a quorum of stockholders at the virtual special meeting and any proposal to adjourn the meeting submitted to the holders who are present or represented by proxy at the virtual special meeting is not approved, our Board may set a new record date and meeting date for a virtual special meeting to consider the proposal to adopt the Merger Agreement, the compensation proposal and the adjournment proposal, in accordance with the Merger Agreement.
If the Merger is completed, our stockholders who (1) submit a written demand for an appraisal of their shares prior to the stockholder vote on the adoption of the Merger Agreement, (2) do not vote or submit a proxy in favor of the adoption of the Merger Agreement, (3) take certain actions and meet certain conditions under the Delaware General Corporation Law (the “DGCL”) and (4) do not thereafter withdraw their demand for appraisal of their shares of Fitbit Common Stock or otherwise lose their appraisal rights, in each case in accordance with the DGCL, will have the right to have such shares appraised by the Delaware Court of Chancery and to receive payment of the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, on the amount determined to be the fair value. For a more detailed discussion of your appraisal rights, see the section captioned “Proposal 1: Adoption of the Merger—Appraisal Rights.” Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated therein by reference.
You are cordially invited to attend the virtual special meeting. The virtual special meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2020SM, where you will be able to listen to the meeting live, submit questions and vote online. Whether or not you expect to attend the virtual special meeting, please submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card or return your proxy card using the postage prepaid envelope provided as promptly as possible in order to ensure your representation at the virtual special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote at the meeting if you attend the virtual special meeting. Please note, however, that if your shares are held in the name of your brokerage firm, bank, trust or other nominee and you wish to vote at the virtual special meeting, you must instruct the brokerage firm, bank, trust or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder, giving you the right to vote the shares at the virtual special meeting.
If you sign, date and return your proxy card or submit a proxy via the Internet or by telephone without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal. If you do attend the virtual special meeting and wish to vote at the meeting, you may revoke your proxy and vote at the meeting. You may revoke your proxy in the manner described in the enclosed proxy statement at any time before it has been voted at the virtual special meeting.
Our Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.
The Merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Merger Agreement is attached as Annex A to the proxy statement. If you have any questions or need assistance in voting your shares of Fitbit Common Stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call:
Toll-Free at (888) 750-5834 (from the U.S. and Canada)
or +1 (412) 232-3651 (from other locations)
Banks & Brokers May Call Collect: (212) 750-5833
By Order of the Board of Directors,

James Park
President, Chief Executive Officer and Chairman
              , 2019

YOUR VOTE IS IMPORTANT
Your vote is very important, regardless of the number of shares you own. The proposal to adopt the Merger Agreement must be adopted by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class. To vote your shares, you can submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on the proxy card, return your proxy card using the postage prepaid return envelope provided, or attend the virtual special meeting and vote at the meeting. We urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.
If you fail to submit your proxy via Internet or telephone, return your proxy card, attend the virtual special meeting and vote at the meeting, or give voting instructions to your brokerage firm, bank, trust or other nominee, then your shares will not be counted for determining whether a quorum is present at the virtual special meeting and your decision not to respond will have the same effect as if you voted “AGAINST” the adoption of the Merger Agreement, but will have no effect on the outcome of any vote on the compensation proposal or the adjournment proposal, assuming a quorum is present.
If your shares are held in the name of a brokerage firm, bank, trust or other nominee, you must instruct the brokerage firm, bank, trust or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder giving you the right to vote the shares at the virtual special meeting.
REFERENCES FOR ADDITIONAL INFORMATION
If you have any questions about the accompanying proxy statement, the virtual special meeting, the Merger or need assistance with voting procedures, you should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call:
Toll-Free at (888) 750-5834 (from the U.S. and Canada)
or +1 (412) 232-3651 (from other locations)
Banks & Brokers May Call Collect: (212) 750-5833

FITBIT, INC.
PROXY STATEMENT

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
SUMMARY
Except as otherwise specifically noted in this proxy statement, “Fitbit,” “we,” “our,” “us” and similar words in this proxy statement refer to Fitbit, Inc. In addition, throughout this proxy statement, we refer to Magnoliophyta Inc. as “Merger Sub”, to Google LLC as “Google” and to Alphabet Inc. as “Alphabet.”
This summary highlights selected information from this proxy statement related to the merger of Merger Sub with and into Fitbit (the “Merger”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See the section captioned “Where You Can Find More Information.” The Agreement and Plan of Merger, dated as of November 1, 2019, among Google, Merger Sub, and Fitbit, as such agreement may be amended from time to time (the “Merger Agreement”) is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document governing the Merger. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.
Parties Involved in the Merger
Fitbit, Inc.
We help people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. We pioneered the connected health and fitness market starting in 2007, and since then, have grown into a leading global health and fitness brand. The Fitbit platform combines wearable devices with software and services to give our users tools to help them reach their health and fitness goals, augmented by general purpose features that add further utility and drive user engagement. Our wearable devices, which include health and fitness trackers and smartwatches, enable our users to view data about their daily activity, exercise and sleep in real-time. Our software and services, which include an online dashboard and mobile app, provide our users with data analytics, motivational and social tools, and virtual coaching through customized fitness plans and interactive workouts.
Google LLC
Google’s mission is to organize the world’s information and make it universally accessible and useful, through products and platforms like Android, Chrome, Gmail, Google Drive, Google Maps, Google Play, Search and YouTube. Google is a subsidiary of Alphabet Inc.
Magnoliophyta Inc.
Merger Sub, a Delaware corporation and a wholly owned subsidiary of Google, was formed on October 29, 2019 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (the “Transactions”). Merger Sub has not engaged in any business activities other than in connection with the Transactions. Upon completion of the Merger, Merger Sub will merge with and into Fitbit, and Merger Sub will cease to exist.
Commercial Relationship Between the Companies
In April 2018, Fitbit and Google announced a collaboration under which Fitbit chose Google Cloud as its preferred cloud provider and Fitbit would use Google’s Cloud Healthcare API to help Fitbit integrate further into the healthcare system. For further discussion regarding the commercial relationship between Fitbit and Google, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Background of the Merger.”
The Virtual Special Meeting
Date, Time and Place
A virtual special meeting of our stockholders will be held exclusively online via live webcast on                     ,                     , at                     , Pacific Time. The virtual special meeting can be accessed by visiting www.virtualshareholdermeeting.com/

FIT2020SM, where you will be able to listen to the meeting live, submit questions and vote online. Please note that you will not be able to attend the virtual special meeting in person.
Record Date; Shares Entitled to Vote
You are entitled to vote at the virtual special meeting if you owned shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “Fitbit Common Stock”) at the close of business on            , 2019, the record date of the virtual special meeting (the “record date”). Each share of Class A Common Stock outstanding as of the record date is entitled to one vote and each share of Class B Common Stock outstanding as of the record date is entitled to ten votes with respect to each proposal to be presented at the virtual special meeting.
Purpose
At the virtual special meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement, (2) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to our named executive officers named in our proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2019 (the “named executive officers”) that is based on or otherwise relates to the Merger (the “compensation proposal”) and (3) to approve the adjournment of the virtual special meeting to a later date or dates, if our board of directors (our “Board”) determines that it is necessary or appropriate, and is permitted by the Merger Agreement, to (i) solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled special meeting, (ii) give holders of Fitbit Common Stock additional time to evaluate any supplemental or amended disclosure or (iii) otherwise comply with applicable law (the “adjournment proposal”).
Quorum
As of the record date, there were                     shares of Class A Common Stock and                 shares of Class B Common Stock entitled to vote at the virtual special meeting. The holders of a majority of the aggregate voting power of the shares of Fitbit Common Stock issued and outstanding and entitled to vote at the virtual special meeting, present or represented by proxy at the virtual special meeting, will constitute a quorum at the virtual special meeting.
Required Vote
The votes required to approve each proposal are as follows:

1.
The Merger Agreement must be adopted by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class.

2.
The compensation proposal must be approved, on a non-binding advisory basis, by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal.

3.
The adjournment proposal must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal.

Stock Ownership of Our Directors and Executive Officers
At the close of business on the record date for the virtual special meeting, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote        shares of Class A Common Stock and      shares of Class B Common Stock at the virtual special meeting, or approximately       % of the voting power of the shares of Fitbit Common Stock outstanding on such date. Our co-founders, James Park, who serves as our Chief Executive Officer, President and Chairman of our Board, and Eric Friedman, who serves as our Chief Technology Officer and a member of our Board, beneficially owned and were entitled to vote, in the aggregate,           shares of Class A Common Stock and           shares of Class B Common Stock,

representing approximately      % of the voting power of the shares of Fitbit Common Stock outstanding on the record date. Although they are not obligated to do so, our directors and executive officers have informed us of their intent to vote all of their shares of Fitbit Common Stock (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the compensation proposal, and (3) “FOR” the adjournment proposal.
Voting and Proxies
Any stockholder of record entitled to vote may submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card, return your proxy card using the postage prepaid envelope provided, or may vote at the virtual special meeting via the virtual meeting website. Any stockholder can attend the virtual special meeting by visiting www.virtualshareholdermeeting.com/FIT2020SM, where stockholders may vote and submit questions during the meeting. The virtual special meeting starts at              , Pacific Time. Please have your 16-digit control number to join the virtual special meeting. Instructions on who can attend and participate via Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. If you are a beneficial owner and hold your shares of Fitbit Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of Fitbit Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the virtual special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the virtual special meeting by (1) signing another proxy card with a later date and returning it prior to the virtual special meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the virtual special meeting and voting at the meeting (your attendance at the virtual special meeting will not, by itself, revoke your proxy, so you must vote at the virtual special meeting to revoke your proxy).
If you hold your shares of Fitbit Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the virtual special meeting if you obtain a proxy from your bank, broker or other nominee.
The Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), if the Merger is completed, Merger Sub will merge with and into Fitbit, and Fitbit will continue as the surviving corporation and wholly owned subsidiary of Google (the “Surviving Corporation”). As a result of the Merger, we will cease to be a publicly traded company, all outstanding shares of Fitbit Common Stock will be canceled and converted into the right to receive $7.35 in cash, without interest (the “Merger Consideration”) (except for any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL), and you will no longer own any shares of the capital stock of the Surviving Corporation.
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the section captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights”).
Treatment of Fitbit Equity Awards
As a result of the Merger, at the effective time of the Merger (the “Effective Time”), the treatment of the stock options to purchase shares of Fitbit Common Stock (each, a “Fitbit Option”), restricted stock units with respect to shares of Fitbit Common Stock (each, a “Fitbit RSU”) and performance stock units with respect to shares of Fitbit Common Stock (each, a “Fitbit PSU”) that are outstanding as of immediately prior to the Effective Time will be as follows:

Fitbit Options

•	each Fitbit Option (whether vested or unvested) with a per share exercise price that equals or exceeds the Merger Consideration will be immediately canceled at the Effective Time for no consideration;

•
each Fitbit Option (whether vested or unvested) held by a non-employee director of our Board will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the excess of (x) the Merger Consideration over (y) the exercise price per share of such Fitbit Option, multiplied by (B) the total number of shares issuable upon the exercise in full of such Fitbit Option (the “Option Consideration”);

•	each vested Fitbit Option will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Option Consideration; and

•
each unvested Fitbit Option (other than those held by non-employee directors of our Board) will be canceled and converted into the right to receive the Option Consideration, and the payment of such Option Consideration will be subject to (x) vesting in accordance with the vesting schedule applicable to such unvested Fitbit Option immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date, and (y) the terms and conditions of the plan and any related agreements containing the payment, vesting conditions and other terms by which such consideration is payable to grantees thereof (the “Unvested Payment Plan”).

Fitbit RSUs

•
each Fitbit RSU (whether vested or unvested) held by a non-employee director of our Board will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to such Fitbit RSU (the “RSU Consideration”);

•	each vested Fitbit RSU will be canceled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration;

•
each unvested Fitbit RSU (other than those held by non-employee directors of our Board) will be canceled and converted into the right to receive the RSU Consideration, and the payment of such RSU Consideration will be subject to (x) vesting in accordance with the vesting schedule applicable to such unvested Fitbit RSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date, and (y) the terms and conditions of the Unvested Payment Plan.

Fitbit PSUs

•
each Fitbit PSU for which the service-based vesting requirement has been satisfied at or prior to the Effective Time (each, a “Vested Fitbit PSU”) will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to the Vested Fitbit PSU based on the deemed achievement of all relevant performance goals at target level; and

•
each Fitbit PSU for which the service-based vesting requirement has not been satisfied at or prior to the Effective Time (each, an “Unvested Fitbit PSU”) will be canceled and exchanged for the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to the Unvested Fitbit PSU based on the deemed achievement of all relevant performance goals at target level, with such payment subject to (x) vesting in accordance with the service-based vesting schedule applicable to such Unvested Fitbit PSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date and (y) the terms and conditions of the Unvested Payment Plan.

Any consideration payable in respect of the Unvested Fitbit PSUs will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Unvested Fitbit PSU as of immediately prior to the Effective Time.

Payments with Respect to Equity Awards
The amounts described above with respect to (i) each vested Fitbit Option, vested Fitbit RSU and vested Fitbit PSU held by an individual other than a non-employee director of our Board (such vested equity awards, the “Vested Awards”) and (ii) each Fitbit Option, whether vested or unvested, and each Fitbit RSU, whether vested or unvested, held by a non-employee director of our Board (such equity awards, the “Non-Employee Director Awards”) will be paid as soon as practicable following the closing of the Merger (the “Closing,” and the date on which the Closing occurs, the “Closing Date”), and in no event later than (A) the second regular payroll cycle following the Closing Date for all Vested Awards and (B) two business days following the Closing Date for all Non-Employee Director Awards. Any amounts subject to the Unvested Payment Plan will be paid at the time and in accordance with the terms set forth in the Unvested Payment Plan.
Treatment of the Warrant
At the Effective Time, the warrant to purchase our Class A Common Stock issued by Fitbit on July 10, 2017 to a third party vendor (the “Warrant”) will be canceled unless exercised prior to such time. Prior to the Effective Time, we will deliver to the holder of the Warrant any notice required pursuant to the terms of the Warrant.
Treatment of the Employee Stock Purchase Plan
Our 2015 Employee Stock Purchase Plan (the “ESPP”) will terminate as of immediately prior to the Closing Date. No new offering period under the ESPP will commence on or after November 1, 2019. Participants in the ESPP will not be able to alter their payroll deductions from those in effect on November 1, 2019 (other than to reduce or discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP) or make separate non-payroll contributions to the ESPP on or following November 1, 2019, except as may be required by applicable law. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time will, to the extent not used to purchase shares of Fitbit Common Stock in accordance with the terms and conditions of the ESPP, be refunded in cash to such participant as promptly as practicable following the Effective Time (without interest).
Financing of the Merger
Google’s and the Merger Sub’s obligations under the Merger Agreement are not conditioned on the receipt or availability of any funds, or subject to any financing condition. Google intends to finance the transaction using its cash on hand and has represented to us in the Merger Agreement that it has sufficient cash resources to pay the aggregate Merger Consideration.
Conditions to the Closing of the Merger
Fitbit, Google and Merger Sub’s obligations to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

•
approval of the Merger Agreement by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class (such approval, the “Requisite Company Stockholder Approval”), must have been obtained;

•
the expiration or termination of any waiting periods or receipt of any requisite consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), and approval under the antitrust laws of the European Union and other jurisdictions agreed by the parties (the “Antitrust Approvals”); and

•
the absence of any law, order or other legal restraint or injunction by any court or governmental entity having jurisdiction over Fitbit, Google, or Merger Sub that makes the consummation of the Merger illegal or otherwise prohibited (a “Restraint”).

Google and Merger Sub’s obligations to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

•
the continued accuracy of our representations and warranties in the Merger Agreement, subject to materiality qualifiers, as of the date of the Merger Agreement and as of the Closing Date or the date in respect of which such representation or warranty was specifically made, including our representation that since December 31, 2018, a “Company Material Adverse Effect” has not occurred;

•	our performance and compliance in all material respects with all agreements and covenants required to be performed or complied with under the Merger Agreement; and

•	the receipt by Google of a certificate signed on our behalf by an executive officer of Fitbit certifying as to the foregoing.
Our obligations to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

•
the continued accuracy of Google and Merger Sub’s representations and warranties in the Merger Agreement, subject to materiality qualifiers, as of the date of the Merger Agreement and as of the Closing Date or the date in respect of which such representation or warranty was specifically made;

•	Google and Merger Sub’s performance and compliance in all material respects with all agreements and covenants required to be performed or complied with under the Merger Agreement; and

•	our receipt of a certificate executed by an executive officer of Google certifying as to the foregoing.
For more information on conditions to the parties’ obligations to consummate the Merger, see the section captioned “The Merger Agreement—Conditions to the Closing of the Merger.”
Regulatory Approvals Required for the Merger
Under the Merger Agreement, the Merger cannot be completed until (1) the applicable waiting period under the HSR Act has expired or been terminated; and (2) the approval or clearance of the Merger has been granted by relevant antitrust authorities in the European Union, Australia, and solely in the event that the European Commission shall not have declared the Merger compatible with the common market prior to the date, if any, on which the United Kingdom ceases to be a member state of the European Union and the European Commission no longer retains exclusive jurisdiction to review the Merger in the United Kingdom, the United Kingdom (collectively, the “Specified Foreign Antitrust Approvals”).
Recommendation of our Board
Our Board, after considering various factors described under the section captioned “Proposal 1: Adoption of the Merger Agreement—Recommendation of our Board and Reasons for the Merger” has unanimously (1) determined that the Merger Agreement and the Merger are fair to and in the best interests of our stockholders and (2) approved the Merger Agreement and the Merger. Our Board unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the compensation proposal and (3) “FOR” the adjournment proposal.
Opinion of Fitbit’s Financial Advisor
We engaged Qatalyst Partners LP (“Qatalyst Partners”) to provide financial advice in connection with the proposed Merger based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of our business and the industry in which we operate. At the meeting of our Board on October 31, 2019, Qatalyst Partners rendered to our Board its oral opinion, subsequently confirmed in writing, to the effect that, as of October 31, 2019 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Class A Common Stock, in their capacity as holders of our Class A Common Stock (other than Google or any affiliate of Google) (the “Holders”), was fair, from a financial point of view, to such Holders.
The full text of the written opinion of Qatalyst Partners, dated as of October 31, 2019, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety.

Qatalyst Partners’ opinion was provided to our Board and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, in their capacity as such Holders, to such Holders. It does not address any other aspect of the Merger. It does not constitute a recommendation to any Fitbit stockholder as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of Class A Common Stock will trade at any time. Qatalyst Partners expressed no opinion regarding the consideration to be received by any holder of Class B Common Stock under the Merger Agreement in such holder’s capacity as a holder of Class B Common Stock.
For a description of the opinion that our Board received from Qatalyst Partners, see the section captioned “Proposal 1: Adoption of the Merger Agreement —Opinion of Fitbit’s Financial Advisor.”
Interests of our Directors and Executive Officers in the Merger
When considering the recommendation of our Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger, and (3) recommending that the Merger Agreement be adopted by stockholders, our Board was aware of and considered the following interests, among other matters:

•
our executive officers are party to retention agreements and, in certain cases, stock option agreements with Fitbit, which provide for accelerated vesting of equity awards and other severance payments and benefits in the event of certain qualifying terminations of employment following the Merger;

•	in connection with the Merger, the compensation committee of our Board approved cash retention payments and special equity awards to certain of our named executive officers;

•	in connection with the Merger, all outstanding and unvested equity awards held by the non-employee directors of the Board will accelerate and become fully vested;

•	the anticipated continued employment of certain of our executive officers by Google or the Surviving Corporation following the Effective Time;

•	the entitlement to receive cash and equity incentives by Messrs. Park and Friedman under new offer letters with Google; and

•	our directors and executive officers are entitled to continued indemnification and insurance coverage pursuant to their existing agreements and the Merger Agreement.
If the proposal to adopt the Merger Agreement is approved, the shares of Fitbit Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Fitbit Common Stock held by all other stockholders. For more information, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger.”
Appraisal Rights
If the Merger is completed, stockholders who do not vote or submit a proxy in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares may be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Fitbit Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be the fair value. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration.
To exercise your appraisal rights, you must (1) deliver a written demand for appraisal to us before the vote is taken on the proposal to adopt the Merger Agreement; (2) not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; and (3) continue to hold your shares of Fitbit Common Stock through the Effective Time. As such, merely voting against, abstaining or failing to vote on the proposal to adopt the Merger Agreement will not preserve your right to appraisal under the DGCL. Further, because a properly submitted proxy which does not include instructions on how to vote will be voted “FOR” the proposal to adopt the Merger Agreement, the submission of a proxy not marked “AGAINST” or “ABSTAIN” will result in a waiver of appraisal rights. Additionally, certain other conditions, as set forth in Section 262 of the DGCL and as briefly described herein, must be met. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in its entirety as Annex C to this proxy statement. Only a holder of record of shares of Fitbit Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. If you hold your shares of Fitbit Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of Fitbit Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Fitbit Common Stock surrendered in the Merger.
A Non-U.S. Holder (as defined under the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Fitbit Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.
For more information, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”. Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Alternative Acquisition Proposals
Under the Merger Agreement, after November 1, 2019 until the Effective Time (or the earlier termination of the Merger Agreement in accordance with its terms), we have agreed not to, and have agreed to cause our subsidiaries and their respective representatives not to, directly or indirectly:

•
initiate, solicit, authorize or knowingly encourage, or knowingly facilitate the submission or making of, any Acquisition Proposal (as defined under the section captioned “The Merger Agreement—Ability to Change Board Recommendation; Superior Proposal”), or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal;

•
other than informing third parties of the existence of the no-solicitation provision in the Merger Agreement, conduct, continue, participate or engage in negotiations or discussions with, or furnish any information concerning us or any of our subsidiaries to, any third party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal (as defined under the section captioned “The Merger Agreement—Ability to Change Board Recommendation; Superior Proposal”)); or

•	enter into any contract (written or oral, binding or non-binding, preliminary or definitive) relating to an Acquisition Proposal.
Notwithstanding these restrictions, if, at any time prior to the receipt of the approval of our stockholders to adopt the Merger Agreement, we receive an unsolicited, written bona fide Acquisition Proposal (which was made after November 1, 2019 and did not result from a breach of our no-solicitation obligations), we, our Board and our representatives may engage in negotiations or discussions and furnish any information and reasonable access to any third party making such Acquisition Proposal if, and only if, our Board determines in good faith, after consultation with our outside legal counsel and outside independent financial advisors, that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be expected to lead to or result in a Superior Proposal and failure to take such action would be inconsistent with the Board’s fiduciary duties to our stockholders.
We are not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless we comply with certain procedures in the Merger Agreement, including providing Google with notice and the material terms and conditions of such Acquisition Proposal and negotiating with Google, if requested, over a four business day period regarding changes to the terms of the Merger Agreement intended to cause the applicable Acquisition Proposal to no longer constitute a Superior Proposal. In addition, we are not entitled to terminate the Merger Agreement if, during such four business day period, Google makes an irrevocable proposal that results in the applicable Acquisition Proposal no longer being a Superior Proposal, as determined in good faith by our Board (after consultation with outside counsel and outside independent financial advisors). The termination of the Merger Agreement by us in order to accept a Superior Proposal will result in our payment to Google of an $80 million termination fee (the “Company Termination Fee”). For more information on the termination fees that may become payable by us pursuant to the Merger Agreement, see the section captioned “The Merger Agreement—Termination Fees.”
Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time in the following ways:

•	by mutual written agreement of Fitbit and Google;

•	by either Fitbit or Google, if:

◦
the Closing has not occurred at or prior to 5:00 p.m. (New York City time) on November 1, 2020 (the “End Date”), provided that the right to terminate the Merger Agreement will not be available to any party whose material breach of any provision of the Merger Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred as of the End Date; provided, further, that if by the fifth business day prior to any then-scheduled End Date, the Regulatory Authorization Condition or the No Injunction Condition (each as defined under the section captioned “The Merger Agreement—Conditions to the Closing of the Merger”) have not been satisfied or waived by the party entitled to the benefit of such condition (provided that, in the case of the No Injunction Condition, only if the Restraint causing the No Injunction Condition to not be satisfied arises under antitrust laws), then either we or Google will be entitled to extend the End Date by three months; provided, further, that, the End Date can never be extended beyond May 1, 2021;

◦	the Requisite Company Stockholder Approval has not been obtained at the special meeting or any adjournment or postponement thereof; or

◦
any court of competent jurisdiction or any governmental entity has issued a final, non-appealable order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the Merger, or any applicable law is in effect that makes consummation of the Merger illegal (provided that the right to terminate the Merger Agreement will not be available to any party whose failure to perform any of its obligations under the Merger Agreement has been the principal cause of, or resulted in, such events).

•	by Google, if:

◦
prior to the receipt of the Requisite Company Stockholder Approval, (A) our Board has failed to include a recommendation to our stockholders to adopt the Merger Agreement in the proxy statement or has otherwise effected a Change in Recommendation (as defined under the section captioned “The Merger Agreement—Ability to Change Board Recommendation; Superior Proposal”), (B) we enter into an Alternative Acquisition Agreement (as defined under the section captioned “The Merger Agreement—Ability to Change Board Recommendation; Superior Proposal”) or (C) we willfully and materially breach our no-solicitation covenant in the Merger Agreement or our obligation to file this proxy statement and hold a special meeting to adopt the Merger Agreement;

◦
we breach or fail to perform in any material respect any of our covenants or obligations contained in the Merger Agreement or any of our representations or warranties contained in the Merger Agreement are not true and correct, which breach or failure to perform or failure to be true and correct would give rise to the failure to satisfy certain conditions to the completion of the Merger, and such breach or failure cannot be cured by the End Date, or if capable of being cured, has not been cured within 30 days of the date after Google gives us written notice of such breach or failure to perform or, if earlier, the End Date; or

◦
any governmental entity has issued a final, non-appealable order or taken any other action or any applicable law is in effect, in each case, deemed applicable to the Merger by any governmental entity that would constitute an Action of Divestiture (as defined under the section captioned “The Merger Agreement—Efforts to Close the Merger”) provided that the right to terminate under this provision will not be available to Google if Google’s failure to perform any of its obligations under the Merger Agreement was the principal cause of, or resulted in, such events.

•	by us:

◦
prior to the receipt of the Requisite Company Stockholder Approval, in order to enter into a definitive Alternative Acquisition Agreement concerning a transaction that constitutes a Superior Proposal concurrently with such termination; provided that we (A) prior to or concurrently with such termination pay Google the Company Termination Fee (as defined under the section captioned “The Merger Agreement—Termination Fees”) and (B) concurrently with such termination, enter into such definitive Alternative Acquisition Agreement; or

◦
if Google breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Merger Agreement or any of Google’s representations or warranties contained in the Merger Agreement are not true and correct, which breach, failure to perform or failure to be true and correct would give rise to the failure to satisfy certain conditions to the completion of the Merger, and such breach or failure cannot be cured by the End Date, or if capable of being cured, has not been cured within 30 days of the date after we give Google written notice of such breach or failure to perform or, if earlier, the End Date.

For more information on the circumstances under which we or Google may terminate the Merger Agreement, see the section captioned “The Merger Agreement—Termination of the Merger Agreement.”
Termination Fees
Except in specified circumstances, whether or not the Merger is completed, we, on the one hand, and Google and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the Transactions.
We will be required to pay Google the Company Termination Fee in certain circumstances, including if we terminate the Merger Agreement to accept a Superior Proposal.
We will be required to pay Google a termination fee of $21 million (the “No Vote Termination Fee”) if either we or Google terminate the Merger Agreement because we fail to obtain the Requisite Company Stockholder Approval at a special meeting, or at any postponement or adjournment thereof, at which a vote to adopt the Merger Agreement is taken.
Google will be required to pay us a termination fee of $250 million (the “Parent Termination Fee”) under certain circumstances related to a failure to obtain Antitrust Approvals prior to the End Date or the existence of a Restraint arising under the antitrust laws.
For more information on these termination fees, see the section captioned “The Merger Agreement—Termination Fees.”

Market Prices and Dividend Data
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FIT.” On October 31, 2019, the last full trading day before the public announcement of the Merger, the closing price for Class A Common Stock was $6.18 per share, and on           , 2019, the latest practicable trading day before the printing of this proxy statement, the closing price for Class A Common Stock was $       per share. Our Class B Common Stock is neither listed nor traded.
We have never paid cash dividends on the Fitbit Common Stock.
Effect on Fitbit if the Merger is Not Completed
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Fitbit Common Stock. Instead, we will remain a stand-alone public company, our Class A Common Stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to file periodic reports with the SEC. Under specified circumstances, upon the termination of the Merger Agreement, we will be required to pay Google a termination fee. For more details, see the section captioned “The Merger Agreement—Termination Fees.” Upon termination of the Merger Agreement under certain other specified circumstances, Google may be required to pay us a termination fee, as described below under the section captioned “The Merger Agreement—Termination Fees.”
In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which we operate and risks related to adverse economic conditions.

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL SPECIAL MEETING AND THE MERGER
The following Questions and Answers About the Virtual Special Meeting and the Merger (this “Q&A”) is intended to address some commonly asked questions about the virtual special meeting of our stockholders and the Merger. This Q&A may not address all questions that may be important to you as a Fitbit stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.
General

Q:	Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you were a Fitbit stockholder as of            , 2019, the record date for the virtual special meeting. To complete the Merger, our stockholders holding a majority of the aggregate voting power of Fitbit Common Stock, outstanding as of            , 2019, the record date for the virtual special meeting, entitled to vote and voting as a single class, must affirmatively vote to adopt the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

You are being solicited to vote in favor of the proposals (1) to adopt the Merger Agreement, (2) to approve the compensation proposal and (3) to approve the adjournment proposal.

Q:	What will happen to my Fitbit Common Stock as a result of the Merger?

A:
If the Merger is completed, each share of Fitbit Common Stock that you hold immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration. This does not apply to shares of Fitbit Common Stock held by any of our stockholders who have properly demanded their appraisal rights under the DGCL. See the section captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights.”

Q:	What will happen to Fitbit generally as a result of the Merger?

A:
If the Merger is completed, we will cease to be a stand-alone public company and will become a wholly owned subsidiary of Google. As a result, you will no longer have any ownership interest in Fitbit. Upon completion of the Merger, shares of Class A Common Stock will no longer be listed on any stock exchange or quotation system, including the NYSE. Our Class B Common Stock is neither listed nor traded. In addition, following the completion of the Merger, the registration of Fitbit Common Stock and our reporting obligations under the Exchange Act, will be terminated.

Q:	What are the U.S. federal income tax consequences of the Merger to me?

A:
The receipt of cash in exchange for shares of Fitbit Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of Fitbit Common Stock. If you are a U.S. holder, you generally will be subject to U.S. federal income tax on any gain recognized in connection with the Merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. The tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you.

For a more detailed summary of the U.S. federal income tax consequences of the Merger, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”.

Q:	Am I entitled to appraisal rights in connection with the Merger?

A:
Statutory appraisal rights under the DGCL in connection with the Merger will be available to stockholders who (1) continuously hold their shares of Fitbit Common Stock through the Effective Time; (2) submit a written demand for an appraisal of their shares prior to the stockholder vote on the adoption of the Merger Agreement; (3) do not vote or submit a proxy in favor of the adoption of the Merger Agreement; (4) take certain actions and meet certain conditions under the DGCL; and (5) do not thereafter withdraw their demand for appraisal of their shares of Fitbit Common Stock or otherwise lose their appraisal rights, in each case in accordance with the DGCL. For a more detailed discussion of your appraisal rights, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights.”
A copy of the full text of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and expect the Merger to be completed in 2020. However, the Merger continues to be subject to various closing conditions, including our stockholders’ approval of the proposal to adopt the Merger Agreement and the receipt of Antitrust Approvals. Therefore, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the Merger Consideration for my shares of Fitbit Common Stock?

A:
After the Merger is completed, you will receive written instructions, including a letter of transmittal that explains how to exchange your shares of Fitbit Common Stock for the Merger Consideration. When you properly return and complete the required documentation described in the written instructions, you will receive from the paying agent a payment of the Merger Consideration for your shares of Fitbit Common Stock.

The Virtual Special Meeting

Q:	When and where will the virtual special meeting of our stockholders be held?

A:
The virtual special meeting of our stockholders will be held exclusively online via live webcast on                 ,                 , at                 , Pacific Time. There will not be a physical meeting location. The virtual special meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2020SM, where you will be able to listen to the meeting live, submit questions and vote online. We encourage you to allow ample time for online check-in, which will open at       , Pacific Time. Please note that you will not be able to attend the virtual special meeting in person.

Q:	What are the proposals that will be voted on at the virtual special meeting?

A:	You will be asked to consider and vote on (1) a proposal to adopt the Merger Agreement, (2) the compensation proposal, and (3) the adjournment proposal.

Q:	How does our Board recommend that I vote on the proposals?

A:
Our Board unanimously approved the Merger Agreement and the Merger and determined that the Merger Agreement and the Merger are fair to and in the best interests of our stockholders and recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement;

•	“FOR” the compensation proposal; and

•	“FOR” the adjournment proposal.

Q:	Why am I being asked to consider and vote on the named executive officer Merger-related compensation proposal?

A:
SEC rules require us to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to our named executive officers in connection with the Merger. Approval of the named executive officer Merger-related compensation proposal is not required to complete the Merger.

Q:	What do I need in order to be able to attend the virtual special meeting online?
A: The virtual special meeting will be held via live webcast only. Any stockholder can attend the virtual special meeting live online at www.virtualshareholdermeeting.com/FIT2020SM. The webcast will start at            , Pacific Time on            . Stockholders may vote and submit questions while attending the virtual special meeting online. In order to be able to enter the virtual special meeting, you will need the 16-digit control number, which is included on your proxy card if you are a stockholder of record of shares of Fitbit Common Stock or included with your voting instruction card and voting instructions you received from your broker, bank or other nominee of your shares if you hold your shares of Fitbit Common Stock in “street name.” Instructions on how to attend and participate online are also posted online at www.proxyvote.com.

Q:	Who is entitled to attend and vote at the virtual special meeting?

A:
The record date for the virtual special meeting is            , 2019. If you own shares of Fitbit Common Stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the virtual special meeting or any adjournment or postponement of the virtual special meeting. As of the record date, there were approximately            shares of Fitbit Common Stock issued and outstanding, consisting of            shares of Class A Common Stock and            shares of Class B Common Stock, held collectively by approximately            stockholders of record. Each share of Class A Common Stock outstanding as of the record date is entitled to one vote, and each share of Class B Common Stock outstanding as of the record date is entitled to ten votes, with respect to each proposal to be presented at the virtual special meeting.

Stockholders of record as of the record date of the virtual special meeting and their duly appointed proxy holders may attend the virtual special meeting and vote at the meeting. Beneficial owners of shares held in “street name” will only be able to vote at the virtual special meeting if they have a proxy, executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares, giving them the right to vote the shares at the virtual special meeting.

Q:	Do I need to attend the virtual special meeting?

A:
No. While our stockholders of record may exercise their right to vote their shares at the virtual special meeting, it is not necessary for you to attend the virtual special meeting in order to vote your shares of Fitbit Common Stock.

Q:	What constitutes a quorum?

A:
The presence at the virtual special meeting of the holders of a majority of the aggregate voting power of the shares of Fitbit Common Stock issued and outstanding and entitled to vote at the virtual special meeting will constitute a quorum. Shares are counted as present at the virtual special meeting if the holder is present and votes online at the virtual special meeting or if the holder has properly submitted a proxy. Each share of Class A Common Stock outstanding as of the record date is entitled to one vote and each share of Class B Common Stock outstanding as of the record date is entitled to ten votes with respect to each proposal to be presented at the virtual special meeting. If you fail to return your proxy card or to submit a proxy via Internet or telephone, or if you fail to attend the virtual special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the virtual special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you attend the virtual special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or via Internet or telephone, even if you abstain from voting, your shares of Fitbit Common Stock will be counted for purposes of determining whether a quorum is present at the virtual special meeting.

Q:	What vote is required to adopt the Merger Agreement?

A:
The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class. If you abstain from voting, fail to cast your vote, at the virtual special meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Our founders, Messrs. Park and Friedman beneficially owned and were entitled to vote, in the aggregate,          shares of Class A Common Stock and         shares of Class B Common Stock, representing approximately         % of the voting power of the shares of Fitbit Common Stock outstanding on the record date. Although they are not obligated to do so, they have informed us that they intend to vote all of their shares of Fitbit Common Stock “FOR” the proposal to adopt the Merger Agreement.

Q:	What vote is required to approve the compensation proposal?

A:
In accordance with the rules of the SEC, stockholders have the opportunity to cast a non-binding, advisory vote to approve compensation that may be paid or become payable to our named executive officers based upon or otherwise relating to the Merger, as described in the table provided in the section captioned “Proposal 1: Adoption of the Merger Agreement—Quantification of Potential Payments and Benefits to our Named Executive Officers.” The vote to approve the compensation proposal is advisory and therefore will not be binding on us or Google, nor will it overrule any prior decision or require our Board (or any committee of our Board) to take any action, regardless of whether the Merger is completed. The compensation that may be paid in connection with the Merger is contractual with respect to our named executive officers. Accordingly, if our stockholders adopt the Merger Agreement and the Merger is completed, the compensation based on or otherwise relating to the Merger will be paid to our named executive officers in accordance with the terms of their compensation agreements and arrangements, regardless of whether our stockholders approve the compensation proposal.

Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present at the virtual special meeting or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal.
If you abstain from voting, fail to cast your vote, either at the virtual special meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the outcome of the vote for the compensation proposal, provided that a quorum is present at the virtual special meeting.
Our founders, Messrs. Park and Friedman beneficially owned and were entitled to vote, in the aggregate,            shares of Class A Common Stock and          shares of Class B Common Stock, representing approximately       % of the voting power of the shares of Fitbit Common Stock outstanding on the record date. Although they are not obligated to do so, our directors and executive officers, including Messrs. Park and Friedman, have informed us that they intend to vote all of their shares of Fitbit Common Stock “FOR” the compensation proposal. Approval, on a non-binding, advisory basis, of the compensation proposal is not a condition to the completion of the Merger.

Q:	What vote is required to adopt the adjournment proposal?

A:
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present at the virtual special meeting or represented by proxy at the virtual special meeting and are voted “FOR” or AGAINST” the proposal.

If you abstain from voting, fail to cast your vote either at the virtual special meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the outcome of the vote for the adjournment proposal, provided that a quorum is present at the virtual special meeting.
Our founders, Messrs. Park and Friedman beneficially owned and were entitled to vote, in the aggregate,            shares of Class A Common Stock and            shares of Class B Common Stock, representing approximately      % of the voting power of the shares of Fitbit Common Stock outstanding on the record date. Although they are not obligated to do so, our directors and executive officers, including Messrs. Park and Friedman, have informed us that they intend to vote all of their shares of Fitbit Common Stock “FOR” the adjournment proposal.

Q:	Why is my vote important? How are votes counted? What happens if I abstain?

A:
There must be a quorum for business to be conducted at the virtual special meeting. If you do not submit a proxy or voting instructions, or if you do not attend the virtual special meeting, it will be more difficult for us to obtain the necessary quorum to conduct business at the virtual special meeting.

Votes will be counted by the inspector of election appointed for the virtual special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. If you abstain from voting, fail to cast your vote, at the virtual special meeting or by proxy, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the compensation proposal or the adjournment proposal (provided that a quorum is present).

Q:	Do any of our directors or executive officers have interests in the Merger that may differ from those of our stockholders?

A:
In considering the recommendation of our Board with respect to the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board was aware that these interests existed and considered them, among other matters, when it approved the Merger Agreement and made its recommendation that our stockholders adopt the Merger Agreement. You should read the section captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger.”

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares in one of the manners described below. Each share of Class A Common Stock outstanding as of the record date is entitled to one vote and each share of Class B Common Stock outstanding as of the record date is entitled to ten votes with respect to each proposal to be presented at the virtual special meeting.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by following the Internet voting instructions printed on your proxy card;

•	by following the telephone voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope; or

•
by casting your vote at the virtual special meeting via the virtual meeting website. There will not be a physical meeting location. Any stockholder can attend the virtual special meeting by visiting www.virtualshareholdermeeting.com/FIT2020SM, where stockholders may vote and submit questions during the meeting. The virtual special meeting starts at           , Pacific Time. We encourage you to allow ample time for online check-in, which will open at       , Pacific Time. Please have your 16-digit control number to join the virtual special meeting. Instructions on who can attend and participate via Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

If you are voting via the Internet or by telephone, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).
Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from attending the virtual special meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail even if you plan to attend the virtual special meeting, to ensure that your shares of Fitbit Common Stock are present or represented at the virtual special meeting.

Q:	What happens if I return my proxy card but I do not indicate how to vote?

A:
If you submit a proxy but do not include instructions on how to vote, your shares of Fitbit Common Stock will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the approval of the compensation proposal and “FOR” the approval of the adjournment proposal. We do not currently intend to present any other proposals for consideration at the virtual special meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Fitbit.

If your shares are held through a brokerage firm, bank, broker or other nominee, you are considered the “beneficial owner” of shares of Fitbit Common Stock held in “street name.” If you are a beneficial owner of shares of Fitbit Common Stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your brokerage firm, bank, broker or other nominee how to vote your shares by following their instructions for voting, and you are also invited to attend the virtual special meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual special meeting unless you obtain a proxy, executed in your favor, from your brokerage firm, bank, broker or other nominee giving you the right to vote your shares at the virtual special meeting.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the virtual special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote at the virtual special meeting, you must obtain a proxy, executed in your favor, from your brokerage firm, bank, trust or other nominee giving you the right to vote your shares at the virtual special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To ensure your shares are represented and voted at the virtual special meeting, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares that you hold in “street name.”

Q:	What is a broker non-vote?

A:
If you are a beneficial owner of shares held in “street name” and do not provide your broker, bank or nominee with specific voting instructions, the broker, bank or nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. The proposal to adopt the Merger Agreement, the compensation proposal and the adjournment proposal are considered “non-routine” matters. If the broker, bank or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

You should instruct your broker, bank or other nominee how to vote your shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the virtual special meeting. Because brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Fitbit Common Stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present or by proxy at the virtual special meeting. In addition, any broker non-vote will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement, but will have no effect on the vote for the compensation proposal or the adjournment proposal (provided that a quorum is present).

Q:	What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Fitbit Common Stock. The written document describing the matters to be considered and voted on at the virtual special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Fitbit Common Stock is called a “proxy card.”

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of Fitbit Common Stock, you have the right to change or revoke your proxy at any time before the vote being taken at the virtual special meeting by:

•
delivering a written revocation of the proxy, or a later dated, signed proxy card, to our Corporate Secretary at 199 Fremont Street, 14th Floor, San Francisco, California, 94105, on or before the business day prior to the virtual special meeting;

•
attending the virtual special meeting and voting at the meeting (your attendance at the virtual special meeting will not, by itself, revoke your proxy, so you must vote at the virtual special meeting to revoke your proxy); or

•
signing and delivering a new proxy, relating to the same shares of Fitbit Common Stock and bearing a later date; or by submitting another proxy by telephone or via the Internet after the date of your prior proxy and by the date and time indicated on the applicable proxy card(s).

If you are a “street name” holder of Fitbit Common Stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your voting instructions.

Q:	What is the deadline for voting my shares of Fitbit Common Stock?

A:
If you are a stockholder of record, your proxy must be received via the Internet or by telephone by 11:59 p.m., Eastern Time, on the date prior to the virtual special meeting date, in order for your shares to be voted at the virtual special meeting. However, if you are a stockholder of record, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the virtual special meeting, in order for your shares to be voted at the virtual special meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker, trust or other nominee for information on the deadline for voting your shares.

Q:	How do I exchange my Fitbit Common Stock for Merger Consideration?

A:
After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Fitbit Common Stock for the Merger Consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q:	What happens if I sell my shares of Fitbit Common Stock after the record date but before the virtual special meeting?

A:
The record date for stockholders entitled to vote at the virtual special meeting is earlier than the date of the virtual special meeting and the Effective Time. If you transfer your shares of our Class A Common Stock after the record date but before the virtual special meeting, you will, unless special arrangements are made, retain your right to vote at the virtual special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares. As provided in Article V, Section 3 of our Restated Certificate of Incorporation, if you hold Class B Common Stock, each share of Class B Common Stock that you Transfer (as defined in our Restated Certificate of Incorporation) will automatically be converted into one share of Class A Common Stock, unless such Transfer is a Permitted Transfer (as defined in our Restated Certificate of Incorporation). In the event such a Transfer is to a Permitted Transferee (as defined in our Restated Certificate of Incorporation) after the record date, but before the virtual special meeting, unless special arrangements are made, you will retain the right to vote the Transferred shares of Class B Common Stock at the virtual special meeting, but transfer the right to receive the Merger Consideration to the Permitted Transferee. In the event such Transfer is to other than a Permitted Transferee after the record date, but before the virtual special meeting, the shares of Class B Common Stock will convert to Class A Common Stock and the Class B Common Stock so converted will be retired, will not be reissued by Fitbit and will not be able to be voted at the virtual special meeting. In addition, since any shares of Class A Common Stock issued upon any such conversion of shares of Class B Common Stock will be issued after the record date, such shares of Class A Common Stock will not be entitled to vote on the proposals at the virtual special meeting, but the holder will be entitled to receive the Merger Consideration if the Merger is completed.

In addition, if you sell your shares prior to the virtual special meeting or prior to the Effective Time, you will not be eligible to exercise your appraisal rights in respect of the Merger. For a more detailed discussion of your appraisal rights and the requirements for properly demanding your appraisal rights, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” and Annex C to this proxy statement.

Q:	What happens if the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not completed for any other reason?

A:
If the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the Merger. Instead, we will remain a stand-alone public company and our Class A Common Stock will continue to be listed and traded on the NYSE. Under specified circumstances, we may be required to pay to Google one or more termination fees. Upon termination of the Merger Agreement under certain other specified circumstances, Google may be required to pay us a termination fee.

For more information on the termination fees that may become payable by us or Google pursuant to the Merger Agreement, see the section captioned “The Merger Agreement—Termination Fees.”

Q:	How do our directors and executive officers intend to vote their shares of Fitbit Common Stock in respect of the proposal to adopt the Merger Agreement?

A:
At the close of business on the record date for the virtual special meeting, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote         shares of Class A Common Stock and          shares of Class B Common Stock at the virtual special meeting, or approximately       % of the voting power of the shares of Fitbit Common Stock outstanding on such date. Although they are not obligated to do so, our directors and executive officers have informed us that they intend to vote all of their shares of Fitbit Common Stock in favor of the adoption of the Merger Agreement.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please sign, date and return (or grant your proxy electronically over the Internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

Q:	What is householding and how does it affect me?

A:
The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of Fitbit Common Stock held through brokerage firms. If your family has multiple accounts holding Fitbit Common Stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or our Investor Relations department at the address and telephone number below.

A separate copy of these proxy materials will be promptly delivered upon request by contacting our Investor Relations department by (1) mail at Fitbit, Inc., Attention: Investor Relations, 199 Fremont Street, 14th Floor, San Francisco, California 94105, (2) telephone at (415) 604-4106, or (3) e-mail at investor@fitbit.com

Q:	Where can I find the voting results of the virtual special meeting?

A:
If available, we may announce preliminary voting results at the conclusion of the virtual special meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the virtual special meeting. All reports that we file with the SEC are publicly available when filed. For more information, see the section captioned “Where You Can Find More Information.”

Q:	Who can answer further questions?

A:
For additional questions about the Merger, assistance in submitting proxies or voting shares of Fitbit Common Stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call:
Toll-Free at (888) 750-5834 (from the U.S. and Canada)
or +1 (412) 232-3651 (from other locations)
Banks & Brokers May Call Collect: (212) 750-5833
If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

FORWARD-LOOKING INFORMATION
This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about the proposed Merger, Fitbit and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should,” “could” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•
the parties’ inability to consummate the Merger due to failure to satisfy conditions to the completion of the transaction, including the receipt of stockholder approval or the regulatory approvals required for the transaction, which may not be obtained on the terms expected, on the anticipated schedule or at all;

•	the risk that the Merger Agreement may be terminated in circumstances that require us to pay Google termination fees of up to $80 million in connection therewith;

•	the costs, fees, expenses and charges we incur related to the Merger;

•	risks arising from the potential diversion of management’s attention from our ongoing business operations while working to implement the Merger;

•	the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•	the effect of the announcement or pendency of the Merger on our ability to effectively recruit and retain our employees, maintain business relationships and operating results and business generally;

•	risks resulting from our compliance with the terms of the Merger Agreement, including restrictions on the conduct of our business during the pendency of the Merger;

•
the possibility that Google could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of our assets to one or more purchasers, that could conceivably produce a higher aggregate value than that available to our stockholders in the Merger;

•	adverse effects on the market price of our Class A Common Stock and on our operating results because of a failure to complete the Merger;

•	the risk that our financial results differ from those set forth in the projections described in this proxy statement; and

•
other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to revise any of these forward-looking statements to reflect future events or circumstances.

PARTIES INVOLVED IN THE MERGER
Fitbit, Inc.
199 Fremont Street, 14th Floor
San Francisco, California 94105
We help people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. We pioneered the connected health and fitness market starting in 2007, and since then, have grown into a leading global health and fitness brand. The Fitbit platform combines wearable devices with software and services to give our users tools to help them reach their health and fitness goals, augmented by general purpose features that add further utility and drive user engagement. Our wearable devices, which include health and fitness trackers and smartwatches, enable our users to view data about their daily activity, exercise and sleep in real-time. Our software and services, which include an online dashboard and mobile app, provide our users with data analytics, motivational and social tools, and virtual coaching through customized fitness plans and interactive workouts.
Google LLC
1600 Amphitheatre Parkway
Mountain View, California 94043
Google’s mission is to organize the world’s information and make it universally accessible and useful, through products and platforms like Android, Chrome, Gmail, Google Drive, Google Maps, Google Play, Search and YouTube. Google is a subsidiary of Alphabet Inc.
Magnoliophyta Inc.
1600 Amphitheatre Parkway
Mountain View, California 94043
Merger Sub, a Delaware corporation and a wholly owned subsidiary of Google, was formed on October 29, 2019 solely for the purpose of engaging in the Transactions. Merger Sub has not engaged in any business activities other than in connection with the Transactions. Upon completion of the Merger, Merger Sub will merge with and into Fitbit, and Merger Sub will cease to exist.

THE VIRTUAL SPECIAL MEETING
The enclosed proxy is solicited on behalf of our Board for use at the virtual special meeting of stockholders or at any adjournment or postponement thereof.
Date, Time and Place
We will hold the virtual special meeting exclusively online via live webcast on                      ,                   , at              , Pacific Time. The virtual special meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2020SM, where you will be able to listen to the meeting live, submit questions and vote online. We encourage you to allow ample time for online check-in, which will open at        , Pacific time. Please note that you will not be able to attend the virtual special meeting in person.
Purpose of the Virtual Special Meeting
At the virtual special meeting, we will ask the holders of Fitbit Common Stock to (1) adopt the Merger Agreement; (2) approve, on a non-binding advisory basis, the compensation proposal; and (3) approve the adjournment proposal.
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Fitbit and Fitbit will continue as the Surviving Corporation.
Record Date; Shares Entitled to Vote; Quorum
Only holders of record of Fitbit Common Stock at the close of business on                , 2019, the record date, are entitled to notice of and to vote at the virtual special meeting, including any adjournments or postponements of the virtual special meeting. On the record date,                 shares of Fitbit Common Stock were issued and outstanding, consisting of             shares of Class A Common Stock and           shares of Class B Common Stock, held collectively by approximately             stockholders of record. Each share of Class A Common Stock outstanding as of the record date is entitled to one vote and each share of Class B Common Stock outstanding as of the record date is entitled to ten votes with respect to each proposal to be presented at the virtual special meeting.
The holders of a majority of the aggregate voting power of the shares of Fitbit Common Stock issued and outstanding and entitled to vote at the virtual special meeting, present or represented by proxy at the virtual special meeting will constitute a quorum. Votes cast at the virtual special meeting, either by proxy or at the meeting, will be tabulated by the inspector of elections appointed for the virtual special meeting. If you fail to return your proxy card or to submit a proxy via Internet or telephone, or if you fail to attend the virtual special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you attend the virtual special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or via Internet or telephone, even if you abstain from voting, your shares of Fitbit Common Stock will be counted for purposes of determining whether a quorum is present at the virtual special meeting
In the event that a quorum is not present or represented by proxy at the virtual special meeting, the chairperson of the meeting may adjourn the meeting or may direct that the holders of a majority of the voting power of the shares entitled to vote who are present or represented by proxy at the virtual special meeting adjourn the meeting. If there is not a quorum of stockholders at the virtual special meeting and any proposal to adjourn the meeting submitted to the holders who are present or represented by proxy at the virtual special meeting is not approved, our Board, if permitted by the Merger Agreement, may set a new record date and meeting date for a special meeting to consider the proposal to adopt the Merger Agreement, the compensation proposal and the adjournment proposal, in accordance with the Merger Agreement.

Vote Required
The votes required to approve each proposal are as follows:

1.
The Merger Agreement must be adopted by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class.

2.
The compensation proposal must be approved. on a non-binding, advisory basis, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal.

3.
The adjournment proposal must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal.

Voting by our Directors and Executive Officers
At the close of business on the record date for the virtual special meeting, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote         shares of Class A Common Stock and          shares of Class B Common Stock at the virtual special meeting, or approximately       % of the voting power of the shares of Fitbit Common Stock outstanding on such date. Our founders, Messrs. Park and Friedman beneficially owned and were entitled to vote, in the aggregate,             shares of Class A Common Stock and          shares of Class B Common Stock, representing approximately        % of the voting power of the shares of Fitbit Common Stock outstanding on the record date. Although they are not obligated to do so, our directors and executive officers have informed us that they intend to vote all of their shares of Fitbit Common Stock “FOR” the proposal to adopt the Merger Agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Certain members of our management and our Board have interests in the Merger that are in addition to those of stockholders generally and may be different from, or in conflict with, your interests as our stockholder. See the section captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger”.
Voting of Proxies
If your shares are registered in your name, you may cause your shares to be voted at the virtual special meeting by returning a signed proxy card or voting at the virtual special meeting via the virtual meeting website. Any stockholder can attend the virtual special meeting by visiting www.virtualshareholdermeeting.com/FIT2020SM, where stockholders may vote and submit questions during the meeting. The virtual special meeting starts at                            , Pacific Time. Please have your 16-digit control number to join the virtual special meeting. Instructions on who can attend and participate via Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone by following the instructions printed on the proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or by telephone.
If your shares are registered in your name, you are encouraged to submit a proxy card even if you plan to attend the virtual special meeting.
Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the virtual special meeting will be voted at the virtual special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the approval of the compensation proposal and “FOR” the approval of the adjournment proposal.
If your shares are held in “street name” through a brokerage firm, bank, trust or other nominee, you may provide voting instructions by completing and returning the voting form provided by your brokerage firm, bank, trust or other nominee or via the Internet or by telephone through your brokerage firm, bank, trust or other nominee, if such a service is provided. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your brokerage firm, bank, trust or other nominee. If you plan to attend the virtual special meeting and wish to vote at the meeting, you will need to obtain a proxy, executed in your favor, from your brokerage firm, bank, trust or other nominee giving you the right to vote your shares at the virtual special meeting.
Revocability of Proxies
Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:
If you have sent a proxy directly to us, you may revoke it by:

•
delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at 199 Fremont Street, 14th Floor, San Francisco, California 94105, on or before the business day prior to the virtual special meeting;

•
attending the virtual special meeting and voting at the meeting (your attendance at the virtual special meeting will not, by itself, revoke your proxy, so you must vote at the virtual special meeting to revoke your proxy); or

•
signing and delivering a new proxy, relating to the same shares of Fitbit Common Stock and bearing a later date; or by submitting another proxy by telephone or via the Internet after the date of your prior proxy and by the date and time indicated on the applicable proxy card(s).

If you have instructed your brokerage firm, bank, trust or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your brokerage firm, bank, trust or other nominee to change those instructions.
Your attendance at the virtual special meeting does not alone automatically revoke your proxy. If you have instructed your brokerage firm, bank, trust or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your brokerage firm, bank, trust or other nominee to change your voting instructions.
Our Board’s Recommendations
Our Board has unanimously approved the Merger Agreement and the Merger and determined that the Merger Agreement and the Merger are fair to and in the best interests of our stockholders. Our Board unanimously recommends that our stockholders (1) vote “FOR” the proposal to adopt the Merger Agreement; (2) vote “FOR” the compensation proposal; and (3) vote “FOR” the adjournment proposal. See the section captioned “Proposal 1: Adoption of the Merger Agreement—Recommendation of our Board and Reasons for the Merger.” Our stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Transactions, including the Merger. In addition, our stockholders should carefully read the Merger Agreement, which is attached as Annex A to this proxy statement.
Effect of Abstentions and Broker Non-Votes
The Merger Agreement must be adopted by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class. If you abstain from voting, fail to cast your vote, either at the virtual special meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
The compensation proposal and the adjournment proposal must be approved the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal. If you abstain from voting, fail to cast your vote, either at the virtual special meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the vote for the compensation proposal or the adjournment proposal (provided that a quorum is present). It is very important that all of our stockholders vote their shares, so please promptly complete and return the enclosed proxy card.

Solicitation of Proxies
This proxy solicitation is being made by Fitbit on behalf of our Board and will be paid for by us. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We have also retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $15,000 plus the reimbursement of out-of-pocket expenses incurred by it on our behalf. We may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. You should not send your stock certificates, if any, with your proxy card. A letter of transmittal with instructions for the surrender of your stock certificates, if any, and book-entry entitlements will be mailed to our stockholders as soon as practicable after completion of the Merger.
Stockholder List
A list of our stockholders entitled to vote at the virtual special meeting will be available for examination by any of our stockholders at the virtual special meeting. For ten days prior to the virtual special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the virtual special meeting during ordinary business hours at our principal executive offices located at 199 Fremont Street, 14th Floor, San Francisco, California 94105. A list of stockholders entitled to vote at the virtual special meeting will also be available for examination on the Internet through the virtual web conference during the virtual special meeting.
Participating in the Virtual Special Meeting
To participate in the virtual special meeting, visit www.virtualshareholdermeeting.com/FIT2020SM and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
If you wish to submit a question during the virtual special meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FIT2020SM, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast. A webcast replay of the virtual special meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at https://investor.fitbit.com.
If we experience technical difficulties during the virtual special meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/FIT2020SM. If you encounter technical difficulties accessing our meeting or asking questions during the virtual special meeting, a support line will be available on the login page of the virtual meeting website.
Anticipated Date of Completion of the Merger
We are working toward completing the Merger as quickly as possible and expect the Merger to be completed in 2020. However, the Merger continues to be subject to various closing conditions, including our stockholder approval and the receipt of the Antitrust Approvals. Therefore, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.
Householding of Virtual Special Meeting Materials
The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of Fitbit Common Stock held through brokerage firms. If your family has multiple accounts holding Fitbit Common Stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or our Investor Relations department at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by contacting our Investor Relations department by (1) mail at Fitbit, Inc., Attention: Investor Relations, 199 Fremont Street, 14th Floor, San Francisco, California 94105; (2) telephone at (415) 604-4106; or (3) e-mail at investor@fitbit.com.
Other Matters
At this time, we know of no other matters to be voted on at the virtual special meeting. If any other matters properly come before the virtual special meeting, your shares of Fitbit Common Stock will be voted in accordance with the discretion of the appointed proxy holders.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
The following discussion describes material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that may be important to you. The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. We encourage you to read carefully this entire proxy statement, including the Merger Agreement, for a more complete understanding of the Merger.
General
If the proposal to adopt the Merger Agreement receives the Requisite Company Stockholder Approval and, upon the terms and subject to the conditions of the Merger Agreement, the Merger is completed, Merger Sub will merge with and into Fitbit, and Fitbit will continue as the Surviving Corporation and as a wholly owned subsidiary of Google.
As a result of the Merger, Fitbit will become a wholly owned subsidiary of Google, and our Class A Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our Class A Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Fitbit and Google may agree and specify in such certificate of merger).
As a result of the Merger, each outstanding share of Fitbit Common Stock (other than the shares held by Google, Merger Sub, Fitbit (including shares held in treasury by Fitbit) or any of their respective subsidiaries and shares owned by a holder who has properly demanded appraisal under the DGCL (such shares, the “Excluded Shares”)) will be converted into the right to receive the Merger Consideration. In addition, the treatment of our outstanding equity awards is described in the section captioned “The Merger Agreement—Treatment of Fitbit Equity Awards and Warrant.”
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding before the Delaware Court of Chancery as contemplated by the DGCL, as described in the section captioned “—Appraisal Rights”).
Background of the Merger
The following is a summary of events, meetings and discussions that are relevant to the decision of our Board to approve the Merger Agreement and recommend that our stockholders adopt the Merger Agreement.
Our Board regularly reviews and assesses Fitbit’s long-term strategies and objectives in order to strengthen our business and enhance stockholder value. As part of its assessment, our Board has regularly considered a variety of strategic alternatives including, among other things, entries into new lines of business and strategic partnerships, acquisitions of other companies and businesses, and a sale of Fitbit to a third party. From time to time, other companies have contacted Fitbit to explore potential strategic transactions. In connection with these assessments, our Board and senior management sometimes have enlisted the assistance of financial advisors and outside legal advisors.
In early 2018, Fitbit and Google began collaborating to enable Fitbit’s use of Google’s Cloud Healthcare API to facilitate the further integration of Fitbit’s products and services into the healthcare system. In connection with this collaboration initiative, we entered into a mutual confidentiality and non-disclosure agreement with Google effective as of January 29, 2018. Fitbit and Google publicly announced this collaboration on April 30, 2018.
At a meeting of our Board held on April 26, 2019, our Board discussed the competitive environment for our products and services and began to explore broadly our potential strategic alternatives. In this context, our Board discussed with our senior management that it would be useful to begin preliminary discussions with one or more potential financial advisory firms to get their preliminary perspectives on Fitbit. The Board planned to discuss these matters further at its July 1, 2019 meeting.
On May 3, 2019, members of our senior management had discussions with representatives of a financial advisory firm to discuss the strategic landscape for Fitbit. Members of our senior management had additional discussions with representatives of this financial advisory firm on May 6, May 22 and May 23 regarding Fitbit and our potential strategic alternatives. These discussions occurred under a confidentiality agreement with this financial advisory firm entered into as of January 17, 2019 in the context of discussions regarding cash management and capital allocation strategies for Fitbit.
On June 6, 2019, we entered into a confidentiality agreement with Qatalyst Partners. We approached Qatalyst Partners for similar discussions regarding the strategic landscape for Fitbit and potential strategic alternatives, because of its familiarity with our company, its perspectives on the strategic landscape in our industry, and its extensive experience acting as financial advisor to technology companies evaluating strategic alternatives.
Independent of these preliminary discussions with financial advisors, including Qatalyst Partners, on June 8, 2019, the chief executive officer of a strategic party (“Party A”) emailed James Park, our chief executive officer, to request that they have dinner.
On June 11, 2019, Mr. Park and the chief executive officer of Party A had dinner and discussed generally the wearables technology landscape.
On June 18, 2019, members of our senior management met with representatives of Qatalyst Partners to preliminarily discuss the evolving strategic landscape in the wearable technology and digital health markets and Fitbit’s position in this landscape, preliminary financial perspectives on Fitbit, and if our Board were to direct engagement with third parties, considerations in designing a process to evaluate potential third party interest and maximize value in a strategic transaction, and third parties who would potentially be interested in acquiring Fitbit.
On June 24, 2019, Qatalyst Partners provided to Fitbit a draft engagement letter for Qatalyst Partners to act as Fitbit’s financial advisor with respect to a potential change in control sale transaction.
On July 1, 2019, our Board held a meeting, together with members of our senior management and representatives of Fenwick & West LLP (“Fenwick & West”), Fitbit’s outside counsel. A representative of Fenwick & West discussed, among other things, our Board’s fiduciary duties when considering strategic alternatives including a potential sale of Fitbit. Following this discussion, representatives of Qatalyst Partners joined the meeting and discussed with our Board, among other things, the evolving strategic landscape in the wearable technology and digital health markets and Fitbit’s position in this landscape, preliminary financial perspectives on Fitbit, considerations in designing a process to evaluate potential third party interest and maximize value in a strategic transaction, and third parties who would potentially be interested in acquiring Fitbit. Representatives of Qatalyst Partners then left the meeting, and a representative of Fenwick & West reviewed with our Board the key terms of the draft engagement letter proposed by Qatalyst Partners. Our Board then discussed the experience and merits of engaging Qatalyst Partners as its financial advisor as compared to the other financial advisory firm with whom we had discussions in May 2019 and determined to further consider approval of the Qatalyst Partners engagement letter subsequent to the meeting. Our Board also further discussed third parties who would potentially be interested in acquiring Fitbit and which of such parties should be initially contacted to gauge their interest.
At the request of the chief executive officer of Party A, on July 2, 2019, Mr. Park and other members of our senior management had dinner with the chief executive officer of Party A and other members of Party A’s management to discuss generally the wearables technology landscape.
On July 5, 2019, by unanimous written consent, our Board approved the engagement of Qatalyst Partners as its financial advisor with respect to a potential change in control sale transaction. On July 8, 2019, Fitbit executed the engagement letter with Qatalyst Partners.
Based on discussions at the July 1 meeting and at the direction of the Board, in the following weeks, members of our senior management further discussed with Qatalyst Partners the strategic parties who should be initially contacted to gauge their interest in a potential acquisition of Fitbit. It was determined that no financial sponsors would likely be interested in entering into a strategic transaction with Fitbit at that time given the financial and business position of Fitbit.
From July 22, 2019 to July 25, 2019, consistent with our Board’s direction and discussions with members of our senior management, representatives of Qatalyst Partners and our management contacted nine strategic parties, including Google, to explore their potential interest in Fitbit.
On July 25, 2019, our Board held a telephonic meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. At the meeting, among other things, representatives of Qatalyst Partners updated our

Board on its outreach to strategic parties regarding a potential acquisition of Fitbit. In the weeks following such meeting, at the direction of our Board, representatives of Qatalyst Partners and our management contacted an additional four parties at various points in time to explore their potential interest in acquiring Fitbit.
During the month of August 2019, Fitbit amended its existing confidentiality agreement with Google to extend its coverage period and entered into confidentiality agreements with three strategic parties (“Party B”, “Party C” and “Party D”, respectively) that expressed initial interest in evaluating a potential transaction with Fitbit. None of the confidentiality agreements with these parties contained a standstill provision that would prevent such party from making an acquisition proposal following the entry by Fitbit into a definitive merger agreement with another party. Fitbit then provided each of these parties with access to an electronic data room containing certain confidential business and financial information regarding Fitbit, including limited financial projections prepared by our management that were designed to demonstrate the potential of Fitbit under favorable assumptions regarding our future operating environment, prospects and our competitive position in our industry (the “Advocacy Case”), and held management meetings to provide an overview of Fitbit’s business with each of these interested parties. The Advocacy Case is more fully described below in the section captioned “—Financial Projections.”
On August 8, 2019, Mr. Park and other members of our senior management met with members of Party A’s management to discuss Fitbit’s business and the wearables technology landscape.
On August 16, 2019, we entered into a confidentiality agreement with Party A. The confidentiality agreement with Party A did not contain a standstill provision that would prevent Party A from making an acquisition proposal following the entry by Fitbit into a definitive merger agreement with another party.
On August 20, 2019, members of our senior management provided an overview of Fitbit’s business to members of Google’s management.
On August 21, 2019, Mr. Park met with a senior executive of Party A to discuss Fitbit’s business and the wearables technology landscape.
On August 29, 2019, Google and representatives of Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), Google’s outside counsel, held a legal due diligence session with our senior management and representatives of each of Fenwick & West and Qatalyst Partners via telephone conference.
On August 30, 2019, representatives of Qatalyst Partners, on behalf of Fitbit, sent bid process letters to Google, Party B, Party C and Party D inviting each party to submit a preliminary indication of interest for the acquisition of Fitbit by September 19, 2019. Because Party A was pursuing a parallel process in its discussions with Fitbit, Party A was not sent a bid process letter.
On September 3, 2019, Google and representatives of Cleary Gottlieb held a legal due diligence session with our senior management and representatives of each of Fenwick & West and Qatalyst Partners via telephone conference.
On September 6, 2019, members of our senior management met with members of Party A’s senior management to further discuss Fitbit’s product and technical roadmap.
On each of September 15, 2019 and September 18, 2019, Mr. Park met with the chief executive officer and another senior executive of Party A to discuss Fitbit’s business, and the parties agreed to continue further discussions.
On September 18, 2019, representatives of Party C informed representatives of Qatalyst Partners that Party C would not be submitting a proposal to acquire Fitbit.
On September 19, 2019, representatives of Party B informed representatives of Qatalyst Partners that Party B would not be submitting a proposal to acquire Fitbit. On the same day, a representative of Party D informed representatives of Qatalyst Partners that it was not interested in pursuing an acquisition of Fitbit at that time, but that it would consider pursuing an investment in Fitbit in parallel with a strategic commercial partnership.
On the same day, representatives of Google contacted representatives of Qatalyst Partners and conveyed that Google was not prepared to submit a proposal at that time. Google’s representatives noted, however, that members of Google’s executive team wanted to meet with Mr. Park to discuss a potential strategic transaction.

On the same day, representatives of Qatalyst Partners, on behalf of Fitbit, contacted representatives of Party A to discuss a potential transaction, and informed Party A that it would need to move expeditiously given the overall process timing.
On September 20, 2019, Reuters published an article stating that Fitbit was exploring a potential sale of the company (the “September 20 Article”). The closing price of Fitbit’s Class A Common Stock on September 19, 2019, the last full trading day prior to the publication of the September 20 Article, was $3.67 per share, and the closing price of Fitbit’s Class A Common Stock on September 20, 2019 was $4.10 per share.
At various points in time after the publication of the September 20 Article, representatives of eight parties that had not been previously contacted by Qatalyst Partners or our management contacted us and representatives of Qatalyst Partners to discuss a potential acquisition of Fitbit. However, after initial discussions, none of these contacts resulted in any of the parties making an acquisition proposal or requesting access to diligence information.
On September 24, 2019, representatives of Party A informed representatives of Qatalyst Partners that Party A was potentially interested in acquiring Fitbit and requested access to additional diligence information and a management presentation. On the same day, Mr. Park met with members of Google’s executive team.
On September 25, 2019, Mr. Park met with members of Google’s executive team to discuss a potential acquisition of Fitbit by Google and the strategic fit between the companies.
On October 1, 2019, in response to Party A’s request on September 24, Party A was provided with access to the electronic data room containing certain confidential business and financial information related to Fitbit, including the Advocacy Case.
On October 2, 2019, Google submitted a written non-binding indication of interest to acquire Fitbit for $4.59 per share (the “October 2 Proposal”). The October 2 Proposal included a request that Fitbit negotiate exclusively with Google with respect to an acquisition transaction.
On October 3, 2019, representatives of Qatalyst Partners spoke to representatives of Google regarding their proposal and, at the direction of Mr. Park, informed Google that it would need to substantially increase its offer in order to continue discussions with Fitbit regarding an acquisition, but noted that Fitbit would provide a more detailed response following the next meeting of our Board, which was scheduled for the following week. Also on that day, representatives of Qatalyst Partners spoke to representatives of Party A and reiterated that Party A needed to accelerate its due diligence process and submit a proposal as soon as possible in order to remain engaged in potential acquisition discussions.
On October 7, 2019, our senior management met with representatives of Party A to provide information regarding Fitbit’s business.
On October 8, 2019, our Board held a telephonic meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. Among other things, representatives of Qatalyst Partners reviewed with our Board the October 2 Proposal and the status of ongoing discussions with Google and Party A. Also at this meeting, our senior management presented to our Board a draft of certain risk-adjusted non-public unaudited financial forecasts for Fitbit as a standalone company (the “Projections”), described more fully below in the section captioned “—Financial Projections,” reflecting our management’s best currently available estimates and judgments of Fitbit’s future performance as a standalone company.
On October 9, 2019, representatives of Party A contacted representatives of Qatalyst Partners and indicated that Party A would decide whether to make a proposal to acquire Fitbit by October 14, 2019.
On October 10, 2019, our Board held a telephonic meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. At the meeting, among other things, our Board further discussed with our senior management the Projections and subsequently approved such Projections for use by Qatalyst Partners in its financial analyses and directed that the Projections be shared with Google and Party A. Representatives of Qatalyst Partners then reviewed with our Board certain financial aspects of the $4.59 per share price reflected in the October 2 Proposal. Following discussion, our Board directed representatives of Qatalyst Partners to inform Google that the October 2 Proposal provided insufficient value for Fitbit’s stockholders, but that our Board could consider supporting a proposal to acquire Fitbit at a price of $6.00 per share. Our Board also directed representatives of Qatalyst Partners to inform Party A that it would need to submit an indication of interest as soon as possible.

Later on October 10, 2019, at the direction of our Board, representatives of Qatalyst Partners informed representatives of Google that $4.59 per share was not a proposal that our Board would accept but that our Board could consider supporting an acquisition price of $6.00 per share. Representatives of Qatalyst Partners also spoke to representatives of Party A and encouraged Party A to submit a proposal immediately following the meeting of Party A’s board of directors scheduled for October 11, 2019.  The representatives of Party A indicated that Party A could be in a position to submit a proposal on October 12, 2019.
On October 11, 2019, Google submitted a revised written non-binding indication of interest to acquire Fitbit for $5.05 per share, which proposal included a request that Fitbit negotiate exclusively with Google and requested a response from Fitbit by the end of the following day. Later that day, consistent with our Board’s direction, representatives of Qatalyst Partners sent the Projections to Google.
On the morning of October 12, 2019, the chief executive officer of Party A called Mr. Park and provided a verbal proposal to acquire Fitbit for $5.90 per share. Shortly thereafter, Party A submitted a written non-binding indication of interest to acquire Fitbit for $5.90 per share, which offer included a request that Fitbit enter into exclusive negotiations with Party A with respect to an acquisition. Also that morning, consistent with our Board’s direction, representatives of Qatalyst Partners sent the Projections to Party A.
Later that morning, in consultation with our management, representatives of Qatalyst Partners contacted representatives of Google and indicated that Google would need to significantly increase its price due to the receipt by Fitbit of a competing proposal that was meaningfully higher than Google’s proposed price of $5.05 per share. Representatives of Qatalyst Partners also indicated that our Board would be meeting later that afternoon to review the proposals received to date.
Early that same afternoon, Google submitted a revised written non-binding indication of interest to acquire Fitbit for $6.50 per share, which proposal also included an initial draft of an exclusivity agreement providing for exclusive negotiations between Fitbit and Google until November 2, 2019 and stated that such proposal would expire that same day at 6:30 p.m., Pacific Time if such exclusivity agreement were not executed by Fitbit by such time.
Later that same afternoon, representatives of Qatalyst Partners informed Party A that Fitbit had received an acquisition proposal with a price that was meaningfully higher than Party A’s proposed price of $5.90 per share, and that Party A would need to significantly increase its offer within the next few hours as our Board would be meeting to discuss the status of the parties’ proposals.
Later that same afternoon, at 3:00 p.m. Pacific Time, our Board held a telephonic meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. A representative of Qatalyst Partners reviewed with our Board the progress of its discussions with each of Google and Party A. Our Board, together with its legal and financial advisors, considered the appropriate strategies to obtain the highest possible price for our stockholders, and also considered the risk that an extended bidding process might cause one or both of the parties to withdraw their bids and cease negotiations to acquire Fitbit. A representative of Fenwick & West discussed with our Board the regulatory risks that would exist in a potential transaction with each of Google and Party A. Following such discussions, our Board directed Qatalyst Partners to instruct each of Google and Party A to submit its best and final proposal to acquire Fitbit that evening and that such proposal should contain the highest price that such party would be willing to pay to acquire Fitbit and should also provide that in the definitive agreement for such acquisition such party would agree to pay Fitbit a $250 million reverse termination fee in the event the transaction failed to close due to a failure to receive any required antitrust approvals (the “Reverse Termination Fee”). Promptly following the Board meeting, representatives of Qatalyst Partners contacted representatives of Google and Party A to request each party’s best and final proposal consistent with the directions provided by our Board and indicated to each party that our Board would be convening that evening at 7:00 p.m., Pacific Time, to review each party’s proposal and that our Board would most likely decide at that meeting the party with whom it would enter into exclusivity.
Later that same afternoon, the chief executive officer of Party A contacted Mr. Park and asked him to provide a specific price per share at which our Board would agree to enter into exclusive negotiations with Party A. Mr. Park responded that he could not provide any specific guidance beyond encouraging Party A to submit its best and final proposal. Shortly thereafter, a representative of Party A informed representatives of Qatalyst Partners that Party A would not be submitting a revised proposal at that time.
Later that same afternoon, Google submitted a revised written non-binding indication of interest to acquire Fitbit for $7.05 per share. The revised proposal also confirmed that Google would agree to the Reverse Termination Fee, and indicated that such proposal was contingent on Fitbit’s agreement to negotiate exclusively with Google regarding a potential acquisition until November 2, 2019.
At 7:00 p.m., Pacific Time, that same evening, our Board held a telephonic meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. A representative of Qatalyst Partners reviewed with our Board its discussions with Google and Party A over the course of that afternoon. The Board noted that Google submitted the $7.05 per share proposal in response to our Board’s request for a best and final offer, that Google was willing to have the definitive agreement for an acquisition provide for the Reverse Termination Fee, and that Party A had indicated it would not be submitting a higher bid at that time. Following discussion of the information then available, our Board directed Fenwick & West to negotiate an exclusivity agreement with Google providing that Fitbit would enter into exclusive negotiations with Google through November 2 regarding an acquisition of Fitbit for $7.05 per share and providing for the Reverse Termination Fee, and authorized our senior management to enter into such agreement.
Shortly after our Board’s meeting, representatives of Qatalyst Partners delivered to Google a revised draft of the exclusivity agreement prepared by Fenwick & West.
Later that evening, while representatives of Fenwick & West and Cleary Gottlieb were negotiating the exclusivity agreement, the chief executive officer of Party A contacted Mr. Park and provided a verbal proposal to acquire Fitbit at a price of $7.30 per share in response to the request to submit its best and final offer earlier that afternoon. The chief executive officer of Party A noted that such price was the reserve price that Party A would be willing to pay to acquire Fitbit but did not address Fitbit’s request for a Reverse Termination Fee.
Later that same evening, Mr. Park and representatives of Qatalyst Partners spoke to a representative of Google and informed him that another party had proposed to acquire Fitbit at a meaningfully higher price, and that Google would need to increase its price if it wanted Fitbit to enter into an exclusivity agreement with Google. The parties agreed to resume discussions the following day after the Google representative had the opportunity to discuss the recent events with senior management of Google.
On October 13, 2019, Google submitted a revised written proposal to acquire Fitbit at a price of $7.35 per share. The revised proposal was conditioned on Fitbit immediately entering into the exclusivity agreement. In light of the fact that our Board had approved entry into exclusivity with Google at an acquisition price of $7.05 per share, that Google’s proposal of $7.35 per share was stated to be Google’s best and final offer, that the chief executive of Party A had stated that $7.30 per share was the reserve price that Party A would be willing to pay for Fitbit in response to our Board’s request for its best and final offer and Party A had not addressed Fitbit’s request for a Reverse Termination Fee, that Google’s proposal included its commitment to the Reverse Termination Fee, and its requirement that the exclusivity agreement be entered into immediately, Mr. Park consulted with representatives of Fenwick & West and Qatalyst Partners, and entered into the exclusivity agreement with Google, which provided Google with an exclusive negotiating period through November 2, 2019 and provided Fitbit with the right to terminate exclusivity in the event that Google determined to pursue the acquisition of Fitbit at a price below $7.35 per share or on terms that did not provide for the Reverse Termination Fee.
Later that same day, following execution of the exclusivity agreement with Google, Party A submitted a non-binding written indication of interest confirming Party A’s verbal proposal of the preceding day to acquire Fitbit for $7.30 per share, which did not address the Reverse Termination Fee. Consistent with Fitbit’s obligations under the exclusivity agreement, neither Fitbit nor Qatalyst Partners responded to Party A regarding such proposal.
That evening, representatives of Fenwick & West and Cleary Gottlieb discussed, among other things, the process for confirmatory due diligence and the negotiation of the merger agreement. Representatives of Cleary Gottlieb informed Fenwick & West that Google desired, subject to the authorization of our Board, to negotiate post-closing employment agreements with each of Mr. Park and Eric Friedman, our chief technology officer, prior to entering into the merger agreement. A representative of Fenwick & West informed representatives of Cleary Gottlieb that our Board would not authorize Messrs. Park and Friedman to engage in such discussions until the negotiations regarding the principal terms of the merger agreement had been substantially advanced. The representative of Fenwick & West also proposed to representatives of Cleary Gottlieb that neither Mr. Park nor Mr. Friedman would enter into a voting, support or similar agreement or arrangement regarding their votes as stockholders to adopt the merger agreement.
On October 14, 2019, our Board held a telephonic meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. At the meeting, a representative of Qatalyst Partners reviewed with our Board the negotiations with each of Google and Party A that had taken place following our Board’s prior meeting on the evening of October

12, 2019. Following discussion, our Board ratified Fitbit’s execution of the exclusivity agreement based on Google’s $7.35 per share proposal and commitment regarding the Reverse Termination Fee and based on the Board’s prior determination and authorization at the telephonic Board meeting on the evening of October 12.
From October 15, 2019 through October 31, 2019, Fitbit provided additional due diligence materials to Google in the electronic data room, and representatives of Google and Cleary Gottlieb continued their due diligence review of Fitbit, including reviewing such information in the electronic data room and holding in-person and telephonic meetings with Fitbit’s management.
On October 16, 2019, representatives of Cleary Gottlieb delivered to Fenwick & West an initial draft of the merger agreement. The draft provided for, among other things, the Reverse Termination Fee, a termination fee payable by Fitbit under certain customary circumstances (the “Termination Fee”) equal to 4.5% of the equity value of the transaction, a “no-vote fee” equal to 1% of the equity value of the transaction, which would become payable if our stockholders did not approve the transaction at a special meeting of stockholders at which a vote on the transaction occurred (the “No-Vote Fee”), and a definition of “Company Material Adverse Effect” with limited exceptions. The draft merger agreement further included customary restrictions on soliciting other proposals from third parties and a “fiduciary out” that would permit our Board to negotiate with a third party that submits an unsolicited acquisition proposal, and to terminate the merger agreement to accept a superior proposal after providing Google with an opportunity to match such superior proposal and paying the Termination Fee.
On the morning of October 21, 2019, representatives of Fenwick & West delivered a revised draft of the merger agreement to Cleary Gottlieb. The revised draft provided for, among other things, a Termination Fee equal to 2.5% of the equity value of the transaction and certain additional exceptions to the definition of “Company Material Adverse Effect” for, among other things, the impact of tariffs on Fitbit’s business or any stockholder litigation arising in connection with the merger.
On October 22, 2019, our Board held a meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. At the meeting, a representative of Fenwick & West reviewed with our Board the material terms of the draft merger agreement and the open issues that remained subject to further negotiation, including the size of the Termination Fee and the appropriateness of a 1.0% No Vote Fee in the context of a transaction in which Messrs. Park and Friedman would not be providing voting or support agreements for the transaction. Our Board provided direction to the representative of Fenwick & West regarding the open issues and concluded that the No Vote Fee was appropriate in such context.
On October 24, 2019, representatives of Cleary Gottlieb delivered a revised draft of the merger agreement to Fenwick & West. The revised draft provided for, among other things, a Termination Fee equal to 4.5% of the equity value of the transaction.
On October 26, 2019, our Board held a telephonic meeting, together with members of our senior management and representatives of Fenwick & West and Qatalyst Partners. At the meeting, among other things, a representative of Fenwick & West updated our Board on the status of negotiations with Google regarding the terms of the merger agreement and noted that, except for the amount of the Termination Fee (regarding which our Board discussed the potentially acceptable range), there were no material issues still subject to negotiation. The representative of Fenwick & West also reviewed with our Board the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). After the review, our Board approved permitting Messrs. Park and Friedman to enter into negotiations with Google regarding post-closing employment arrangements. Such negotiations were also approved by our Board with the purpose and intent that the restrictions on business combinations contained in Section 203 not apply to the merger transaction solely by virtue of such permitted negotiations.
On the same day, representatives of Fenwick & West delivered a revised draft of the merger agreement to Cleary Gottlieb. The revised draft provided for, among other things, a Termination Fee equal to 3.5% of the equity value of the transaction. Also on the same day, representatives of Fenwick & West delivered to Cleary Gottlieb an initial draft of the confidential disclosure schedules that Fitbit delivered to Google in connection with the draft merger agreement.
From October 27 through October 31, 2019, Google and Messrs. Park and Friedman, using separate employment counsel, negotiated the terms of their post-closing employment arrangements with Google.
On October 28, 2019, Reuters published an article stating that Alphabet Inc., the parent company of Google, had made an offer to acquire Fitbit. The closing price of Fitbit’s Class A Common Stock on October 25, 2019, the last full trading day prior to the publication of such article, was $4.31 per share, and, the closing price of Fitbit’s Class A Common Stock on October 28, 2019 following publication of the article was $5.64 per share.

On October 29, 2019, representatives of Cleary Gottlieb delivered a revised draft of the merger agreement to Fenwick & West. The revised draft provided for, among other things, a Termination Fee equal to 4.25% of the equity value of the transaction.
From October 30, 2019 through October 31, 2019, Fenwick & West, representatives of Google and Cleary Gottlieb negotiated the remaining open terms in the merger agreement. On October 31, 2019, representatives of Fitbit and Google tentatively agreed on a Termination Fee of approximately 3.8% of the equity value in the transaction, or $80 million.
Later on October 31, 2019, our Board held a meeting, with members of our senior management and representatives of Qatalyst Partners, Fenwick & West and Arnold & Porter Kaye Scholer LLP (“Arnold & Porter”), special antitrust counsel to Fitbit, present. A representative of our senior management reviewed with our Board our financial results for the fiscal quarter ended September 28, 2019 and the Projections updated only to reflect the results of such completed quarter, and our Board ratified the use of such Projections by Qatalyst Partners in its financial analyses. A representative of Fenwick & West reviewed with our Board the terms of the final merger agreement, which had previously been distributed to the members of our Board, and of Messrs. Park and Friedman’s post-closing employment arrangements with Google. A representative of Fenwick & West reviewed with our Board its fiduciary duties in connection with potentially approving the merger agreement, the merger and the related transactions and reviewed the Board’s direction of the strategic process to solicit and negotiate acquisition proposals and evaluate potential transactions, including as compared to remaining a stand-alone company. A representative of Arnold & Porter reviewed with our Board the regulatory process for the transaction. Representatives of Qatalyst Partners then reviewed with our Board its financial analyses of the merger consideration of $7.35 in cash per share of the Company Class A Common Stock. Qatalyst Partners then rendered to our Board its oral opinion, subsequently confirmed in writing, to the effect that, as of October 31, 2019 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $7.35 in cash per share of the Company Class A Common Stock to be received pursuant to, and in accordance with, the terms of the draft of the merger agreement as of such date by the Holders, in their capacity as such Holders, was fair, from a financial point of view, to such Holders. For more information about Qatalyst Partners’ opinion, see below under the section captioned “—Opinion of Fitbit’s Financial Advisor.” Following an executive session of the non-employee members of the Board to further discuss whether to enter into the merger agreement, and further discussion and consideration of the merger agreement and the merger, our Board unanimously determined that the merger agreement and the merger were fair to and in the best interests of our stockholders, approved the merger agreement, the merger and related transactions, directed that the adoption of the merger agreement be submitted to a vote at a meeting of our stockholders, and resolved to recommend that our stockholders adopt the merger agreement.
Early in the morning on November 1, 2019, Fitbit, Google and Merger Sub executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, Messrs. Park and Friedman entered into offer letters providing for their post-closing employment arrangements with Google.
On November 1, 2019, prior to the opening of the financial markets that day, Fitbit and Google publicly announced entry into the Merger Agreement.
Recommendation of our Board and Reasons for the Merger
Recommendation of our Board
Our Board has unanimously (1) determined that the Merger Agreement and the Merger are fair to and in the best interests of our stockholders, and (2) approved the Merger Agreement and the Merger.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE (1) “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT; (2) “FOR” THE COMPENSATION PROPOSAL; AND (3) “FOR” THE ADJOURNMENT PROPOSAL.
Reasons for the Recommendation of the Board of Directors
Our Board unanimously (a) determined that the Merger Agreement and the Merger are fair to and in the best interests of Fitbit stockholders, (b) approved the Merger Agreement and the Merger, (c) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of Fitbit and (d) resolved to recommend that Fitbit stockholders adopt the Merger Agreement (the “Board Recommendation”).

In evaluating the Merger Agreement, the Merger and the Transactions, our Board consulted with our outside legal counsel, financial advisor and senior management. In recommending that our stockholders vote in favor of adoption of the Merger Agreement, our Board considered numerous significant factors relating to the Merger Agreement, the Merger and the Transactions, including the following factors (which are not necessarily presented in order of relative importance):
Financial Terms of the Merger and Certainty of Value for our Stockholders. Our Board considered that the Merger Consideration would provide our stockholders with the opportunity to receive a significant premium over the market price for our shares of Class A Common Stock. Specifically, our Board reviewed the Merger Consideration in light of the current and historical performance of our Class A Common Stock, and considered among other things:

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the fact that the Merger Consideration is payable in cash, which allows our stockholders to realize immediate and certain value for their investment in Fitbit and enables our stockholders to avoid further risk of holding Fitbit Common Stock;

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the fact that the $7.35 price to be paid for each share in connection with the Merger represents a 100% premium to the closing price of $3.67 per share on September 19, 2019, the last trading day prior to the publication of the September 20 Article (the “Unaffected Date”);

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the fact that the Merger Consideration represents a 124% and 87% premium, respectively, over the volume weighted average closing price of our Class A Common Stock for the 30-day period and 90-day period ended on the Unaffected Date;

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the fact that the Merger Consideration represents a 19% premium to the closing price of $6.18 per share on October 31, 2019, the last trading day before the Merger was approved by our Board and publicly announced;

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our Board’s belief that we, with the assistance of our financial advisor, engaged in a robust strategic process that created an opportunity for other potentially interested parties to negotiate a transaction with us if such parties desired to do so, and our Board’s belief that the Merger Consideration represented more value than any other proposals that resulted from such process;

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our Board’s belief that we, with the assistance of our financial advisor, had negotiated the highest price per share that Google was willing to pay for Fitbit and the highest price reasonably available to Fitbit under the circumstances; and

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the oral opinion of Qatalyst Partners, subsequently confirmed in writing, to the effect that, as of October 31, 2019, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in such written opinion, the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the Merger Agreement by the Holders, in their capacity as such Holders, was fair, from a financial point of view, to such Holders, and the fact that Qatalyst Partners expressed no opinion regarding the consideration to be received by any holder of Class B Common Stock under the Merger Agreement in such holder’s capacity as a holder of Class B Common Stock, as more fully described below under the section captioned “—Opinion of Fitbit’s Financial Advisor,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

Our Prospects and Financial Condition. Our Board also considered our business and financial prospects and the risks of continuing to operate as a standalone company, including the risks and uncertainties discussed in Fitbit’s public filings with the SEC, included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 28, 2019, which are incorporated herein by reference, and our Board’s belief that:

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the wearable device market is highly competitive, and competition continues to intensify with many large, broad-based consumer electronics companies either already competing in our market or adjacent markets or announcing plans to do so;

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our competitors and potential competitors have significant advantages, including longer operating histories, larger and broader customer bases, greater brand recognition, greater ability to integrate wearables with other devices in their product ecosystem such as mobile phones and smart home devices and more established relationships with a large number of suppliers, contract manufacturers, and channel partners;

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smartwatches with health and fitness functionalities may displace the market for traditional tracker devices, and certain competitors of Fitbit have greater experience manufacturing smartwatches, and greater financial, research and development, marketing, distribution, and other resources than Fitbit does; and

•	we also face competition from manufacturers of lower-cost devices and a wide range of stand-alone health and fitness-related mobile apps that can be purchased or downloaded through mobile app stores.
The Terms of the Merger Agreement. Our Board considered the terms of the Merger Agreement, including:

•	our ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding unsolicited Acquisition Proposals;

•	our ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to paying Google the Company Termination Fee;

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the right of our Board to withdraw, qualify or modify its recommendation that our stockholders adopt the Merger if after consultation with our outside legal counsel and outside independent financial advisors it determines in good faith that the failure to effect such withdrawal, qualification or modification would be inconsistent with our Board’s fiduciary duties to our stockholders, subject to Fitbit’s obligation to pay the Company Termination Fee in the event that Google terminates following such withdrawal, qualification or modification;

•	the fact that Fitbit would be required to pay Google the No Vote Fee if, upon being put to a vote, our stockholders do not approve this proposal;

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our Board’s belief, after discussion with its legal and financial advisors, that the amounts of the Company Termination Fee and No-Vote Fee were reasonable in light of the negotiation process that led to the execution of the Merger Agreement, as well as of the terms of the Merger Agreement itself, and were necessary to induce Google to enter into the Merger Agreement;

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our Board’s belief that the Company Termination Fee would not likely deter or preclude another party with a strategic interest in us and financial resources sufficient to consummate an alternative Acquisition Transaction with us, were one to exist, from making a competing proposal for Fitbit and that such Company Termination Fee would likely only be required to be paid in the event that our Board entered into a transaction more financially favorable to our stockholders than the Merger;

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the fact that Google would be required to pay Fitbit the Parent Termination Fee if either party terminates the Merger Agreement under certain other circumstances related to a failure to satisfy the Regulatory Authorization Condition or the No Injunction Condition (if the Restraint arises under antitrust laws);

•	Google’s obligations under the Merger Agreement to use its reasonable best efforts to consummate the Merger (subject to the terms and conditions of the Merger Agreement);

•	our entitlement to specific performance of the Merger Agreement;

•	that the Merger is subject to the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Fitbit Common Stock;

•	the likelihood of satisfying the conditions to complete the Merger and the likelihood that the Merger will be consummated; and

•	our Board’s belief that the Merger Agreement was the product of arm’s-length negotiation and contained customary terms and conditions.
General Matters. Our Board considered a number of other factors related to the Transactions, including:

•	the availability of statutory appraisal rights under the DGCL for the holders of Fitbit Common Stock who comply with the required procedures under the DGCL;

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the fact that resolutions approving the Merger Agreement were unanimously approved by our Board, which is comprised of a majority of independent directors who are neither affiliated with Google nor employees of Fitbit, and which retained and received advice from Fenwick & West and Qatalyst Partners in evaluating, negotiating and recommending the terms of the Merger Agreement; and

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the business reputation of Google, including its substantial financial resources and history of successful acquisitions, and our Board’s belief that Google was highly likely to complete the acquisition.

Other Considerations. Our Board also considered a number of risks, uncertainties and potentially negative factors in its deliberations concerning the Merger and the Transactions, including:

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the need to make antitrust filings, and obtain antitrust clearance, in the United States, the European Union and certain other foreign jurisdictions, and the fact that Google will not be required, and Fitbit will not be permitted without Google’s consent, to (a) litigate with any governmental authority or (b) effect any license, sale, divestiture or other disposition or holding separate of any of its shares, business, assets or properties or agree to any impediment on its business under any antitrust laws;

•	the fact that, without the support of Mr. Park or Mr. Friedman, the Merger cannot be approved by our stockholders;

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the fact that the no-solicitation provisions of the Merger Agreement restrict Fitbit’s ability to solicit or, subject to certain exceptions, engage in discussions or negotiations with third parties regarding a proposal to acquire Fitbit, and the fact that, upon termination of the Merger Agreement under certain specified circumstances, Fitbit will be required to pay the Company Termination Fee, which could have the effect of discouraging alternative proposals for a business combination with Fitbit or reduce the price of such proposal;

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the fact that our stockholders will not participate in any future earnings or growth of Fitbit and will not benefit from any appreciation in the value of Fitbit, including any appreciation in value that could be realized as a result of the combination of Fitbit with Google;

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the possible effects of the pendency of the Merger or termination of the Merger Agreement on our business, operating results, prospects, management, employees, customers, distributors, manufacturers and suppliers, including diversion from day-to-day operations, which effects may be exacerbated if there is an extended period between the signing and termination of the Merger Agreement;

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the restrictions on the conduct of Fitbit’s business prior to the consummation of the Merger, including the requirement that Fitbit conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Fitbit from undertaking business opportunities, including acquisitions, that may arise before the completion of the Merger and that, absent the Merger Agreement, Fitbit might have pursued; and

•	the fact that receipt of the Merger Consideration payable upon the consummation of the Merger would generally be a taxable transaction for U.S. federal income tax purposes.
The foregoing discussion of the information and factors considered by our Board is not intended to be exhaustive, but includes the material factors considered by our Board. In view of the variety of factors considered in connection with its evaluation of the Merger, our Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. Our Board did not undertake to make specific determinations as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Our Board based its recommendation on the totality of the information presented and concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to our stockholders.
In considering the recommendation of our Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the terms of the Merger, and in recommending that the Merger Agreement be adopted by our stockholders. See the section captioned “—Interests of our Directors and Executive Officers in the Merger.”

Portions of this explanation of the reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section captioned “Forward-Looking Information.”
Opinion of Fitbit’s Financial Advisor
We retained Qatalyst Partners to act as financial advisor to our Board in connection with a potential transaction such as the Merger and to evaluate whether the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, in their capacity as such Holders, was fair, from a financial point of view, to such Holders. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and its knowledge of our business and the industry in which we operate. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of our Board on October 31, 2019, Qatalyst Partners rendered to our Board its oral opinion, subsequently confirmed in writing, to the effect that, as of October 31, 2019 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, in their capacity as such Holders, was fair, from a financial point of view, to such Holders. Following the meeting, Qatalyst Partners delivered its written opinion, dated October 31, 2019, to our Board.
The full text of the written opinion of Qatalyst Partners, dated as of October 31, 2019, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to our Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, in their capacity as such Holders, to such Holders, and it does not address any other aspect of the Merger. It does not constitute a recommendation to any Fitbit stockholder as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of our Class A Common Stock will trade at any time. The summary of Qatalyst Partners’ written opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.
For purposes of the opinion set forth therein, Qatalyst Partners reviewed a draft, dated as of October 31, 2019, of the Merger Agreement (the “Draft Merger Agreement”), certain related documents and certain of our publicly available financial statements and other business and financial information. Qatalyst Partners also reviewed certain forward-looking information relating to Fitbit, including certain non-public unaudited financial forecasts for Fitbit as a standalone company, prepared by our management (the “Projections”), described more fully below in the section captioned “—Financial Projections.” Additionally, Qatalyst Partners discussed our past and current operations and financial condition and prospects with our senior management. Qatalyst Partners also reviewed the historical market prices and trading activity for our Class A Common Stock and compared our financial performance and the prices and trading activity of our Class A Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.
In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by us. With respect to the Projections, Qatalyst Partners was advised by our management, and Qatalyst Partners assumed, that the Projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management of our future financial performance and other matters covered thereby. Qatalyst Partners assumed that the Merger will be consummated in accordance with the terms set forth in the Draft Merger Agreement, without any modification, waiver or delay. Qatalyst Partners also assumed that the final executed Merger Agreement would not differ in any material respect from the Draft Merger Agreement reviewed by Qatalyst Partners. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on us or the contemplated benefits expected to be derived in the proposed Merger. Qatalyst Partners did not make any independent evaluation or appraisal of our or our affiliates’ assets or liabilities (contingent or otherwise), nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of our management as to our existing and future technology and products and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by Qatalyst Partners’ opinion committee in accordance with its customary practice. Qatalyst Partners’ opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of our Class A Common Stock will trade at any time.
Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners did not assume any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion did not address our underlying business decision to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to us. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, in their capacity as such Holders, and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees or any of our affiliates, or any class of such persons, relative to such consideration at any time. Qatalyst Partners also expressed no opinion regarding the consideration to be received by any holder of our Class B Common Stock under the Merger Agreement in such holder’s capacity as a holder of our Class B Common Stock.
The following is a summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated October 31, 2019. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the consensus of third-party research analysts’ projections (“Analyst Projections”) and the Projections. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.
Illustrative Discounted Cash Flow Analysis
Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential, present values of a share of Fitbit Common Stock by:

•	adding:

(a)
the implied net present value of our estimated future unlevered free cash flows, based on the Projections, for the fourth quarter of calendar year 2019 through calendar year 2023 (which implied present value was calculated by using a range of discount rates of 12.5% to 16.5%, based on our estimated weighted average cost of capital);

(b)
the implied net present value of our terminal value, calculated by multiplying our estimated revenue in calendar year 2024 based on the Projections by a range of multiples of enterprise value to next-twelve-months estimated revenue of 0.3x to 0.8x, and discounted to present value using the same range of discount rates used in item (a) above;

(c)
the implied net present value of our forecasted tax attributes outstanding as of December 31, 2023 based on the Projections (which implied present value was calculated by using the same range of discount rates used in item (a) above and the statutory tax rate applicable to us, as provided by our management); and

(d)	our cash as of September 28, 2019, as provided by our management; and

•
dividing the resulting amount by the number of fully-diluted shares of Fitbit Common Stock (calculated utilizing the treasury stock method), adjusted, as applicable, for Fitbit RSUs, Fitbit PSUs, Fitbit Options and the Warrant, each outstanding as of October 28, 2019, all of which amounts were provided by our management, with each of the above-referenced estimated future unlevered free cash flows, terminal value and forecasted tax attributes having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by our management.

Based on the calculations set forth above, this analysis implied a range of per share values for Fitbit Common Stock of approximately $2.58 to $4.30.

Selected Companies Analysis
Qatalyst Partners compared selected financial information and public market multiples for us with publicly available information and public market multiples for selected companies. The companies, which Qatalyst Partners considered generally relevant to a financial comparison with us, used in this comparison are listed below.

Selected Companies	CY2020E Revenue Multiples
Selected Consumer Electronics / Wearable Companies
Arlo Technologies, Inc.	0.3x
Fossil Group, Inc.	0.3
Garmin Ltd.	4.2
GoPro, Inc.	0.6
iRobot Corporation	1.0
Logitech International S.A.	2.1
Plantronics, Inc.	1.5
Sonos, Inc.	0.9
Selected Large-Cap Diversified Consumer Electronics
Apple Inc.	3.6x
Nokia Corporation	0.7
Samsung Electronics Co., Ltd.	1.0
Sony Corporation (1)	1.1
(1) Sony Corporation consensus estimates and balance sheet metrics adjusted to exclude impact of financial services segment based on public filings and selected analyst research reports.
Based upon the Analyst Projections as of October 31, 2019 for calendar year 2020, and using the closing prices as of October 31, 2019 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully-diluted enterprise value divided by the estimated consensus revenue for calendar year 2020 (the “CY2020E Revenue Multiples”) for each of the selected companies.
The CY2020E Revenue Multiple for us was 0.4x based on the Analyst Projections, and our fully-diluted enterprise value was calculated using the closing price of our Class A Common Stock as of the Unaffected Date.
Based on an analysis of the CY2020E Revenue Multiples for each of the selected companies, Qatalyst Partners selected a representative range of 0.3x to 0.8x and applied this range to our estimated calendar year 2020 revenue based on each of the Analyst Projections and the Projections. In addition, for the purpose of this analysis, Qatalyst Partners calculated our enterprise value assuming our cash as of September 28, 2019, as provided by our management. Based on the calculations set forth above and the number of fully-diluted shares of Fitbit Common Stock (calculated utilizing the treasury stock method), adjusted, as applicable, for Fitbit RSUs, Fitbit PSUs, Fitbit Options and the Warrant, each outstanding as of October 28, 2019, all of which amounts were provided by our management, this analysis implied a range of per share values for Fitbit Common Stock of approximately $3.36 to $5.91 based on the Analyst Projections and approximately $3.36 to $5.93 based on the Projections.
No company included in the selected companies analysis is identical to us. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond our control, such as the impact of competition on our business and the industry in general, industry growth and the absence of any material adverse change in our financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.
Miscellaneous
In connection with the review of the Merger by our Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of our actual value. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, in their capacity as such Holders, to such Holders. Qatalyst Partners expressed no opinion regarding the consideration to be received by any holder of our Class B Common Stock under the Merger Agreement in such holder’s capacity as a holder of our Class B Common Stock. This analysis does not purport to be an appraisal or to reflect the price at which our Class A Common Stock might actually trade at any time.
Qatalyst Partners’ opinion and its presentation to our Board was one of many factors considered by our Board in deciding to approve the Merger Agreement. Consequently, the analyses described above should not be viewed as determinative of the opinion of our Board with respect to the merger consideration of $7.35 in cash per share of our Class A Common Stock to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, in their capacity as such Holders, or of whether our Board would have been willing to agree to different consideration. The merger consideration of $7.35 in cash per share of our Class A Common Stock payable in the Merger was determined through arm’s-length negotiations between us and Google and was unanimously approved by our Board. Qatalyst Partners provided advice to us during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to us or that any specific consideration constituted the only appropriate consideration for the Merger.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of us, Google or certain of our or their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and us or Google pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to us or Google and our and their respective affiliates for which Qatalyst Partners would expect to receive compensation.
Qatalyst Partners provided us with financial advisory services in connection with the proposed Merger for which it will be paid approximately $36 million, $150,000 of which was paid upon the execution of such letter agreement and $3 million of which was payable upon the delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the consummation of the Merger. We have also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services and to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under federal securities law, and certain expenses related to or arising out of Qatalyst Partners’ engagement.
Financial Projections
Fitbit does not as a matter of course publicly disclose long term projections as to future performance, revenues, operating income or other financial results. However, in connection with its evaluation of the Transactions, Fitbit’s management prepared the Projections. The Projections are included in this proxy statement only because (1) the Projections were made available to Google, along with the actual financial results of Fitbit for the first, second and third quarters of calendar year 2019, in connection with Google’s due diligence review of Fitbit; (2) the Projections were made available to Qatalyst Partners for use in its financial analyses in connection with rendering its opinion to our Board as described in the section captioned “—Opinion of Fitbit’s Financial Advisor” and (3) the Projections were made available to our Board in connection with its consideration of the Merger and approved by our Board for use by Qatalyst Partners in its financial analyses in connection with rendering its opinion to our Board. The Projections are not included in this proxy statement to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to the shares of Fitbit Common Stock.

The Projections are forward-looking statements. Important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to, the risks and uncertainties described below and those described in the section captioned “Forward-Looking Information.” Although the Projections are presented with numerical specificity, they reflect numerous estimates and assumptions made by Fitbit with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Fitbit’s business, all of which are difficult or impossible to predict accurately and many of which are beyond Fitbit’s control. The Projections reflect assumptions as to certain potential business decisions that are subject to change. Without limiting the generality of the foregoing, the Projections include assumptions relating to revenue growth, facility plans, levels of expenditures and capital structure. The Projections cover several years and such information by its nature becomes less reliable with each successive year. The Projections were prepared on a standalone basis without giving effect to the Merger. Furthermore, the Projections do not take into account the effect of any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context.
In the view of Fitbit’s management, the Projections were reasonably prepared to reflect the best currently available estimates and judgments of Fitbit’s management of the future financial performance of Fitbit and other matters covered thereby. The inclusion of the Projections should not be regarded as an indication that Fitbit, Qatalyst Partners, any of their respective affiliates, officers, directors, advisors or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Projections herein should not be deemed an admission or representation by Fitbit that it views such Projections as material information. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Projections will necessarily be predictive of actual future events given the inherent risks and uncertainties associated with such long-range forecasts. No representation is made by Fitbit or any other person regarding the Projections or Fitbit’s ultimate performance compared to such information. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about Fitbit contained in its public filings with the SEC. For additional information, see the section captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Projections, stockholders are cautioned not to place undue, if any, reliance on the Projections.
The Projections included in this document have been prepared by, and are solely the responsibility of, Fitbit’s management. Neither our independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
Some of the Projections are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The following table presents the Projections (in millions, except per share figures):

	4Q2019E(1)	CY2020E	CY2021E	CY2022E	CY2023E	Terminal CY2024E(2)
Revenue	$519	$1,487	$1,534	$1,588	$1,646	$1,713
Non-GAAP Cost of Revenue(3)	(351)	(946)	(936)	(949)	(969)	(993)
Non-GAAP Gross Profit(4)	168	541	597	639	677	720
Non-GAAP Operating Expense(5)	(176)	(600)	(600)	(624)	(649)	(675)
Non-GAAP Operating Income (Loss)(6)	(8)	(59)	(3)	15	28	46
Less: Non-GAAP Tax Adjustment	(0)	(2)	(2)	(2)	(2)	(11)
NOPAT(7)	(9)	(60)	(4)	13	26	34
Less: Capital Expenditures	(15)	(40)	(40)	(40)	(41)	(45)
Plus: Depreciation	13	45	45	45	45	45
Less: Investment in Working Capital	78	(34)	(25)	(17)	(17)	(8)
Unlevered Free Cash Flow(8)	67	(89)	(25)	0	13	26
Adjusted EBITDA(9)	5	(14)	42	60	73	91
Non-GAAP Net Income (Loss)(10)	(5)	(37)	5	17	27	39
Non-GAAP Earnings Per Share(11)	(0.02)	(0.14)	0.02	0.06	0.09	0.12
_______________

(1)	The financial projections for CY2019E were made available to Google, together with the actual financial results of Fitbit for the first, second and third quarters of calendar year 2019.

(2)
As shown in this column, for the purpose of calculating the terminal value in year 2024, the amounts for taxes paid, net operating profit after tax (“NOPAT”) and unlevered free cash flow assume a long-term effective tax rate of 25%. The financial projections provided to Google assumed approximately $2 million in cash taxes paid in 2024, which yielded a NOPAT of $44 million and unlevered free cash flow of $36 million in 2024.

(3)	Non-GAAP cost of revenue is calculated by starting with cost of revenue and subtracting stock-based compensation expense, the impact of restructuring and intangible assets amortization.

(4)	Non-GAAP gross profit is calculated by starting with gross profit and subtracting stock-based compensation expense, the impact of restructuring and intangible assets amortization.

(5)
Non-GAAP operating expense is calculated by starting with operating expense and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring and intangible assets amortization.

(6)
Non-GAAP operating income (loss) is calculated by starting with operating income (loss) and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring and intangible assets amortization.

(7)	NOPAT is a non-GAAP financial measure calculated by starting with Non-GAAP operating income (loss) and making an associated non-GAAP tax adjustment.

(8)	Unlevered free cash flow is a non-GAAP financial measure calculated by starting with NOPAT and subtracting capital expenditures, adding back depreciation and subtracting investment in working capital.

(9)
Adjusted EBITDA is a non-GAAP financial measure calculated by starting with net loss and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring, impairment of equity investment, depreciation, intangible assets amortization, interest income, net and income tax expense (benefit).

(10)
Non-GAAP net income (loss) is calculated by starting with net loss and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring, impairment of equity investment, intangible assets amortization and the income tax effect of non-GAAP adjustments.

(11)
Non-GAAP earnings per share excludes stock-based compensation expense, certain litigation expense, the impact of restructuring, impairment of equity investment, intangible assets amortization and the income tax effect of non-GAAP adjustments.

Fitbit also prepared the Advocacy Case in August 2019 and subsequently provided it to Google, Party A, Party B, Party C and Party D in connection with our initial management meetings with such parties. The Advocacy Case covered only through calendar year 2021, did not project free cash flow, and was not approved by our Board nor utilized by Qatalyst Partners in preparing its opinion to our Board. The Advocacy Case was prepared by our management primarily for purposes of advocating for higher offer prices during the course of negotiations with third parties and relied on assumptions and risk adjustments that were “best case” and thus more optimistic than those used in the Projections (with the Projections having reflected our management’s best currently available estimates and judgments of Fitbit’s future performance as a standalone company, on a risk adjusted basis). Accordingly, the Advocacy Case was not (a) utilized by Qatalyst Partners in preparing its opinion to our Board or (b) utilized or relied upon by our Board in its consideration of the Merger Agreement, the Merger or the other Transactions. The inclusion of the Advocacy Case is for information purposes only and should not be regarded as an indication that Fitbit, our management or our advisors, including Qatalyst Partners, believes such information to be indicative of actual future performance. Our management expected that a third party interested in acquiring Fitbit would develop its own financial projections and would form its own view about the assumptions in the Advocacy Case. The following table presents the Advocacy Case (in millions, except per share figures):

	2018A	2019F	2020P	2021P	2018A - 2021P CAGR
Revenue	$1,512	$1,480	$1,607	$1,821	6%
Non-GAAP Cost of Revenue(1)	894	962	988	1,061	6%
Non-GAAP Gross Profit(2)	618	518	619	760	7%
Non-GAAP Operating Expense(3)	702	638	600	651	(2)%
Non-GAAP Operating Income (Loss)(4)	(84)	(120)	19	109
Adjusted EBITDA(5)	(31)	(62)	69	159
Non-GAAP Net Income (Loss)(6)	(49)	(82)	22	90
Non-GAAP Earnings Per Share(7)	(0.20)	(0.32)	0.08	0.31
_______________

(1)	Non-GAAP cost of revenue is calculated by starting with cost of revenue and subtracting stock-based compensation expense, the impact of restructuring and intangible assets amortization.

(2)	Non-GAAP gross profit is calculated by starting with gross profit and subtracting stock-based compensation expense, the impact of restructuring and intangible assets amortization.

(3)
Non-GAAP operating expense is calculated by starting with operating expense and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring and intangible assets amortization.

(4)
Non-GAAP operating income (loss) is calculated by starting with operating income (loss) and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring and intangible assets amortization.

(5)
Adjusted EBITDA is a non-GAAP financial measure calculated by starting with net loss and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring, impairment of equity investment, depreciation, intangible assets amortization, interest income, net and income tax expense (benefit).

(6)
Non-GAAP net income (loss) is calculated by starting with net loss and subtracting stock-based compensation expense, certain litigation expenses, the impact of restructuring, impairment of equity investment, intangible assets amortization and the income tax effect of non-GAAP adjustments.

(7)
Non-GAAP earnings per share excludes stock-based compensation expense, certain litigation expenses, the impact of restructuring, impairment of equity investment, intangible assets amortization and the income tax effect of non-GAAP adjustments.

The Projections and the Advocacy Case set forth above have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement.
WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS, THE ADVOCACY CASE OR THE SPECIFIC PORTIONS PRESENTED TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR.
Interests of our Directors and Executive Officers in the Merger
When considering the recommendation of our Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger in addition to their interests as Fitbit stockholders generally. These interests are described below and may be different from, or in conflict with, your interests as a Fitbit stockholder. Our Board members were aware of the material facts as to these additional interests, and considered them, among other matters, when they approved the Merger Agreement.

Treatment of Fitbit Equity Awards
Treatment of Fitbit Options
As of November 15, 2019, there were outstanding Fitbit Options to purchase 900,000 shares of Class A Common Stock and 13,003,925 shares of Class B Common Stock with an exercise price less than $7.35 per share, of which Fitbit Options covering 900,000 shares of Class A Common Stock and 10,646,467 shares of Class B Common Stock were held by our executive officers. As of November 15, 2019, our non-employee directors did not hold any Fitbit Options.
At the Effective Time:

•
each Fitbit Option (whether vested or unvested) outstanding as of immediately prior to the Effective Time with a per share exercise price that equals or exceeds the Merger Consideration will be immediately canceled for no consideration;

•
each Fitbit Option (whether vested or unvested) outstanding as of immediately prior to the Effective Time held by a non-employee director of our Board will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Option Consideration;

•
each vested Fitbit Option outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Option Consideration; and

•
each unvested Fitbit Option outstanding as of immediately prior to the Effective Time (other than those held by non-employee directors of our Board) will be canceled and converted into the right to receive the Option Consideration, and the payment of such Option Consideration will be subject to (x) vesting in accordance with the vesting schedule applicable to such unvested Fitbit Option immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date, and (y) to the terms and conditions of the Unvested Payment Plan.

If the holder of an unvested Fitbit Option (other than those held by non-employee directors of our Board) does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in the Unvested Payment Plan Agreement, the holder will forfeit any and all rights with respect to the unvested Fitbit Option, including any right to payments with respect to the unvested Fitbit Option.
Treatment of Fitbit RSUs
As of November 15, 2019, there were 18,616,952 outstanding Fitbit RSUs (excluding Fitbit PSUs), all of which provide for settlement in the form of shares of Class A Common Stock, and of which 1,145,615 Fitbit RSUs were held by our directors and executive officers.
At the Effective Time:

•
each Fitbit RSU (whether vested or unvested) held by a non-employee director of our Board outstanding as of immediately prior to the Effective Time will be canceled and converted into a right to receive an amount in cash, without interest, equal to the RSU Consideration;

•
each vested Fitbit RSU outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration; and

•
each unvested Fitbit RSU outstanding as of immediately prior to the Effective Time (other than those held by non-employee directors of our Board) will be canceled and converted into the right to receive the RSU Consideration, and the payment of such RSU Consideration will be subject to (x) vesting in accordance with the vesting schedule applicable to such unvested Fitbit RSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date, and (y) the terms and conditions of the Unvested Payment Plan.

If the holder of an unvested Fitbit RSU (other than those held by non-employee directors of our Board) does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in the Unvested Payment Plan Agreement, the holder will forfeit any and all rights with respect to the unvested Fitbit RSU, including any right to payments with respect to the unvested Fitbit RSU.
Treatment of Fitbit PSUs
As of November 15, 2019, there were 1,365,418 outstanding Fitbit PSUs (assuming a maximum level of achievement for PSUs for which the applicable performance measurement period has not been completed), all of which provide for settlement in the form of shares of Class A Common Stock, and all of which are held by our named executive officers.
At the Effective Time:

•
each Vested Fitbit PSU will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to the Vested Fitbit PSU based on the deemed achievement of all relevant performance goals at target level; and

•
each Unvested Fitbit PSU will be canceled and exchanged for the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to the Unvested Fitbit PSU based on the deemed achievement of all relevant performance goals at target level, with such payment subject to (x) vesting in accordance with the service-based vesting schedule applicable to such Unvested Fitbit PSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date and (y) the terms and conditions of the Unvested Payment Plan.

Any consideration payable in respect of the Unvested Fitbit PSUs will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Unvested Fitbit PSU as of immediately prior to the Effective Time. If the holder of an Unvested Fitbit PSU does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in the Unvested Payment Plan Agreement, the holder will forfeit any and all rights with respect to the Unvested Fitbit PSUs, including any right to payments with respect to the Unvested Fitbit PSUs.
Payments with Respect to Equity Awards
The amounts described above with respect to each Vested Award and each Non-Employee Director Award will be paid as soon as practicable following the Closing, and in no event later than (i) the second regular payroll cycle following the Closing Date for all Vested Awards and (ii) two business days following the Closing for all Non-Employee Director Awards. Any amounts subject to the Unvested Payment Plan will be paid at the time and in accordance with the terms set forth in the Unvested Payment Plan.
As of November 15, 2019, the assumed effective date of the Merger, the estimated aggregate value of vested Fitbit Options held by our named executive officers is approximately $62,588,666. For an estimate of the amounts that may be paid or become payable to each of our named executive officers with respect to unvested equity awards in connection with the Merger, see the section captioned “—Quantification of Potential Payments and Benefits to our Named Executive Officers.” We have no executive officers other than our named executive officers. The foregoing amounts have been determined using the expected per share Merger Consideration of $7.35.
As described above under the section captioned “—Treatment of Fitbit Equity Awards,” at the Effective Time, all outstanding and unvested Fitbit Options and Fitbit RSUs held by the non-employee directors of the Board will accelerate and become fully vested. Assuming that the Effective Time is November 15, 2019, the estimated aggregate amount that would become payable to the non-employee directors of the Board in respect of their outstanding Fitbit Options and Fitbit RSUs is approximately $1,368,732.
Treatment of the Employee Stock Purchase Plan
Our ESPP will terminate as of immediately prior to the Closing Date. No new offering period under the ESPP will commence on or after November 1, 2019. Participants in the ESPP will not be able to alter their payroll deductions from those in effect on November 1, 2019 (other than to reduce or discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP) or make separate non-payroll contributions to the ESPP on or following November 1, 2019, except as may be required by applicable law. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time will, to the extent not used to purchase shares of Fitbit Common Stock in accordance with the terms and conditions of the ESPP, be refunded in cash to such participant as promptly as practicable following the Effective Time (without interest).
Agreements or Arrangements with our Executive Officers and Directors
Offer Letters and Employment Agreements
Currently, we only have offer letter agreements with the following named executive officers: Mr. Kisling, Mr. Missan and Mr. Devine. All of our named executive officers are employed on an at-will basis, with no fixed term of employment.
James Park
As a founder, Mr. Park, our President and Chief Executive Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Park. Mr. Park is an at-will employee. Mr. Park’s annual base salary as of November 15, 2019 is $800,000 and his target bonus for 2019 is $1,200,000.
Eric Friedman
As a founder, Mr. Friedman, our Chief Technology Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Friedman. Mr. Friedman is an at-will employee. Mr. Friedman’s annual base salary as of November 15, 2019 is $455,000 and his target bonus for 2019 is $341,250.
Ronald Kisling
Mr. Kisling, our Chief Financial Officer, is party to an offer letter with us dated July 28, 2014. Mr. Kisling’s annual base salary as of November 15, 2019 is $420,000 and his target bonus for 2019 is $315,000.
Andy Missan
Mr. Missan, our Executive Vice President and General Counsel, is party to an offer letter with us dated March 15, 2013. Mr. Missan’s annual base salary as of November 15, 2019 is $443,000 and his target bonus for 2019 is $332,250.
Jeff Devine
Mr. Devine, our Executive Vice President of Operations, is party to an offer letter with us dated January 26, 2017. Mr. Devine’s annual base salary as of November 15, 2019 is $400,000 and his target bonus for 2019 is $300,000.
Executive Retention Agreements
We have entered into retention agreements with each of our executive officers, including our named executive officers, which provide for the following payments and benefits upon a qualifying termination of employment, which means a termination of employment by us without cause or a termination of employment by the executive officer for good reason (as such terms are defined in the retention agreement), outside of a change in control (as such term is defined in the retention agreement) of Fitbit in exchange for a customary release of claims:

•	a lump sum severance payment of 12 months of base salary to our President and Chief Executive Officer and nine months to our other executive officers, including our other named executive officers; and

•
payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months to our President and Chief Executive Officer and up to nine months to our other executive officers, including our other named executive officers.

If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control (the “change in control period”), the retention agreements provide the following benefits in exchange for a customary release of claims:

•	a lump sum severance payment of 18 months of base salary to our President and Chief Executive Officer and 12 months to our other executive officers, including our other named executive officers;

•
a lump sum payment equal to the executive officer’s then-current target bonus opportunity, multiplied by a factor of 150% for our President and Chief Executive Officer and 100% for our other executive officers, including our other named executive officers;

•	100% acceleration of any then-unvested equity awards for our executive officers, including our named executive officers; and

•
payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 18 months to our President and Chief Executive Officer and up to 12 months to our other executive officers, including our other named executive officers.

Each retention agreement is in effect for three years, with automatic three-year renewals unless notice is given by us to the executive officer three months prior to expiration.
The payment and benefits under the retention agreements supersede all other cash severance and vesting acceleration arrangements.
Special Retention Compensation
Retention Payments
Each of Messrs. Kisling, Missan and Devine are eligible to receive cash retention payments equal to 30% of their base salary between November 1, 2019 and the Effective Time. Generally 50% of the cash retention payments will be payable at the Effective Time subject to continued employment with us through the Effective Time and the remaining 50% of the cash retention payments will be payable six months following the Effective Time, subject to continued employment with Google through such payment date; provided, however, that in the event the named executive officer receives a fixed-term offer of employment from Google, the remaining 50% of the cash retention payment will vest and become payable, subject to the execution of a release of claims, and such release becoming effective, on the earlier of (i) the end of their fixed-term period or (ii) six months following the Effective Time. In the event the named executive officer (1) does not receive an offer of employment from Google or (2) rejects an offer of employment from Google that does not comply with the requirements set forth in Sections 6.12(a)(i) and 6.12(a)(ii) of the Merger Agreement, then in each case, subject to the execution of a release of claims, and such release becoming effective, the cash retention payments will accelerate and be paid in full at the Effective Time. For an estimate of the amounts that may be paid or become payable to such named executive officer with respect to the cash retention payments, see the section captioned “—Quantification of Potential Payments and Benefits to our Named Executive Officers.”
Special Equity Awards
Each of Messrs. Kisling and Missan were granted 15,000 Fitbit RSUs on November 11, 2019 (the “Special Equity Awards”). These Special Equity Awards will vest in eight equal quarterly installments following November 1, 2019, subject to continued employment by us or our successor through each such vesting date, provided, however, that in the event the named executive officer (1) does not receive an offer of employment from Google or (2) rejects an offer of employment from Google that does not comply with the requirements set forth in Sections 6.12(a)(i) and 6.12(a)(ii) of the Merger Agreement, then in each case, subject to the execution of a release of claims, and such release becoming effective, all remaining unvested Special Equity Awards will fully vest and become payable as of the Effective Time. In the event the named executive officer receives a fixed-term offer of employment from Google, any unvested Special Equity Awards held by the named executive officer will be governed by the Unvested Payment Plan, which provides that if a fixed-term employee’s services terminate on the last day of the fixed term, any unvested payments under the Unvested Payment Plan will fully vest and become payable, subject to the execution of a release of claims, and such release becoming effective. The Special Equity Awards will not constitute “Equity Awards” under the terms of the named executive officer’s retention agreement with us described above, and as a result will not be subject to acceleration under the terms of such agreement, including in the event of a qualifying termination within a change in control period. The estimated full value of the Special Equity Awards granted to each of Messrs. Kisling and Missan, determined using the expected per share Merger Consideration of $7.35, is $110,250.
New Arrangements between our Executive Officers and Google
James Park
On November 1, 2019, James Park and Google entered into an offer letter (the “Park Offer Letter”). The Park Offer Letter provides that upon and subject to the Closing, Mr. Park will be employed as Vice President, GM & Co-Founder of Fitbit with an annual salary of $475,000. Mr. Park will be eligible to participate in Google’s VP Bonus Plan, with an annual target bonus equal to 100% of Mr. Park’s annual base salary, with the actual bonus amount paid subject to increase or reduction based on the performance of Mr. Park and Google. Any payment of such bonus for Mr. Park’s first calendar year of employment with Google will be prorated based on the amount of time he is employed by Google during such year.
In recognition of his future services to Google, the Park Offer Letter provides that Mr. Park will be eligible to receive a retention bonus of $16,000,000, less applicable deductions and tax withholding, subject to (1) his active and continued employment, (2) remaining in good standing with Google defined as performing at a level determined by Google to consistently meets expectations or better, and (3) not materially breaching his At-Will Employment, Confidential Information, and Invention Assignment Agreement with Google, through each applicable vesting date. One sixteenth of the retention bonus will vest on each quarterly anniversary of the Closing Date for the 16 quarters following the Closing Date (subject to proration in the event Mr. Park works a reduced schedule and proration or tolling as applicable, in the event of certain leaves of absence from Google, as further described in the Park Offer Letter), with payment to be made within 30 calendar days of the applicable vesting date. Mr. Park will forfeit any remaining unvested portion of the retention bonus upon his termination of employment with Google.
Pursuant to the Park Offer Letter, Mr. Park has waived any acceleration of equity benefits, change in control benefits and severance benefits to which he may have been entitled arising under any agreement or understanding between him and us or any Fitbit policy, including his retention agreement with us.
Subject to approval by Alphabet’s board of directors, and based on Mr. Park’s employment start date of no later than January 1, 2021, Mr. Park will be eligible to receive a number of restricted stock units to acquire shares of Alphabet Class C capital stock equal to the quotient of $5,500,000 (the “Park Target Grant Value”) divided by the closing price of Alphabet’s Class C capital stock on the Tuesday immediately prior to the date of grant, anticipated to occur no later than 45 days following Mr. Park’s start date (the “Park GSUs”). The Park GSUs are expected to vest in equal monthly installments, on the 25th day of each of the 12 months following the month of grant. The Park Target Grant Value will be increased by $5,500,000/12, and the vesting period will be extended by one month, for each 30-day period prior to January 1, 2021 that Mr. Park’s employment start date occurs, and will be decreased by $5,500,000/12 and the vesting period will be decreased by one month, for each 30-day period after January 1, 2021 that Mr. Park’s employment start date occurs. In the event Mr. Park’s employment start date occurs more than 30 days prior to, or following, January 1, 2021, then the Park GSUs will be granted on the first non-holiday Wednesday of the month immediately following Mr. Park’s employment start date.
In addition, subject to approval by Alphabet’s board of directors, Mr. Park will be eligible to receive an additional number of restricted stock units to acquire shares of Alphabet Class C capital stock valued at the currently intended amount of $5,500,000 (the “Intended Park GSUs”), with the actual value of such award subject to increase or reduction based on Mr. Park’s then current performance and role at Google. It is intended that the Intended Park GSUs will be granted in January 2021, and will vest in equal installments on the 25th day of each month beginning January 2022 to December 2022.
Eric Friedman
On November 1, 2019, Eric Friedman and Google entered into an offer letter (the “Friedman Offer Letter”). The Friedman Offer Letter provides that upon and subject to the Closing, Mr. Friedman will be employed as Vice President, Engineering with an annual salary of $450,000. Mr. Friedman will be eligible to participate in Google’s VP Bonus Plan, with an annual target bonus equal to 80% of Mr. Friedman’s annual base salary, with the actual bonus amount paid subject to increase or reduction based on the performance of Mr. Friedman and Google. Any payment of such bonus for Mr. Friedman’s first calendar year of employment with Google will be prorated based on the amount of time he is employed by Google during such year.
In recognition of his future services to Google, the Friedman Offer Letter provides that Mr. Friedman will be eligible to receive a retention bonus of $7,000,000, less applicable deductions and tax withholding, subject to (1) his active and continued

employment, (2) remaining in good standing with Google defined as performing at a level determined by Google to consistently meets expectations or better, and (3) not materially breaching his At-Will Employment, Confidential Information, and Invention Assignment Agreement with Google, through each applicable vesting date. One sixteenth of the retention bonus will vest on each quarterly anniversary of the Closing Date for the 16 quarters following the Closing Date (subject to proration in the event Mr. Friedman works a reduced schedule and proration or tolling as applicable, in the event of certain leaves of absence from Google, as further described in the Friedman Offer Letter), with payment to be made within 30 calendar days of the applicable vesting date. Mr. Friedman will forfeit any remaining unvested portion of the retention bonus upon his termination of employment with Google.
Pursuant to the Friedman Offer Letter, Mr. Friedman has waived any acceleration of equity benefits, change in control benefits and severance benefits to which he may have been entitled arising under any agreement or understanding between him and us or any Fitbit policy, including his retention agreement with us.
Subject to approval by Alphabet’s board of directors, and based on Mr. Friedman’s employment start date of no later than January 1, 2021, Mr. Friedman will be eligible to receive a number of restricted stock units to acquire shares of Alphabet Class C capital stock equal to the quotient of $2,500,000 (the “Friedman Target Grant Value”) divided by the closing price of Alphabet’s Class C capital stock on the Tuesday immediately prior to the date of grant, anticipated to occur no later than 45 days following Mr. Friedman’s start date (the “Friedman GSUs”). The GSUs are expected to vest in equal monthly installments, on the 25th day of each of the 12 months following the month of grant. The Friedman Target Grant Value will be increased by $2,500,000/12, and the vesting period will be extended by one month, for each 30-day period prior to January 1, 2021 that Mr. Friedman’s employment start date occurs, and will be decreased by $2,500,000/12 and the vesting period will be decreased by one month, for each 30-day period after January 1, 2021 that Mr. Friedman’s employment start date occurs. In the event Mr. Friedman’s employment start date occurs more than 30 days prior to, or following, January 1, 2021, then the Friedman GSUs will be granted on the first non-holiday Wednesday of the month immediately following Mr. Friedman’s employment start date.
In addition, subject to approval by Alphabet’s board of directors, Mr. Friedman will be eligible to receive an additional number of restricted stock units to acquire shares of Alphabet Class C capital stock valued at the currently intended amount of $2,500,000 (the “Intended Friedman GSUs”), with the actual value of such award subject to increase or reduction based on Mr. Friedman’s then current performance and role at Google. It is intended that the Intended Friedman GSUs will be granted in January 2021, and will vest in equal installments on the 25th day of each month beginning January 2022 to December 2022.
Other Arrangements between Our Executive Officers and Google
As of the date of this proxy statement, except as disclosed above, none of our other executive officers have entered into, or committed to enter into, any arrangements or other understandings regarding continued employment or service to Google following the Merger. While it is possible that Google may enter to into such arrangements in the future, at this time there can be no assurance that Google will enter into any employment or other arrangements with our management, or if so, of the terms and conditions of any such arrangements.
Insurance and Indemnification of Directors and Executive Officers
The Merger Agreement provides that, from and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects our obligations and those of our subsidiaries pursuant to each indemnification agreement in effect as of November 1, 2019 between Fitbit or any of our subsidiaries and any individual who at or prior to the Effective Time is a director or officer of Fitbit or any of our subsidiaries and any indemnification provision and any exculpation provision set forth in our restated certificate of incorporation or our restated bylaws or the certificate of incorporation or bylaws of our subsidiaries in effect on November 1, 2019.
For six years after the Effective Time, the Surviving Corporation will maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by our officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on November 1, 2019. However, the Surviving Corporation will not be obligated to pay aggregate premiums in excess of 250% of its most recent annual renewal prior to November 1, 2019 (the “Current Premium”). The officers’ and directors’ liability insurance will be maintained if prepaid “tail” or “runoff” policies have been obtained by Google, by us prior to Effective Time or by the Surviving Corporation at or after the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the

Effective Time, including, in respect of the Transactions. However, the amount paid for such prepaid policies will not exceed 250% of the Current Premium without the prior written consent of Google.
In the event that, within 60 days following November 1, 2019, Google provides written notice requesting that we obtain such tail or runoff policies, then we will obtain and fully pay the premium (in an amount not to exceed 250% of the Current Premium) for such tail or runoff policies at or prior to the Effective Time. Alternatively, if Google confirms to us that Google or the Surviving Corporation will obtain such tail or runoff policies, we will cooperate with Google to arrange for such policies to be so obtained. In the event that Google fails to provide either such written notice within 60 days following November 1, 2019 or, in the event Google confirms it will obtain such policies but fails to do so at least ten business days prior to the Closing, we may, after consulting in good faith with Google, obtain and fully pay the premium (in an amount not to exceed 250% of the Current Premium) for such tail or runoff policies at or prior to the Effective Time.
Quantification of Potential Payments and Benefits to our Named Executive Officers
In accordance with Item 402(t) of Regulation S-K, the below table sets forth the amount of payments and benefits that each of our named executive officers would or may receive in connection with the Merger. The payments and benefits described below are calculated based on each named executive officer’s existing employment and equity arrangements with us and include certain payments or benefits that are contingent upon services to be provided by such named executive officer to Google following the Closing, but only as set forth under the terms and conditions of our arrangements with the named executive officers. Accordingly, see the section captioned “-Interests of our Directors and Executive Officers in the Merger” above, for a description of the offer letters entered into by Messrs. Park and Friedman with Google that will become effective upon and subject to the Closing.
Please note that the amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. For example, we have assumed that:

(i)	the relevant price per share of Fitbit Common Stock is $7.35, which is equal to the Merger Consideration;

(ii)	the Effective Time is November 15, 2019, the latest practicable date prior to the filing of this proxy statement; and

(iii)
except where otherwise described below, each named executive officer experiences a “double-trigger” qualifying termination (a termination without “cause,” or resignation for “good reason”), in either case immediately following such time.

The actual amounts payable to our named executive officers will depend on whether the named executive officer experiences a qualifying termination, the date of termination (if any) and the terms of the plans or agreements in effect at such time, and accordingly may differ materially from the amounts set forth below.
Golden Parachute Compensation

Named Executive Officer	Cash($)(1)	Equity Awards($)(2)	Heath Insurance Premiums($)(3)	Total($)
James Park(4)	3,000,000	8,348,513	14,937	11,363,450
Eric Friedman(4)	796,250	3,875,537	29,430	4,701,217
Ronald Kisling	739,846	2,219,825	9,958	2,969,629
Andy Missan	780,362	1,567,762	30,016	2,378,140
Jeff Devine	704,615	1,333,724	29,903	2,068,242
_______________
(1) Cash.

(A)
Severance. Pursuant to their respective retention agreements with us, upon the termination of employment by us without “cause” or a termination of employment by the named executive officer for “good reason” (as such terms are defined in the retention agreement), in either case, within the “change in control period” commencing on the date three months prior to the consummation of the Merger and ending 12 months following the consummation of the Merger (in either case, a “NEO qualifying termination”), our named executive officers will become entitled to a lump-sum cash severance payment consisting of (1) 18 months of base salary for Mr. Park and 12 months of base salary for each of our other named executive officers and (2) an amount equal to the named executive officer’s then-current target bonus opportunity, multiplied by a factor of 150% for Mr. Park and 100% for each of our other named executive officers. Cash severance benefits also will be payable to the named executive officers upon a termination of employment by us without “cause” or by the named executive officer for “good reason” outside of the change in control period as described in the section captioned “—Interests of our Directors and Executive Officers in the Merger.”

Named Executive Officer	Base Salary Component of Severance($)	Bonus Component of Severance($)	Total($)
James Park	1,200,000	1,800,000	3,000,000
Eric Friedman	455,000	341,250	796,250
Ronald Kisling	420,000	315,000	735,000
Andy Missan	443,000	332,250	775,250
Jeff Devine	400,000	300,000	700,000

(B)
Retention Payments. Each of Messrs. Kisling, Missan and Devine are eligible to receive cash retention payments equal to 30% of their base salary between November 1, 2019 and the Effective Time. Generally, 50% of the cash retention payments will be payable at the Effective Time subject to continued employment with us through the Effective Time and the remaining 50% of the cash retention payments will be payable six months following the Effective Time, subject to continued employment with Google through such payment date; provided, however, that in the event the named executive officer receives a fixed-term offer of employment from Google, the remaining 50% of the cash retention payment will vest and become payable, subject to the execution of a release of claims, and such release becoming effective, on the earlier of (i) the end of their fixed-term period or (ii) six months following the Effective Time. In the event the named executive officer (1) does not receive an offer of employment from Google or (2) rejects an offer of employment from Google that does not comply with the requirements set forth in Sections 6.12(a)(i) and 6.12(a)(ii) of the Merger Agreement, then in each case, subject to the execution of a release of claims, and such release becoming effective, the cash retention payments will accelerate and be paid in full at the Effective Time.

The following table sets forth the value of the cash retention payments assuming the Effective Time occurs on November 15, 2019.

Named Executive Officer	Payable at the Effective Time($)	Payable Six Months Following the Effective Time($)	Total($)
Ronald Kisling	2,423	2,423	4,846
Andy Missan	2,556	2,556	5,112
Jeff Devine	2,307	2,307	4,615
The actual amount of the cash retention payments is dependent on when the Effective Time occurs. The later the Effective Time, the larger the cash retention payments will be, as the cash retention payments represent a percentage of salary paid to the individual between the signing of the Merger Agreement (November 1, 2019) and the Effective Time. For illustrative purposes only, if the Effective Time were to occur on the one-year anniversary of the signing of the Merger Agreement (November 1, 2020), Mr. Kisling would be entitled to receive an estimated cash retention payment of $126,000, Mr. Missan would be entitled to receive an estimated cash retention payment of $132,900 and Mr. Devine would be entitled to receive an estimated cash retention payment of $120,000, respectively, 50% of which would be payable at the Effective Time and the remaining 50% of which would be payable six months following the Effective Time, subject to the conditions described above.
_______________
(2) Equity.

(A)
Retention Agreements. Pursuant to their respective retention agreements with us, upon a NEO qualifying termination, each named executive officer will become entitled to fully accelerated vesting of any then-unvested Fitbit Options, Fitbit RSUs or Fitbit PSUs.

The following table sets forth the value of each type of unvested equity award held by our named executive officers, calculated based on the Merger Consideration, and assumes that any Fitbit Options with a per share exercise price that equals or exceeds the Merger Consideration will be canceled for no consideration.

Named Executive Officer	Value of Unvested Stock Options($)	Value of Unvested RSUs($)	Value of Unvested PSUs($)(X)	Total($)
James Park	143,333	1,385,041	6,820,139	8,348,513
Eric Friedman	114,667	545,186	3,215,684	3,875,537
Ronald Kisling	—	2,109,575	—	2,109,575
Andy Missan	—	1,457,512	—	1,457,512
Jeff Devine	—	1,333,724	—	1,333,724

(X)
The values listed in this column represent the full value of the Fitbit PSUs held by Messrs. Park and Friedman. Pursuant to the terms of the Merger Agreement, as of the Effective Time, all relevant performance goals with respect to each Fitbit PSU will be deemed achieved at target level and the number of Fitbit PSUs that will be vested as of the Effective Time will be the number of Fitbit PSUs for which the service-based vesting requirement has been satisfied at or prior to the Effective Time. The then remaining Unvested Fitbit PSUs will be canceled and exchanged for the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to the Unvested Fitbit PSU based on the deemed achievement of all relevant performance goals at target level, with such payment subject to (x) vesting in accordance with the service-based vesting schedule applicable to such Unvested Fitbit PSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date and (y) to the terms and conditions of the Unvested Payment Plan.
The number of Fitbit PSUs held by each named executive officer that will be vested as of the Effective Time, and the number of Fitbit PSUs held by each named executive officer that will be unvested as of the Effective Time and the cash payments that will or may become payable with respect to such Unvested Fitbit PSUs (as described above) are as follows:

Named Executive Officer	Number of Vested PSUs (Single-Trigger)	Value of Vested PSUs (Single-Trigger)($)	Number of Unvested PSUs (Double-Trigger)	Value of Unvested PSUs (Double-Trigger)($)
James Park	340,657	2,503,829	587,253	4,316,310
Eric Friedman	160,469	1,179,447	277,039	2,036,237

(B)
Special Equity Awards. Each of Messrs. Kisling and Missan were granted 15,000 Fitbit RSUs on November 11, 2019 (the “Special Equity Awards”). These Special Equity Awards will vest in eight equal quarterly installments following November 1, 2019, subject to continued employment by us or our successor through each such vesting date, provided, however, that in the event the named executive officer (1) does not receive an offer of employment from Google or (2) rejects an offer of employment from Google that does not comply with the requirements set forth in Sections 6.12(a)(i) and 6.12(a)(ii) of the Merger Agreement, then in each case, subject to the execution of a release of claims, and such release becoming effective, all remaining unvested Special Equity Awards will fully vest and become payable as of the Effective Time. In the event the named executive officer receives a fixed-term offer of employment from Google, any unvested Special Equity Awards held by the named executive officer will be governed by the Unvested Payment Plan, which provides that if a fixed-term employee’s services terminate on the last day of the fixed term, any unvested payments under the Unvested Payment Plan will fully vest and become payable, subject to the execution of a release of claims, and such release becoming effective. The Special Equity Awards will not constitute “Equity Awards” under the terms of the named executive officer’s retention agreement with us described above, and as a result will not be subject to acceleration under the terms of such agreement, including in the event of a NEO qualifying termination.

The following table sets forth the full value of the Special Equity Award granted to each of Messrs. Kisling and Missan, calculated based on the Merger Consideration.

Named Executive Officer	Value of Unvested RSUs($)
Ronald Kisling	110,250
Andy Missan	110,250
_______________
(3) Benefits. Pursuant to their respective retention agreements, upon a NEO qualifying termination, our named executive officers will become entitled to reimbursement for payment of premiums for continued medical benefits as follows: (1) up to 18 months of premiums paid by Mr. Park for continued medical, vision and dental benefits on behalf of himself and his covered dependents (or an equivalent cash payment if applicable law so requires); and (2) up to 12 months of premiums paid by our other named executive officers for continued medical, vision and dental benefits on behalf of each named executive officer and his covered dependents (or an equivalent cash payment if applicable law so requires).
_______________
(4) As described under the section captioned “-Interests of Our Directors and Executive Officers in the Merger,” Messrs. Park and Friedman have each entered into an offer letter with Google that will become effective upon and subject to the Closing. Pursuant to these offer letters, Messrs. Park and Friedman have each waived any acceleration of equity benefits, change in control benefits and severance benefits to which they may have been entitled arising under an agreement or understanding with us or any Fitbit policy, including the retention agreements described in the table above.
Financing of the Merger
Google’s and the Merger Sub’s obligations under the Merger Agreement are not conditioned on the receipt or availability of any funds, or subject to any financing condition. Google intends to finance the transaction using its cash on hand and has represented to us in the Merger Agreement that it has sufficient cash resources to pay the aggregate Merger Consideration.
Closing and Effective Time
The Closing will take place at 9:00 a.m. (New York City time) no later than the fourth business day after the satisfaction or waiver in accordance with the Merger Agreement of all the conditions to Closing (as described under the section captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by the Merger Agreement) of all conditions at the Closing.
Concurrently with the Closing, Google and Fitbit will cause a certificate of merger to be executed, acknowledged and delivered to the Office of the Secretary of State of the State of Delaware for filing, all in accordance with the applicable provisions of the DGCL. The Merger will become effective on such date and at such time as when the certificate of merger has been received for filing by the Secretary of State of the State of Delaware or at such later time and date as may be agreed by Google, Fitbit, and Merger Sub in writing and specified in the certificate of merger.
Appraisal Rights
If the Merger is completed, stockholders who do not vote or submit a proxy in favor of the adoption of the Merger Agreement, who properly demand and perfect their appraisal rights, who do not withdraw such demand and who continuously hold such shares through the Effective Time will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” or a “holder of shares” are to the record holder of shares of Fitbit Common Stock unless otherwise noted herein. Only a holder of record of shares of Fitbit Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Fitbit Common Stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Fitbit Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, which is attached hereto as Annex C, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262 of the DGCL, holders of shares of Fitbit Common Stock who (1) do not vote or submit a proxy in favor of the adoption of the Merger Agreement; (2) continuously are the record holders of such shares through the Effective Time; (3) follow the procedures set forth in Section 262 of the DGCL; and (4) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL, will be entitled to have their shares of Fitbit Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of the shares of Fitbit Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be the fair value. However, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of Fitbit Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares for which appraisal rights have been demanded and perfected exceeds 1% of the outstanding shares of Fitbit Common Stock as measured in accordance with subsection (g) of Section 262 of the DGCL or (y) the value of the aggregate Merger Consideration in respect of such shares exceeds $1,000,000. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $7.35 per share consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares.
Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the special meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes our notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. In connection with the Merger, any holder of shares of Fitbit Common Stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Fitbit Common Stock, we believe that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel. A stockholder who effectively withdraws or loses his, her or its appraisal rights, as provided in the DGCL, will be entitled to receive the Merger Consideration as described in the Merger Agreement, but without interest.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Fitbit Common Stock must fully comply with Section 262 of the DGCL, which means doing, among other things, ALL of the following:

•	the stockholder must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to us a written demand for appraisal before the vote on the Merger Agreement at the special meeting;

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the stockholder must continuously hold his, her or its shares of Fitbit Common Stock from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

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the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by submitting a proxy and who wishes to exercise appraisal rights must not return a blank proxy, but rather must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or to abstain from voting on the adoption of the Merger Agreement.
Filing Written Demand
Any holder of shares of Fitbit Common Stock wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the Merger Agreement at the virtual special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement.
A holder of shares of Fitbit Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. The demand must reasonably inform us of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. A proxy that is submitted and does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the virtual special meeting may constitute a waiver of appraisal rights.
Only a holder of record of shares of Fitbit Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Fitbit Common Stock issued and outstanding immediately prior to the Effective Time should be executed by or on behalf of the holder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares of Common Stock issued and outstanding immediately prior to the Effective Time in connection with the Merger. If the shares of Fitbit Common Stock are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder, such as a broker who holds shares of Fitbit Common Stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Fitbit Common Stock issued and outstanding immediately prior to the Effective Time held for one or more beneficial owners while not exercising such rights with respect to the shares of Fitbit Common Stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Fitbit Common Stock issued and outstanding immediately prior to the Effective Time as to which appraisal is sought and where no number of shares of Common Stock is expressly mentioned the demand will be presumed to cover all shares of Common Stock which are held in the name of the record owner. Stockholders who hold their shares of Fitbit Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
A beneficial owner of shares of Fitbit Common Stock held in “street name” who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of such shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of such shares should instruct such firm, bank or institution that the demand for appraisal be made by the record holder of the shares, which may be the nominee of a central security depository if the shares have been so deposited. As required by Section 262 of the DGCL, a demand for appraisal must reasonably inform us of the identity of the holder(s) of record (which may be a nominee as described above) and of such holder’s intention to seek appraisal of such shares
ONLY A HOLDER OF RECORD OF SHARES OF FITBIT COMMON STOCK IS ENTITLED TO DEMAND APPRAISAL RIGHTS FOR THE SHARES REGISTERED IN THAT HOLDER’S NAME. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to:
Fitbit, Inc.
Attention: Corporate Secretary
199 Fremont Street, 14th Floor
San Francisco, California 94105
Any holder of shares of Fitbit Common Stock who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to us a written withdrawal of the demand for appraisal and an acceptance of the Merger. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Once a petition for appraisal is filed, no appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the Effective Time.

Notice by the Surviving Corporation
If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation must notify each holder of shares of Fitbit Common Stock who has made a written demand for appraisal in accordance with Section 262 of the DGCL and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of Fitbit Common Stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights, under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Fitbit Common Stock. Accordingly, any holders of shares of Fitbit Common Stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Fitbit Common Stock within the time and in the manner prescribed in Section 262 of the DGCL. The failure of a holder of Fitbit Common Stock to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, any holder of shares of Fitbit Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statement. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of Fitbit Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated therein. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the Delaware Court of Chancery. The costs of these notices are borne by the Surviving Corporation.
After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all our stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares for which appraisal rights have been demanded and perfected exceeds 1% of the outstanding shares of Fitbit Common Stock as measured in accordance with subsection (g) of Section 262 of the DGCL or (2) the value of the aggregate Merger Consideration in respect of such shares exceeds $1,000,000.
Determination of Fair Value
After the Delaware Court of Chancery determines the stockholders entitled to an appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Fitbit Common Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares whose name appears on the Verified List and, if such shares are represented by certificates and if so required, who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights or that neither of the ownership thresholds is met. The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, on the amount determined to be the fair value by the Surviving Corporation to the stockholders entitled thereto. Payment will be made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and in the case of holders of shares represented by certificates, upon the surrender to the Surviving Corporation of the certificate(s) representing such stock. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL during the period between the Effective Time and the date of payment of the judgment, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In Dell, Inc. v. Magnetar Global Event Driven Master Fund Ltd., 177 A.3d 1 (Del. 2017) and DFC Global Corp. v. Muirfield Value Partners, L.P., 172 A.3d 346 (Del. 2017), the Delaware Supreme Court declined to adopt a presumption favoring reliance upon the deal price in determining fair value, but noted that the deal price is one of the relevant factors to be considered, and can often be the best evidence of fair value in arm’s-length mergers with a robust sales process.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, “fair value” under Section 262 of the DGCL. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither we nor Google anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and we and Google each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of Fitbit Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed or if neither of the ownership thresholds is met, then the right to an appraisal will cease.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses.
If any stockholder who demands appraisal of his, her or its shares of Fitbit Common Stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, as provided in the DGCL, the stockholder’s shares of Fitbit Common Stock will no longer be entitled to an appraisal under Section 262 of the DGCL and will instead be deemed to have been converted at the Effective Time into the right to receive the consideration payable in the Merger, without interest and subject to any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds is met or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the consideration payable in the Merger in accordance with Section 262 of the DGCL, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation.
From and after the Effective Time, no stockholder who has duly demanded appraisal rights will be entitled to vote such shares of Fitbit Common Stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Fitbit Common Stock, if any, payable to stockholders as of a time prior to the Effective Time.
Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights, in which event a holder of Fitbit Common Stock will be entitled to receive the Merger Consideration. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders of shares of Fitbit Common Stock whose shares are converted into the right to receive cash at closing pursuant to the Merger. This discussion is based upon the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Fitbit Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as, for example, financial institutions; tax-exempt organizations; holders who acquired Fitbit Common Stock through a 401(k), deferred compensation plan or retirement plan; S corporations; any entities or arrangements classified as partnerships or pass-through entities for U.S. federal income tax purposes or investors in such pass-through entities; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities that are “controlled foreign corporations” or “passive investment companies” for U.S. federal income tax purposes; Non-U.S. Holders that hold, directly or constructively (or that held, directly or constructively, at any time during the five-year period ending on the date of the merger), 5% or more of the outstanding Fitbit Common Stock; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders who hold their common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders that received their shares of Fitbit Common Stock pursuant to the exercise of Fitbit Options or other compensation arrangements;

•	tax consequences to holders exercising appraisal rights;

•	tax consequences to holders who own an equity interest, actually or constructively, in Google or the Surviving Corporation following the Merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their Fitbit Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	any U.S. federal estate, gift or alternative minimum tax consequences; or

•	any state, local or foreign tax consequences.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Fitbit Common Stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Fitbit Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
No opinion of counsel or ruling from the IRS has been or will be obtained regarding the U.S. federal income tax consequences of the Merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.
A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Fitbit Common Stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of Fitbit Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Fitbit Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Fitbit Common Stock.

A surtax of up to 3.8% applies to so-called “net investment income” of certain U.S. citizens and residents, and to undistributed “net investment income” of certain estates and trusts. Net investment income generally includes any gain recognized on the receipt of cash in exchange for shares of Fitbit Common Stock pursuant to the Merger. U.S. Holders should consult their own tax advisors regarding the applicability of this tax to any gain recognized pursuant to the Merger.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Fitbit Common Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year that includes the Merger, and certain other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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we are or have been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period ending on the date of completion of the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Fitbit Common Stock (the “relevant period”) and, assuming (as we expect) that shares of Fitbit Class A Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (or is deemed to own pursuant to certain attribution rules) (x) more than five percent of all Fitbit Class A Common Stock or at any time during the relevant period or (y) Fitbit Class B Common Stock that had a fair market value on the date that it was acquired in excess of five percent of the aggregate fair market value of the Fitbit Class A Common Stock on that date, in which case such gain with respect to shares of Fitbit Class A Common Stock or Fitbit Class B Common Stock, as applicable, generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although no assurances can be given in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a rate of 24%) may apply to proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form), (2) a Non-U.S. Holder that provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form), or (3) a holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Each holder should consult such holder’s own tax advisor regarding the information reporting and backup withholding tax rules.
THE DISCUSSION SET FORTH ABOVE IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO HOLDERS OF FITBIT COMMON STOCK. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Approvals Required for the Merger
In the Merger Agreement, Google and Fitbit agree to use our reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the Transactions, to cause all conditions to the obligations of the other parties to effect the Merger to be satisfied, to obtain all necessary waivers, consents, approvals and other documents required to be delivered thereunder and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties the benefits contemplated by the Merger Agreement, in each case, so that the Closing may occur by no later than the End Date; provided, however, that this period may be extended by either us or Google by three-month periods under certain circumstances, but the End Date may never be extended beyond May 1, 2021.
Antitrust Laws
HSR Act. The Closing is subject to expiration or termination of the applicable waiting period under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the Merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and the applicable waiting period expires or is terminated. The HSR Act requires the parties to observe a 30-day waiting period (“initial HSR 30-day waiting period”), during which time the Merger may not be consummated, unless that initial HSR 30-day waiting period is terminated early. If, before the expiration of the initial HSR 30-day waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until 30 days after Alphabet and Fitbit have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of early termination or extended by agreement between the parties and the relevant antitrust agency). On November 15, 2019, Alphabet and Fitbit filed our respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission.
At any time before or after the Effective Time, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general or private parties can file suit under the antitrust laws to enjoin consummation of the Merger, to impose conditions on the Merger, or to require divestitures.
EC Merger Regulation. The Closing is subject to the European Commission having issued a decision under Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings (the “ECMR”) declaring the Merger compatible with the common market. As is customary, Alphabet and Fitbit have begun pre-notification consultations with the European Commission, and intend to file the formal notification as soon as is reasonably possible. Under the ECMR, the European Commission can issue a decision declaring the Merger compatible with the common market by the end of an initial review period (25 working days after formal notification, subject to certain extensions) or, if the European Commission decides at the end of the initial review period to initiate an extended “Phase 2” investigation (up to additional 90 working days, subject to certain possibilities of extension or interruption), by the end of the Phase 2 investigation period. Alternatively, the European Commission may issue a decision prohibiting the Merger by the end of the Phase 2 investigation period.
Australian Competition and Consumer Act. The Closing is subject to approval, clearance, consent from relevant antitrust authorities or courts, no assertion of jurisdiction by the relevant antitrust authorities or courts and the expiration of any applicable waiting periods, in each case as applicable, or, to the extent the foregoing are not applicable, the presence of other circumstances that are commonly considered a sufficient indication that the relevant antitrust authorities are not objecting to, or are not or no longer reviewing the Merger under the Australian Competition and Consumer Act. Alphabet and Fitbit have started engaging with the Australian Competition and Consumer Commission (the “ACCC”) with regard to the proposed Merger.
United Kingdom Enterprise Act. In the event that the European Commission shall not have declared the Merger compatible with the common market prior to the date, if any, on which the United Kingdom ceases to be a member state of the European Union and the European Commission no longer retains exclusive jurisdiction to review the Merger in the United Kingdom, then the Closing would be subject to approval, clearance, consent from relevant antitrust authorities or courts, no assertion of jurisdiction by the relevant antitrust authorities or courts and the expiration of any applicable waiting periods, in each case as applicable, or, to the extent the foregoing are not applicable, the presence of other circumstances that are commonly considered a sufficient indication that the relevant antitrust authorities are not objecting to, or are not or no longer reviewing the Merger under the United Kingdom Enterprise Act.

The Merger Agreement does not include other conditions precedent related to merger control. Based upon an examination of publicly available and other information relating to the businesses in which we are engaged, Google and Fitbit believe that the Merger should not violate applicable antitrust laws. Nevertheless, Google and Fitbit cannot be certain that a challenge to the Merger on antitrust grounds will not be made, or, if such challenge is made, what the result will be.
Other Regulatory Approvals
One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Effect on Fitbit if the Merger is Not Completed
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Fitbit Common Stock. Instead, we will remain a stand-alone public company, our Class A Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which we operate and risks related to adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our Class A Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Class A Common Stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Fitbit Common Stock. If the Merger is not completed, our Board will continue to evaluate and review our business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to our Board will be offered or that our business, prospects or results of operation will not be adversely impacted.
Vote Required and Board Recommendation
The Merger Agreement must be adopted by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class. If you abstain from voting, fail to cast your vote, at the virtual special meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Our Board has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are fair to and in the best interests of our stockholders.
Our Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by us, Google and Merger Sub, including being qualified by confidential disclosure schedules provided by us to Google and Merger Sub in connection with the execution of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between us, Google and Merger Sub rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under federal securities laws or from what may be viewed as material to stockholders.
Stockholders are generally not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of us, Google or Merger Sub or any of their respective affiliates or businesses.
You should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of us, Google or Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.
The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding us, Google or Merger Sub, or their respective businesses.
The Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Fitbit. The separate existence of Merger Sub will cease and Fitbit will continue as the Surviving Corporation and a wholly owned subsidiary of Google.
Closing and Effective Time of Merger
The Closing will take place at 9:00 a.m. (New York City time) on the fourth business day after the satisfaction or, to the extent permitted under the Merger Agreement, waiver of the conditions to closing (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions at the Closing) or at any other place, date and time that us and Google may agree in writing. For a more detailed description of the conditions to Closing, see the section captioned “—Conditions to the Merger.”
The Merger will become effective on the date and at the time the certificate of merger is received for filing by the Secretary of State of the State of Delaware or at a later date and time as may be agreed by us and Google in writing and specified in the certificate of merger.
Effects of the Merger
At the Effective Time, the certificate of incorporation of the Merger Sub will be the certificate of incorporation of the Surviving Corporation and the bylaws of the Merger Sub will be the bylaws of the Surviving Corporation, except that the name of the Surviving Corporation will be “Fitbit, Inc.” The directors and the officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation immediately after the Effective Time until successors are duly elected or appointed and qualified.

Merger Consideration
At the Effective Time, each share of Fitbit Common Stock outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive $7.35 in cash, without interest, other than:

•
each share of Fitbit Common Stock held by Google, Merger Sub, Fitbit (including Fitbit Common Stock held in treasury by Fitbit) or by any of their respective wholly owned subsidiaries immediately prior to the Effective Time, which will be canceled without any payment or distribution; and

•
each share owned by stockholders who have properly exercised and perfected their right to appraisal and payment in accordance with Section 262 of the DGCL, which will be treated as described in the section captioned “Proposal 1: Adoption of the Merger—Appraisal Rights.”

Subject to the above exceptions, from and after the Effective Time, each holder of Fitbit Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares, except the right to receive the Merger Consideration as provided in the Merger Agreement, and such shares will no longer be outstanding and will automatically be canceled.
Payment for Shares of Fitbit Common Stock
Prior to the Effective Time, Google will appoint a paying agent reasonably acceptable to us to act as exchange agent for the holders of shares of Fitbit Common Stock. On the Closing Date or on the first business day following the Closing Date, Google will deposit, or will cause to be deposited, with the paying agent the aggregate Merger Consideration payable to our stockholders.
Promptly (but in no event later than five business days) after the Effective Time, Google will send, or will cause the paying agent to send, to all record holders of Fitbit Common Stock whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal and instructions for use in obtaining the payment of such Merger Consideration. Each holder of Fitbit Common Stock whose shares have been converted into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration upon (i) surrender to the paying agent a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may be reasonably requested by the paying agent or Google, or, (ii) in the case of book-entry shares, receipt of an “agent’s message” by the paying agent or such other evidence, if any, of transfer as may be reasonably requested by the paying agent or Google. No interest will be paid or accrued on the cash payable upon the surrender or transfer of any such certificate or book-entry shares. Each of Google, Merger Sub, Fitbit, the Surviving Corporation and the paying agent will be entitled to deduct and withhold from the consideration payable to any person pursuant to the Merger Agreement such amounts as are required to be deducted and withheld from such payment under any applicable tax law and any such amounts will be treated as having been paid to such person for all purposes under the Merger Agreement.
Treatment of Fitbit Equity Awards and Warrant
Treatment of Fitbit Options
At the Effective Time:

•	each Fitbit Option (whether vested or unvested) with a per share exercise that equals or exceeds the Merger Consideration will be immediately canceled for no consideration;

•
each Fitbit Option (whether vested or unvested) outstanding as of immediately prior to the Effective Time held by a non-employee director of our Board will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Option Consideration;

•
each vested Fitbit Option outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Option Consideration; and

•
each unvested Fitbit Option outstanding as of immediately prior to the Effective Time (other than those held by non-employee directors of our Board) will be canceled and converted into the right to receive the Option Consideration, and the payment of such Option Consideration will be subject to (x) vesting in accordance with the vesting schedule applicable to such unvested Fitbit Option immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date, and (y) to the terms and conditions of the Unvested Payment Plan.
If the holder of an unvested Fitbit Option (other than those held by non-employee directors of our Board) does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in the Unvested Payment Plan Agreement, the holder will forfeit any and all rights with respect to the unvested Fitbit Option, including any right to payments with respect to the unvested Fitbit Option.
Treatment of Fitbit RSUs
At the Effective Time:

•
each Fitbit RSU (whether vested or unvested) held by a non-employee director of our Board immediately prior to the Effective Time will be canceled and converted into a right to receive an amount in cash, without interest, equal to the RSU Consideration;

•
each vested Fitbit RSU outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration; and

•
each unvested Fitbit RSU outstanding as of immediately prior to the Effective Time (other than those held by non-employee directors of our Board) will be canceled and converted into the right to receive the RSU Consideration, and the payment of such RSU Consideration will be subject to (x) vesting in accordance with the vesting schedule applicable to such unvested Fitbit RSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date, and (y) the terms and conditions of the Unvested Payment Plan.

If the holder of an unvested Fitbit RSU does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in the Unvested Payment Plan Agreement, the holder will forfeit any and all rights with respect to the unvested Fitbit RSU, including any right to payments with respect to the unvested Fitbit RSU.
Treatment of Fitbit PSUs
At the Effective Time:

•
each Vested Fitbit PSU will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to the Vested Fitbit PSU based on the deemed achievement of all relevant performance goals at target level; and

•
each Unvested Fitbit PSU will be canceled and exchanged for the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of shares subject to the Unvested Fitbit PSU based on the deemed achievement of all relevant performance goals at target level, with such payment subject to (x) vesting in accordance with the service-based vesting schedule applicable to such Unvested Fitbit PSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Google on each applicable vesting date and (y) the terms and conditions of the Unvested Payment Plan.

Any consideration payable in respect of Unvested Fitbit PSUs will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Unvested Fitbit PSU as of immediately prior to the Effective Time. If the holder of an Unvested Fitbit PSU does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in the Unvested Payment Plan Agreement, the holder will forfeit any and all rights with respect to the Unvested Fitbit PSUs, including any right to payments with respect to the Unvested Fitbit PSUs.
Treatment of Warrant
At the Effective Time, the Warrant will be canceled unless exercised prior to such time. Prior to the Effective Time, we will deliver to the holder of the Warrant any notice required pursuant to the terms of the Warrant.

Treatment of the Employee Stock Purchase Plan
Our ESPP will terminate as of immediately prior to the Closing Date. No new offering period under the ESPP will commence on or after November 1, 2019. Participants in the ESPP will not be able to alter their payroll deductions from those in effect as of November 1, 2019 (other than to reduce or discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP) or make separate non-payroll contributions to the ESPP on or following November 1, 2019, except as may be required by applicable law. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time will, to the extent not used to purchase shares of Fitbit Common Stock in accordance with the terms and conditions of the ESPP, be refunded in cash to such participant as promptly as practicable following the Effective Time (without interest).
The effect of the Merger upon our other employee benefit plans is more fully described under “—Employee Benefits.”
Representations and Warranties
In the Merger Agreement, we made certain representations and warranties to Google and Merger Sub relating to, among other things:

•	the corporate organization, good standing, power and qualification of Fitbit and our subsidiaries;

•	our capital structure, including with respect to our equity awards and outstanding indebtedness;

•	our corporate power and authority to enter into the Merger Agreement and the enforceability of the Merger Agreement against us;

•
our Board resolving to recommend that our stockholders adopt the Merger Agreement, determining that the Merger Agreement and the Merger are fair to and in the best interests of our stockholders, approving the Merger Agreement and the Merger and directing the adoption of the Merger Agreement to be submitted to a vote at the special meeting of our stockholders;

•
the absence of conflicts with or violations of any provision of the organizational documents of ours and our subsidiaries, certain contracts to which we are subject, or applicable law, regulations or orders as a result of our executing the Merger Agreement or consummation of the Transactions;

•	the accuracy of our filings with the SEC, including financial statements included or incorporated by reference therein;

•	the adequacy of our internal accounting controls and procedures;

•	the absence of specified undisclosed liabilities;

•
our and our subsidiaries’ permits, authorizations, licenses and other matters of any governmental entity required for us and our subsidiaries to own, lease and operate the properties and assets and operate our business as currently conducted;

•	our compliance with applicable law, including anti-corruption laws;

•	our compliance environmental laws and regulations;

•	our employee benefits plans;

•	the absence of certain changes or events since June 29, 2019 and the absence of a Company Material Adverse Effect (as defined below) since December 31, 2018;

•	investigations and litigation matters;

•	information supplied relating to us in the proxy statement;

•	tax matters;

•	employment and labor matters;

•	intellectual property and information technology systems;

•	real property leased, owned or subleased by us and our subsidiaries;

•	insurance coverage;

•	the opinion of Fitbit’s financial advisor rendered to our Board;

•
the existence and enforceability of specified categories of our Material Contracts (as defined in the Merger Agreement), the absence of any violation or breach of or default or material dispute thereunder and any notices of the intention to terminate or modify those Material Contracts;

•	data protection and cybersecurity;

•	our top suppliers and top customers;

•	our products and product returns;

•	related party transactions;

•	the payment of fees to finders and brokers in connection with the Merger Agreement; and

•	the inapplicability of anti-takeover statutes or regulations (including Section 203 of the DGCL) to the Transactions.
In addition, in the Merger Agreement, Google and Merger Sub each made representations and warranties relating to, among other things:

•	the corporate organization, good standing, power and qualification of Google and Merger Sub;

•	Google’s and Merger Sub’s corporate power and authority to enter into the Merger Agreement;

•	the due execution and delivery by Google and Merger Sub of the Merger Agreement and the enforceability of the Merger Agreement against Google and Merger Sub;

•
the absence of conflicts with the organizational documents of Google or Merger Sub, applicable law or orders as a result of Google’s and Merger Sub’s execution of the Merger Agreement or consummation of the Transactions;

•	the absence of proceedings that seek to prevent or materially delay the Merger Agreement;

•	information supplied by Google and the Merger Sub for inclusion in this proxy statement;

•	the payment of fees to brokers or finders in connection with the Merger Agreement;

•	sufficiency of cash resources to pay the Merger Consideration; and

•	Google’s ownership and operation of Merger Sub since its formation.
Many of our representations and warranties are qualified by a knowledge, materiality, or Company Material Adverse Effect standard. For purposes of the Merger Agreement, “knowledge” means the actual knowledge of certain of our specified employees after reasonable inquiry. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in combination with any other Effect, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), or our results of operations and those of our subsidiaries, taken as a whole, or (ii) would prevent, materially impair or materially delay the timely performance by us of, or has or would have a material adverse effect on our ability to, timely perform, our obligations under the Merger Agreement. However, no Effect will constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect to the extent that such Effect arises out of or results from:

(A)	changes in general, global economic or business conditions, including any changes in or affecting financial, credit, foreign exchange or capital market conditions;

(B)	changes in conditions generally affecting the industries in which we and our subsidiaries operate;

(C)
changes in political conditions, geopolitical conditions, or the commencement, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, terrorism, government shutdown, acts of foreign or domestic terrorism, or other national or international calamity, including any material worsening of such conditions threatened or existing as of November 1, 2019;

(D)	any hurricane, flood, tornado, earthquake or other natural disasters;

(E)
any failure by us or any of our subsidiaries to meet any internal or external projections, forecasts, estimates, budget or expectations of the our revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of “Company Material Adverse Effect” may constitute a Company Material Adverse Effect and may be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(F)
the execution and delivery of the Merger Agreement, the pendency or anticipated consummation of the Transactions or the public announcement of the Merger Agreement or the Merger (including the identity of, or any facts or circumstances relating to, Google as our acquirer), or any leaks or rumors related to the Merger Agreement or the Merger, including the impact thereof on relationships, contractual or otherwise, with our officers, employees, customers, manufacturers, suppliers, distributors, partners, or other business relationships (provided that this clause will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to directly address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the Transactions);

(G)
any legal or related proceedings made or brought against us or our Board, relating to, in connection with, or arising out of the Merger or the other Transactions, including the proxy statement (provided that this clause will not apply to qualify our representation regarding proceedings pending or, to our knowledge, threatened, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, the Merger Agreement or the Transactions, as of November 1, 2019);

(H)	changes in GAAP or International Financial Reporting Standards or the interpretation thereof;

(I)	changes in applicable law or the interpretation thereof, including the imposition of new or increased tariffs;

(J)
any action or failure to take any action which action or failure to act is requested or consented to in writing by Google, any action expressly required by the Merger Agreement (other than pursuant to the Affirmative Interim Operating Covenants (as defined below) (except actions undertaken with the prior written consent of Google)), or the failure to take any action expressly prohibited by the terms of the Merger Agreement (other than the failure to take an action that is prohibited under Negative Interim Operating Covenants (as defined below), unless Google unreasonably withholds, conditions or delays its consent to such action); and

(K)
any change in the price or trading volume of shares of Fitbit Common Stock or any other publicly traded securities of ours or any of our subsidiaries in and of itself (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may constitute a Company Material Adverse Effect and may be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

However, with respect to any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (D), (H) or (I) above, only to the extent such Effect has, or is reasonably expected to have, a disproportionate adverse effect on the business, condition (financial or otherwise) or results of operations of ours and our subsidiaries, taken as a whole, as compared to other companies that operate in the industries in which we and our subsidiaries operate, in which case only the incremental disproportionate effect may be taken into account in determining whether there has been a Company Material Adverse Effect.
Conduct of Business Prior to Closing
During the period commencing on November 1, 2019 and ending on the earlier of the termination of the Merger Agreement and the Effective Time (the “Pre-Closing Period”), except to the extent required by applicable law, undertaken with the prior written consent of Google (which consent will not be unreasonably withheld, conditioned or delayed), or expressly permitted, prohibited or required by the Merger Agreement, we will, and will cause each of our subsidiaries to, (i) conduct our business in the ordinary course of business, and (ii) use commercially reasonable efforts to :

•	maintain and preserve intact our business organization, assets, technology, present lines of business, rights and franchises;

•	keep available the services of employees who are important to the operation of our business or the business of our subsidiaries as is presently conducted;

•	maintain in effect all of our material permits; and

•
preserve our relationships with those persons having significant business relationships with us or any of our subsidiaries (the foregoing clauses (i) and (ii) are collectively referred to as the “Affirmative Interim Operating Covenants”).

In addition, without limiting the generality of the Affirmative Interim Operating Covenants, during the Pre-Closing Period, except to the extent required by applicable law, undertaken with the prior written consent of Google (which consent will not be unreasonably withheld, conditioned or delayed), except as expressly contemplated by the Merger Agreement or set forth in the confidential disclosure schedules, we will not, and will not permit any of our subsidiaries to (the following are collectively referred to as the “Negative Interim Operating Covenants”):

•	amend our or our subsidiaries’ restated certificate of incorporation or restated bylaws, or comparable organizational or governing documents;

•	split, combine, subdivide or reclassify any of our capital stock;

•	amend any term of any of our or our subsidiaries’ securities (including by merger, consolidation or otherwise);

•
declare or pay any dividend on or make any other distribution on (whether in cash, stock, property or otherwise) in respect of our capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of our capital stock (except (A) dividends paid by any of our wholly owned subsidiaries (to the extent such dividends would not result in a material tax liability and are paid in the ordinary course of business), or (B) the acceptance of shares of Fitbit Common Stock as payment for the exercise price of Fitbit Options or for withholding taxes incurred in connection with the exercise of Fitbit Options or settlement of Fitbit RSUs;

•
issue, deliver, sell, grant, subject to any lien (other than a Permitted Lien (as defined in the Merger Agreement)), pledge or otherwise dispose of or permit to become outstanding any additional shares of our capital stock or securities convertible or exchangeable into, or exercisable for, any shares of our capital stock or any options, warrants, or other rights of any kind to acquire any shares of our capital stock, except pursuant to the exercise of options or the settlement of our stock awards outstanding as of November 1, 2019, in each case in accordance with their terms, or enter into any agreement, understanding or arrangement with respect to the sale or voting of our capital stock or equity interests;

•
adopt any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, corporate migration, redomiciliation or other reorganization or file a petition in bankruptcy under any provisions of applicable law or consent to the filing of any bankruptcy petition against us or any of our subsidiaries under any similar applicable law;

•	create any subsidiary;

•	other than renewals of existing letters of credit, incur any indebtedness or modify in any material respect the terms of any outstanding indebtedness;

•	grant or suffer to exist any material liens on any of our or our subsidiaries’ properties or assets, tangible or intangible, other than Permitted Liens;

•
make any capital investment in, loan or advance to, or make or forgive any loan to, any other person, except for (A) intercompany loans, advances, or capital contributions (subject to certain exceptions), (B) advances for reimbursable employee expenses in the ordinary course of business and (C) extensions of credit to customers in the ordinary course of business;

•
other than in the ordinary course of business or in accordance with any contract in effect on November 1, 2019, sell, transfer, lease, or otherwise dispose of or encumber any of our material tangible properties or assets

•	other than in the ordinary course of business, grant any new material refunds, credits, rebates or allowances to any customers;

•	acquire any other person or business or any material assets of any other person;

•
make any material investment in any other person either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person, other than a wholly owned subsidiary of Fitbit;

•	make any capital expenditures that are in excess of the capital expenditure budget set forth in the confidential disclosure schedules by more than five percent in the aggregate;

•
except in the ordinary course of business, (A) enter into, amend or cancel any Material Contract, (B) enter into any new Material Contract or any other contract that would result in payments exceeding $1,000,000 annually that will (1) not expire by its terms in 12 months or fewer and (2) cannot be terminated by us or any of our subsidiaries without material penalty upon no more than 12 months’ notice;

•
adopt, amend, or terminate any employee plan, make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the employee plans;

•	increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any employee or other service providers;

•
grant, or commit to grant, any equity-related, performance, incentive or similar awards or bonuses to any employee or take any action that would result in the acceleration of vesting or adjustment of exercisability of any outstanding equity-based award;

•
hire or promote any employee at the level of senior director or above (or employees with similar levels of compensation), other than ordinary course hires to fill vacancies or ordinary course promotions;

•
terminate the employment or services of any officer or any employee at the level of senior director unless such termination results from such employee (1) willfully failing to perform his or her duties, (2) engaging in serious misconduct, or (3) being convicted of or entering a plea of guilty or no contest to any crime;

•	enter into or negotiate to enter into any collective bargaining agreement, works council or similar agreement or arrangement;

•	implement or adopt any change in our accounting principles, policies, practices or methods other than may be required by GAAP or applicable law;

•	change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital materially in accordance with past practices;

•	commence any legal proceedings outside the ordinary course of business;

•
settle or offer to settle any legal proceeding except for settlements or compromises that involving monetary remedies less than $500,000 individually and $1,000,000 in the aggregate that do not impose any other material restriction or encumbrances on our business;

•	settle any stockholder litigation;

•
make, change or revoke any material tax election, change any material tax accounting method, file any material amended tax return or claim for a material tax refund, enter into any voluntary disclosure agreement or any closing agreement;

•	abandon or discontinue any existing material line of business;

•	materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

•	change our cash management customs and practices (including the collection of receivables and payment of payables);

•	amend or fail to maintain any material permits;

•	transfer, license or encumber any of our intellectual property other than non-exclusive licenses to customers or to resellers and distributors for the purpose of selling our products;

•	fail to maintain our registered and unregistered intellectual property;

•	change any privacy policies or other policies governing the processing of any personal information that would diminish or restrict the usage of personal information after the Closing;

•	enter into any transaction with any of our stockholders (in its capacity as such);

•	other than in the ordinary course of business, enter into any transaction with any of our directors or officers or any of our subsidiaries;

•	amend or otherwise modify any engagement letter between us and our financial advisor, or enter into a new engagement letter with any such financial advisor; or

•	agree to take (by contract or otherwise) any of the actions above.
No Solicitation; Acquisition Proposals
Under the Merger Agreement, we agreed not to, and agreed to cause our affiliates and our or their respective representatives not to, directly or indirectly:

•
initiate, solicit, authorize or knowingly encourage, or knowingly facilitate the submission or making of, any Acquisition Proposal, or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal;

•
other than informing third parties of the existence of the no-solicitation provision, conduct, continue, participate or engage in negotiations or discussions with, or furnish any information concerning us or any of our subsidiaries to, any third party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal, as defined below); or

•	enter into any contract (written or oral, binding or non-binding, preliminary or definitive) relating to an Acquisition Proposal.
From and after the execution and delivery of the Merger Agreement, we will, and will cause our affiliates and our and their respective representatives to:

•
immediately cease and cause to be terminated all discussions or negotiations with any person existing on November 1, 2019 with respect to any Acquisition Proposal, or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal;

•
terminate access by any third party to any physical or electronic data room or other access to our data or information, in each case relating to or in connection with, any Acquisition Proposal or any potential Acquisition Transaction (as defined below);

•
request the prompt return or destruction of all nonpublic information provided to any third party in the two years immediately preceding November 1, 2019 in connection with any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal or a proposed Acquisition Transaction; and

•
enforce, and not waive or modify, the provisions of any binding confidentiality or non-disclosure agreement entered into with respect to any Acquisition Proposal or any potential Acquisition Transaction, including any standstill provisions contained therein.

Notwithstanding these restrictions, if, at any time prior to the receipt of the approval of our stockholders to adopt the Merger Agreement, we receive an unsolicited, written bona fide Acquisition Proposal (which was made after November 1, 2019 and did not result from a breach of our no-solicitation obligations), we, our Board and our representatives may engage in negotiations or discussions and furnish any information and reasonable access to any third party making such Acquisition Proposal if, and only if, our Board determines in good faith, after consultation with the our outside legal counsel and outside independent financial advisors, that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be expected to lead to or result in a Superior Proposal and failure to take such action would be inconsistent with our Board’s fiduciary duties to our stockholders. However, prior to providing access to or furnishing the information noted above:

•
we must (A) have received from the third party making such Acquisition Proposal an executed Acceptable Confidentiality Agreement (as defined in the Merger Agreement) or (B) if the third party is already party to an existing confidentiality agreement as of November 1, 2019, if necessary, amend the existing agreement so that it is an Acceptable Confidentiality Agreement;

•	any such information or access so furnished has been previously provided to Google or is provided to Google concurrently with it being furnished to the third party; and

•
written notice must be provided to Google promptly after our Board makes the determination to engage in negotiations or discussions and furnish access to any third party (and in no event later than the earlier to occur of (x) 36 hours and (y) one business day after such determination) and in any event prior to furnishing any such information or engaging in such negotiations or discussions.

We must also promptly (and in any event within the earlier to occur of (x) 36 hours and (y) one business day following the time of receipt) advise Google in writing in the event that we or any of our representatives receives any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal, and in connection with such notice, provide to Google the material terms and conditions (including the identity of the third party making any such Acquisition Proposal, copies of any material documentation, including copies of any related financing commitments, fee letters (subject to customary redactions) and other material transaction documents, and a written summary of any oral proposals) of any such Acquisition Proposal. From and after the execution and delivery of the Merger Agreement, we must keep Google promptly informed in writing on a reasonably current basis of any material changes to, the terms of any such Acquisition Proposal and any material discussions and negotiations concerning the material terms and conditions thereof and provide to Google as soon as practicable after receipt of any written indication of interest (or amendment thereto) or any written material received in connection therewith (or amendment thereto) including copies of any proposed Alternative Acquisition Agreement (as defined below) (including any drafts thereof) and any proposed financing commitments, fee letters (subject to customary redactions) and other transaction documents related thereto (including drafts thereof).

Ability to Change Board Recommendation; Superior Proposal
Our Board unanimously (a) determined that the Merger Agreement and the Merger are fair to and in the best interests of our stockholders, (b) approved the Merger Agreement and the Merger, (c) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of our stockholders and (d) resolved the Board Recommendation.
The Merger Agreement provides that our Board, or any committee thereof, will not:

•	withdraw (or qualify or modify in a manner adverse to Google), or publicly propose to withdraw (or so qualify or modify), the Board Recommendation;

•	fail to include the Board Recommendation in the proxy statement; or

•
fail to publicly reaffirm the Board Recommendation within five business days after Google so requests in writing (provided that Google makes such request only after a material development has occurred that Google believes in good faith, has created uncertainty as to the position of our Board or whether the required vote of our stockholders with respect to the adoption of the Merger Agreement will be obtained).

Each of the foregoing is individually referred to as a “Change in Recommendation.”
Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to the receipt of the approval of our stockholders of the adoption of the Merger Agreement, in the event a material development or material change in circumstances (other than relating to or in connection with an Acquisition Proposal, Acquisition Transaction or Superior Proposal) occurs or arises that was not known and not reasonably foreseeable by our Board, our Board may make a Change in Recommendation if and only if our Board determines in good faith, after consultation with the our outside legal counsel and outside independent financial advisors, that the failure to effect such Change in Recommendation would be inconsistent with the fiduciary duties of our Board to our stockholders under applicable law and that we will have provided Google four business days’ prior written notice advising Google that we intend to take such action and specifying, in reasonable detail, the reasons for such action and:

•	during the four business day period, if requested by Google, we will have engaged in good faith negotiations with Google regarding changes to the terms of the Merger Agreement; and

•
we will have considered any adjustments to the Merger Agreement (including a change to the price terms hereof) and any other agreements that may be irrevocably committed to in writing by Google (the “Proposed Changed Terms”) no later than 11:59 p.m., New York City time, on the fourth business day of such four business day period and will have determined in good faith (after consultation with our outside legal counsel and outside independent financial advisors) that the failure to make a Change in Recommendation would be inconsistent with our Board’s fiduciary duties to our stockholders under applicable law.

In addition, at any time prior to the receipt of the approval of our stockholders of the adoption of the Merger Agreement, if, in response to an unsolicited, written bona fide Acquisition Proposal that did not result from a breach of our no-solicitation obligations, our Board determines in good faith (after consultation with our outside legal counsel and outside independent financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to approve or recommend such Superior Proposal would be inconsistent with the fiduciary duties of our Board to our stockholders under applicable law, we may terminate the Merger Agreement if we (x) have complied in all material respects with and not materially breached our no-solicitation obligations under the Merger Agreement, (y) pay the Company Termination Fee to Google prior to or concurrently with such termination and (z) concurrently with such termination, enter into a definitive written agreement that documents the terms and conditions of such Superior Proposal. However, prior to such termination:

•
we must have provide Google four business days’ prior written notice advising Google that we intend to take such action and providing Google a copy of the relevant proposed transaction agreement or the latest draft thereof or, to the extent such agreement or draft and other documents do not exist, a written summary of the material terms and conditions of such Superior Proposal, and any other related available material documentation and material correspondence relating to such Superior Proposal (the “Superior Proposal Notice”); and

•
during such four business day period, if requested by Google, we will have engaged in good faith negotiations with Google regarding changes to the terms of the Merger Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and we will have considered any Proposed Changed Terms irrevocably committed to by Google no later than 11:59 p.m., New York City time, on the fourth business day of such four business day period and will have determined in good faith (after consultation with our outside legal counsel and outside independent financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

If Google, within four business days following its receipt of a Superior Proposal Notice, makes an irrevocable proposal that, as determined in good faith by our Board (after consultation with our outside counsel and outside independent financial advisors), results in the applicable Acquisition Proposal no longer being a Superior Proposal, then we will have no right to terminate the Merger Agreement as a result of such Acquisition Proposal, and any (1) revisions to the financial terms or any other material terms of a Superior Proposal or (2) revisions to the financial terms or any other material terms to an Acquisition Proposal that our Board had determined no longer constitutes a Superior Proposal, will constitute a new Acquisition Proposal and will in each case require us to deliver to Google a new Superior Proposal Notice and a new two business day period will commence thereafter.
“Acquisition Proposal” is defined in the Merger Agreement as any inquiry, offer or proposal (other than an inquiry, offer or proposal made or submitted by or on behalf of Google) related to, or that would reasonably be expected to lead to, an Acquisition Transaction.
“Acquisition Transaction” is defined in the Merger Agreement as any transaction (including any single- or multi-step transaction) or series of transactions with a person or “group” (as defined in Exchange Act) relating to (i) the acquisition of at least 15% of the assets (other than cash and cash equivalents) of, equity interests in, us and our subsidiaries, taken as a whole, pursuant to a merger, reorganization, recapitalization, consolidation, joint venture or other business combination, sale combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or otherwise, or (ii) any combination of the foregoing types of transactions if the sum of the percentage of our consolidated assets (other than cash and cash equivalents), consolidated revenues or earnings involved is 15% or more.
“Alternative Acquisition Agreement” is defined in the Merger Agreement as any contract (written or oral, binding or non-binding, preliminary or definitive), other than an Acceptable Confidentiality Agreement with any third party constituting or relating to, or that is intended to or would reasonably be expected to lead to or result in, any Acquisition Proposal or Acquisition Transaction, or requiring, or reasonably expected to cause, us to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with the Merger Agreement, the Merger or the Transactions, or requiring, or reasonably expected to cause, us to fail to comply with the Merger Agreement.
“Superior Proposal” is defined in the Merger Agreement as a bona fide written Acquisition Proposal (provided that, for purposes of this definition, the references to “15% ” in the definition of Acquisition Transaction will be deemed to be references to “90%”) made by a third party that our Board determines in good faith, after consultation with our outside independent financial advisors and outside legal counsel, and considering all the terms of the Acquisition Proposal (including the legal, financial, financing and regulatory aspects of such proposal, the identity of the third party making such proposal, the conditions for completion of such proposal, and the timing and likelihood of consummation), to be more favorable to the holders of Fitbit Common Stock from a financial point of view than the Merger (after giving effect to all Proposed Changed Terms).
Indemnification and Insurance
The Merger Agreement provides that, from and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects our obligations and those of our subsidiaries pursuant to each indemnification agreement in effect as of November 1, 2019 between us or any of our subsidiaries and any individual who at or prior to the Effective Time is a director or officer of ours or any of our subsidiaries and any indemnification provision and any exculpation provision set forth in our restated certificate of incorporation or our restated bylaws or the certificate of incorporation or bylaws of our subsidiaries are in effect on November 1, 2019.
For six years after the Effective Time, the Surviving Corporation will maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by our officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on November 1, 2019. However, the Surviving Corporation will not be obligated to pay aggregate premiums in excess of 250% of our Current Premium). The officers’ and directors’ liability insurance will be maintained if prepaid “tail” or “runoff”

policies have been obtained by Google, by us prior to Effective Time or by the Surviving Corporation at or after the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the Transactions. However, the amount paid for such prepaid policies will not exceed 250% of the Current Premium without the prior written consent of Google.
In the event that, within 60 days following November 1, 2019, Google provides written notice requesting that we obtain such tail or runoff policies, then we will obtain and fully pay the premium (in an amount not to exceed 250% of the Current Premium) for such tail or runoff policies at or prior to the Effective Time. Alternatively, if Google confirms to us that Google or the Surviving Corporation will obtain such tail or runoff policies, we will cooperate with Google to arrange for such policies to be so obtained. In the event that Google fails to provide either such written notice within 60 days following November 1, 2019 or, in the event Google confirms it will obtain such policies but fails to do so at least ten business days prior to the Closing, we may, after consulting in good faith with Google, obtain and fully pay the premium (in an amount not to exceed 250% of the Current Premium) for such tail or runoff policies at or prior to the Effective Time.
Employee Benefits
For the one year period immediately following the Effective Time, Google will (or will cause the Surviving Corporation to) provide to each person who is an employee of ours or any of our subsidiaries immediately prior to the Effective Time and who continues to be employed by Google, its subsidiary or the Surviving Corporation (each, a “Continuing Employee”) following the Effective Time, so long as the Continuing Employee remains employed by Google, its subsidiary or the Surviving Corporation, (i) cash compensation (including any retention bonus, stay bonus, bridge bonus or similar cash payment) that is substantially comparable in the aggregate to the cash compensation (excluding any change in control or transaction bonus, retention bonus, spot bonus or similar cash payment) provided to such Continuing Employee as of immediately prior to the Effective Time (provided that a Continuing Employee’s base salary will not be less than 75% of the base salary provided to such Continuing Employee as of November 1, 2019, and provided further that to the extent that such base salary is less than 100% of base salary as of November 1, 2019, such Continuing Employee will receive a retention bonus, a stay bonus, a bridge bonus opportunity or a similar cash payment opportunity, vesting monthly over a period not exceeding twelve months, in an amount no less than such difference in salary), (ii) health and welfare benefits (excluding severance benefits) that are substantially similar to those health and welfare benefits that are provided to similarly situated employees of Google or its subsidiaries, as determined by Google, and (iii) cash severance benefits (other than reimbursement of COBRA continuation costs) that are no less favorable than the cash severance benefits set forth in the confidential disclosure schedules, provided that payment of any such severance benefits will be subject to such Continuing Employee executing a general release of claims on Google’s standard form.
Google will use its commercially reasonable efforts to the extent permitted by the terms of Google’s existing benefit plans and applicable law to ensure that, as of the Closing Date, each Continuing Employee receives credit for service with us (or predecessor employers to the extent we provide such past service credit under our employee plans) for purposes of eligibility to participate, vesting, vacation entitlement and level of severance benefits under each of the comparable employee benefit plans, programs and policies of Google, the Surviving Corporation or the relevant subsidiary, as applicable, in which such Continuing Employee becomes a participant; provided that such recognition of service will not (i) apply for purposes of any equity or equity-based plans (including any entitlement to equity acceleration in connection with retirement), (ii) apply for purposes of any plan that provides retiree welfare benefits, (iii) apply for purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits other than as required by applicable law in non-US jurisdictions, (iv) operate to duplicate any benefits of a Continuing Employee with respect to the same period of service, or (v) apply for purposes of any plan, program or arrangement (A) under which similarly situated employees of Google and its subsidiaries do not receive credit for prior service or (B) that is grandfathered or frozen, either with respect to level of benefits or participation.
With respect to each “employee welfare benefit plan” (as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) that is maintained by Google for the purpose of providing for such plan’s participants or their beneficiaries medical, surgical or hospital care or benefits, the Surviving Corporation or the relevant subsidiary for the benefit of any Continuing Employee, Google will use commercially reasonable efforts to the extent permitted by such plan and applicable law (i) to cause all pre-existing condition exclusions of such plan to be waived for each Continuing Employee and his or her covered dependents, unless and to the extent the individual, immediately prior to entry in such plan, was subject to such conditions under the comparable Fitbit employee plan, and (ii) to cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Fitbit employee plan for the plan year that includes the Closing Date for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan maintained by Google, the Surviving Corporation or the relevant subsidiary, as applicable, for the plan year in which the Closing Date occurs, subject to the applicable information being provided to Google in a form that Google reasonably determines in its sole discretion is administratively feasible to take into account under its plans.
Efforts to Close the Merger
Subject to the terms and conditions provided in the Merger Agreement, we and Google have agreed to use reasonable best efforts (i) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable and regulations to consummate and make effective the transaction contemplated by the Merger Agreement, (ii) to cause all conditions to the obligations of the other parties to the Merger Agreement to effect the Merger to be satisfied, (iii) to obtain all necessary waivers, consents, approvals and other documents required to be delivered and (iv) to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by the Merger Agreement, in each case, so that the Closing may occur by no later than the End Date.
However, notwithstanding anything to the contrary, no party will be required to agree (and we will not agree, and will cause our subsidiaries not to agree, without the prior written consent of Google) to (i) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of our capital stock or of any of our businesses, assets or properties, our subsidiaries or affiliates, (ii) the imposition of any limitation on the ability of Google or its affiliates or us or our subsidiaries to conduct our or their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of our or their respective businesses or assets and, in the case of Google, the businesses or assets of us and our subsidiaries or (iii) the imposition of any impediment on Google or its affiliates or us or our subsidiaries under any statute, rule, regulation, executive order, decree, order or other legal restraint governing competition, monopolies or restrictive trade practices (any such action described in (i), (ii) or (iii), an “Action of Divestiture”).
The terms of the Merger Agreement do not require Google or its affiliates, nor permit us or our subsidiaries (without the prior written consent of Google) to litigate with any governmental entity. Additionally, nothing in the Merger Agreement requires Google or its affiliates or permits us or our subsidiaries (without the prior written consent of Google) to pay any consideration or agree to any modifications of existing contracts or enter into new contracts (other than the payment of customary filing and application fees) in connection with obtaining any waivers, consents or approvals from governmental entities or other persons in connection with the Merger Agreement or the Merger. Without limiting any of our obligations under the Merger Agreement, we have agreed to, and to cause our subsidiaries to, agree to such Actions of Divestiture and enter into such contracts as may be requested by Google in connection with obtaining the necessary waivers, consents and approvals to consummate the Merger so long as such Actions of Divestiture and Contracts are conditioned on the occurrence of the Closing having occurred.
In addition, we and Google have agreed to, or will cause their “ultimate Google entities” as that term is defined in the HSR Act, as reasonably advisable, make as promptly as reasonably practicable (and, in any event, solely in the case of any necessary filings and notifications under the HSR Act, within 18 days following November 1, 2019) all necessary filings and notifications and other submissions with respect to the Merger Agreement and the Transactions under the HSR Act, the ECMR, and any other applicable antitrust laws.
Google has agreed to consult with us with respect to filings under the HSR Act, the ECMR and any other applicable antitrust laws, but Google will have the exclusive right to make all strategic and tactical decisions as to the manner in which to obtain from any governmental entity under the HSR Act, the ECMR or any other applicable antitrust laws, any actions or non-actions, consents, approvals, authorizations, clearances or orders required to be obtained by Google or us or any of their respective affiliates in connection with the consummation of the Transactions. In addition, Google and its representatives will have no obligation to share with us, any of our subsidiaries or any of their respective representatives (other than outside antitrust counsel) any nonpublic information, data or materials about any of the businesses or operations of Google and its affiliates and we will not, nor will we permit any of our subsidiaries or representatives to make any communications with, or proposals relating to, or enter into, any understanding, undertaking or agreement with, any governmental entity relating to the Transactions without Google’s prior review and approval.
Special Meeting of Our Stockholders
We have agreed to take all actions necessary in accordance with the DGCL, our Restated Certificate of Incorporation and our Restated Bylaws to duly call, establish a record date for, give notice of, convene and hold a special meeting of our stockholders for the purpose of voting upon the adoption of the Merger Agreement as soon as reasonably practicable following the earlier of (1) the 11th day after the date on which the preliminary proxy statement is filed, if the staff of the SEC has not prior to such date informed us that they are reviewing the preliminary proxy statement and (2) the date on which any comments from the SEC or the staff of the SEC with respect to the preliminary proxy statement have been resolved or withdrawn (the earlier of such dates, the “Proxy Clearance Date”) and, in any event, within 30 days following the Proxy Clearance Date.
We will be able to postpone or adjourn the special meeting following consultation with Google (and our good faith consideration of any comments from Google):

•
if as of the time for which the special meeting is originally scheduled, (A) there are insufficient shares represented (either at the virtual special meeting or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or (B) we have not received proxies sufficient to obtain the Requisite Company Stockholder Approval (such postponement or adjournment to be for no more than five business days and no later than three business days prior to the End Date);

•
to allow time for the filing and dissemination of any supplemental or amended disclosure document that our Board has determined in good faith (after consultation with the our outside legal counsel) is necessary or required to be filed and disseminated under applicable law, our Restated Certificate of Incorporation or our Restated Bylaws; or

•
if we are required to postpone or adjourn the special meeting by applicable law, order or a request from the SEC or its staff (such postponement or adjournment to be for no more than a reasonable amount of time and will be no later than three business days prior to the End Date).

Without the prior written consent of Google, the adoption of the Merger Agreement will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by our stockholders in connection with the adoption of the Merger Agreement) that we will propose to be acted on by our stockholders at the special meeting.
Once we have established a record date for the special meeting, such record date will not be changed without the prior written consent of Google (which shall not be unreasonably withheld, conditioned, or delayed) unless required by the DGCL.
Unless the Merger Agreement is terminated, we have agreed that we will establish a record date for, give notice of, convene and hold the special meeting, whether or not our Board at any time after November 1, 2019 has effected a Change in Recommendation or an Acquisition Proposal has been publicly announced or otherwise made known to us, our Board, our representatives or our stockholders.
Other Covenants
The Merger Agreement contains other customary covenants, including covenants relating to:

•	providing Google access to our employees, representatives, properties, books, contracts and records that Google reasonable requests (subject to applicable legal restrictions);

•	notices of certain events and matters;

•	actions necessary if state takeover laws are or become applicable to the Transactions to ensure that the Transactions may be consummated as promptly as practicable;

•	delisting our stock from the NYSE;

•	control of stockholder litigation relating to the Merger;

•	press releases and other public announcements relating to the Merger, the Merger Agreement, or any of the other Transactions;

•
the actions necessary to cause the dispositions of certain Fitbit Common Stock and equity-based securities by our officers and directors pursuant to the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	obtaining customary third-party consents and payoff letters.
Conditions to the Closing of the Merger
The obligation of Google and us to consummate the Merger is subject to the satisfaction or, to the extent not prohibited by applicable law, waiver of, as of the Closing, of the following conditions:

•	the Requisite Company Stockholder Approval must have been obtained;

•
all applicable waiting periods (and any extensions thereof) under the HSR Act relating to the consummation of the Merger must have expired or been terminated, the European Commission will have issued a decision under the ECMR declaring the Merger compatible with the common market, and the Specified Foreign Antitrust Approvals must have been obtained (the “Regulatory Authorization Condition”); and

•
no court of competent jurisdiction or any governmental entity having jurisdiction over any party to the Merger Agreement will have issued any order, nor will there be in effect any applicable law or other Restraint that makes consummation of the Merger illegal or otherwise prohibited (the “No Injunction Condition”).

The obligation of Google and Merger Sub to consummate the Merger is further subject to the satisfaction, or to the extent not prohibited by applicable law, waiver of, as of the Closing, of each of the following conditions:

•
our representations and warranties relating to our capital structure must be true and correct in all respects as of November 1, 2019 and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be so true and correct as of such specific date only), except for failures to be true and correct that, individually or in the aggregate, are de minimis;

•
our representations and warranties relating to corporate organization, corporate authority relative to the Merger Agreement, no violation of our corporate organizational documents and the opinion of our financial advisor, to the extent qualified by materiality or “Company Material Adverse Effect,” must be true and correct in all respects, and to the extent not qualified by materiality or “Company Material Adverse Effect,” will be true and correct in all material respects, in each case, as of November 1, 2019 and as of the Closing Date as if made on and as of such date (except, in each case, to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be so true and correct as of such specific date only);

•
our representations and warranties relating to the absence of a Company Material Adverse Effect since December 31, 2018 must be true and correct in all respects as of November 1, 2019 and as of the Closing Date as though made on and as of such date;

•
all of our other representations and warranties in the Merger Agreement, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, must be true and correct as of November 1, 2019 and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be so true and correct as of such specific date only), except for failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	we must have performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by us at or prior to the Closing; and

•	Google must have received a certificate signed on behalf of Fitbit by one of our executive officers as to the satisfaction of the conditions in the bullet points above.
Our obligation to consummate the Merger will be further subject to the satisfaction, or to the extent not prohibited by applicable law, waiver of, as of the Closing each of the following conditions:

•
each of the representations and warranties of Google and Merger Sub in the Merger Agreement, without giving effect to any materiality qualifications therein, must be true and correct as of November 1, 2019 and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be so true and correct as of such specific date only), except for failures to be true and correct that would not, individually or in the aggregate, prevent or have a material adverse effect on the ability of Google or Merger Sub to consummate the Merger;

•
Google and Merger Sub must have performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Closing; and

•	we must have received a certificate signed on behalf of Google by an executive officer of Google as to the satisfaction of the conditions in the bullet points above.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

•	by mutual written agreement of us and Google;

•	by either us or Google, if:

•
the Closing has not occurred at or before 5:00 p.m. (New York City time) on the End Date; provided that the right to terminate the Merger Agreement under this provision will not be available to any party whose material breach of any provision of the Merger Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred at or prior to 5:00 p.m. (New York City time) on the End Date; provided, further, that if by the fifth business day prior to any then-scheduled End Date, the Regulatory Authorization Condition or the No Injunction Condition (if the Restraint causing the No Injunction Condition to not be satisfied arises under antitrust laws) have not been satisfied or waived by the party entitled to the benefit of such condition, then either we or Google will be entitled to extend the End Date by three months; provided, further, that, the End Date can never be extended beyond May 1, 2021 (an “End Date Termination”);

•
the Requisite Company Stockholder Approval is not obtained at the meeting of the stockholders or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken (a “No Vote Termination”);

•
any court of competent jurisdiction or any governmental entity has issued a final, non-appealable order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the Merger, or any applicable law is in effect that makes consummation of the Merger illegal; provided that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to perform any of its obligations under the Merger Agreement has been the principal cause of, or resulted in, the events specified in this clause (a “Legal Prohibition Termination”); or

•	by Google, if:

•
prior to the receipt of the Requisite Company Stockholder Approval, (A) our Board has failed to include the Board Recommendation in the proxy statement or has otherwise effected a Change in Recommendation (a “Change in Recommendation Termination”), (B) we enter into an Alternative Acquisition Agreement (an “Alternative Acquisition Termination”) or (C) we willfully and materially breach our no-solicitation covenant in the Merger Agreement or our obligation to file this proxy statement and hold a special meeting of its stockholders to adopt the Merger Agreement in accordance with the terms of the Merger Agreement (a “Willful Breach Termination”);

•
we breach any of our representations or warranties in the Merger Agreement or fail to perform any of our covenants or obligations in the Merger Agreement, which breach or failure to perform or comply would give rise to the failure to satisfy certain conditions to completion of the Merger, and such breach or failure cannot be cured by the End Date, or if capable of being cured, has not been cured within 30 days of the date after Google gives us written notice of such breach or failure to perform or, if earlier, the End Date (a “Breach Termination”);

•
any governmental entity has issued a final, non-appealable order or taken any other action or any applicable law is in effect, in each case, deemed applicable to the Merger by any governmental entity that would constitute an

Action of Divestiture (a “Divestiture Termination”); provided that Google may not effect a Divestiture Termination if Google’s failure to perform any of its obligations under the Merger Agreement was the principal cause of, or resulted in, the events specified in this bullet; or

•	by us, if:

•
prior to the receipt of the Requisite Company Stockholder Approval, in order to enter into a definitive Alternative Acquisition Agreement concerning a transaction that constitutes a Superior Proposal concurrently with such termination; provided that we (A) prior to or concurrently with such termination pay to Google the Company Termination Fee and (B) concurrently with such termination, enter into such definitive Alternative Acquisition Agreement (a “Superior Proposal Termination”); or

•
if Google breaches or fails to perform in any material respect any of its covenants or other agreements contained in the Merger Agreement or any of Google’s representations or warranties contained in the Merger Agreement are not true and correct, which breach, failure to perform or failure to be true and correct would give rise to the failure to satisfy certain conditions to completion of the merger, and such breach or failure cannot be cured by the End Date, or if capable of being cured, has not been cured within 30 days of the date after we give Google written notice of such breach or failure to perform or, if earlier, the End Date.

Termination Fees
Company Termination Fee. We will be required to pay Google the Company Termination Fee if the Merger Agreement is terminated pursuant to:

•
a Breach Termination, an End Date Termination (but only if at the time of such termination each of the closing conditions has been satisfied except for the receipt of the Requisite Company Stockholder Approval) or a No Vote Termination, and in any such case (1) prior to the date of such termination (or the date of the meeting of the stockholders in the case of a No Vote Termination), an Acquisition Proposal was communicated to our executive management or our Board or was publicly disclosed and (2) within 12 months after such termination, (x) we enter into a definitive agreement with respect to any Qualifying Acquisition Transaction (as defined below) with a third party that is thereafter consummated or (y) we consummate the transactions contemplated by any Qualifying Acquisition Transaction with a third party, which, in the case of (x) or (y), need not be the same Acquisition Proposal described in clause (1);

•	a Superior Proposal Termination;

•	a Change in Recommendation Termination;

•	an Alternative Acquisition Termination; or

•	a Willful Breach Termination.
No-Vote Fee. We will be required to pay Google the No Vote Termination Fee if the Merger Agreement is terminated due to a No Vote Termination. Any No Vote Termination Fee paid by us will be credited against a Company Termination Fee if such fee becomes payable by us.
The parties have agreed that if the Company Termination Fee is paid, it will constitute liquidated damages, and from and after such termination, except in the case of fraud or willful breach, we will have no further liability of any kind for any reason in connection with the Merger Agreement other than the payment of the Company Termination Fee and such payments will be the sole and exclusive remedy of Google against us under the Merger Agreement in the event of a termination of the Merger Agreement giving rise to the payment of the Company Termination Fee. In no event will we be required to pay the Company Termination Fee more than once.
Parent Termination Fee. Google will be required to pay us the Parent Termination Fee if the Merger Agreement is terminated due to (each of the following, a “Parent Termination Fee Triggering Termination”):

•
an End Date Termination caused by a failure to satisfy the Regulatory Authorization Condition or the No Injunction Condition (if the Restraint causing the failure of such condition arises under antitrust laws);

•	a Legal Prohibition Termination (if the order, action or applicable law causing the failure of such condition arises under antitrust laws); or

•	a Divestiture Termination (if the order, action or applicable law causing the failure of such condition arises under antitrust laws).
Google will only be required to pay the Parent Termination Fee if, at the time of the Parent Termination Fee Triggering Termination, all other conditions to the Merger are satisfied or waived other than conditions that by their nature are to be satisfied by actions to be taken at the Closing and we are not in material breach of the Merger Agreement, which material breach is the principal cause of the failure to satisfy the conditions to the Merger that resulted in the Parent Termination Fee Triggering Termination. The parties have agreed that if the Parent Termination Fee is paid, it will constitute liquidated damages, and from and after such termination, except in the case of fraud or willful breach, Google will have no further liability of any kind for any reason in connection with the Merger Agreement other than the payment of the Parent Termination Fee and such payments will be the sole and exclusive remedy of us, our subsidiaries and stockholders against Google under the Merger Agreement in the event of a termination of the Merger Agreement giving rise to the payment of the Parent Termination Fee. The parties have agreed that in no event will Google be required to pay the Parent Termination Fee on more than one occasion.
“Qualifying Acquisition Transaction” is defined in the Merger Agreement as any Acquisition Transaction involving (A) 50% or more of the non- “cash or cash equivalent” assets of us and our subsidiaries, taken as a whole; or (B) acquisition by any person of 50% or more of the outstanding shares, in each case other than by Google or any of its affiliates.
Effect of Termination
If the Merger Agreement is terminated by us or Google in accordance with its terms, the Merger Agreement will become void and of no effect without liability on the part of any party or any representative of such party except with regard to liability as a result of fraud or willful breach of the Merger Agreement prior to its termination. Article 9 of the Merger Agreement and the provisions of the Merger Agreement relating to the payment of the termination fees will survive any termination.
Fees and Expenses
Except as described above under “The Merger Agreement—Termination Fees,” all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses.
Amendments; Modifications; Waivers
Subject to the provisions of applicable law and to the other provisions of the Merger Agreement, any provision of the Merger Agreement may be amended, waived or modified at any time by execution of an instrument in writing by us, Google and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; however, if the Requisite Company Stockholder Approval has been obtained, no amendment will be made to the Merger Agreement that requires the approval of our stockholders pursuant to the DGCL unless the required further approval is obtained.
Governing Law; Jurisdiction
The Merger Agreement is governed by Delaware law. The parties have agreed that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions (including the Merger) will be brought in the Court of Chancery of the State of Delaware located in Wilmington, Delaware, and any state appellate court therefrom located in Wilmington, Delaware (or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware, located in Wilmington, Delaware, and any appellate court therefrom), and the parties will submit to the exclusive jurisdiction of such court for the purpose of such proceedings.

MARKET PRICES AND DIVIDEND DATA
Our Class A Common Stock is listed on the NYSE under the symbol “FIT.” As of             , 2019, we had             shares of Class A Common Stock outstanding and             shares of Class B Common Stock outstanding, held by approximately             holders of record. Our Class B Common Stock is neither listed nor traded.
The following table sets forth the closing price per share of Class A Common Stock, as reported on the NYSE on October 31, 2019, the last full trading day before the public announcement of the Merger, and on             , 2019, the latest practicable trading day before the printing of this proxy statement:

	Class A Common Stock Closing Price
October 31, 2019		$6.18
, 2019	$
You are encouraged to obtain current market quotations for Class A Common Stock in connection with voting your shares of Class A Common Stock. If the Merger is completed, there will be no further market for our Class A Common Stock and our Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.
We have never paid cash dividends on Class A Common Stock. In the event that the Merger is not completed, we would expect to retain earnings, if any, to fund the development and growth of our business and would not anticipate paying cash dividends on Class A Common Stock in the foreseeable future. In the event that the Merger is not completed, our payment of any future dividends would be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Fitbit Common Stock as of November 15, 2019, for:

•	each of our named executive officers;

•	each of our current directors;

•	all of our directors and named executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A Common Stock or Class B Common Stock.
Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of Fitbit Common Stock shown as beneficially owned by them, subject to applicable community property laws. Shares of our Class A Common Stock and Class B Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of November 15, 2019 or Fitbit RSUs that may vest and settle within 60 days of November 15, 2019 are not treated as outstanding for the purpose of computing the ownership of any other person or entity. The information as to beneficial ownership presented in the table below does not take into account any accelerated vesting that may occur in connection with the Closing. The applicable percentages of beneficial ownership are based on 229,548,103 shares of our Class A Common Stock and 31,267,322 shares of our Class B Common Stock outstanding as of November 15, 2019.
Unless otherwise indicated, the address of each of the individuals named below is: c/o Fitbit, Inc., 199 Fremont Street, 14th Floor, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
James Park(2)	950,917	*	19,916,823	54.5	33.6
Eric Friedman(3)	576,978	*	21,156,313	58.9	36.0
Ronald Kisling(4)	171,332	*	433,689	1.4	*
Andy Missan(5)	198,010	*	236,322	*	*
Jeff Devine(6)	164,764	*	—	—	*
Laura Alber(7)	76,633	*	—	—	*
Matthew Bromberg(8)	40,745	*	—	—	*
Glenda Flanagan(9)	94,881	*	—	—	*
Bradley Fluegel(10)	41,662	*	—	—	*
Steven Murray(11)	2,076,570	*	—	—	*
Christopher Paisley(12)	101,570	*	60,000	*	*
All executive officers and directors as a group (11 persons)(13)	4,494,062	1.9	41,803,147	99.6	64.9
Other 5% Stockholders:
The Vanguard Group(14)	22,350,605	9.7	—	—	4.1
DNB Asset Management AS(15)	23,846,890	10.4	—	—	4.4
BlackRock, Inc.(16)	16,696,783	7.3	—	—	3.1
Magnetar Capital LLC (17)	23,846,890	10.4	—	—	4.4

____________________

*	Less than 1%

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. The holders of our Class B Common Stock are entitled to ten votes per share, and holders of our Class A Common Stock are entitled to one vote per share.

(2)
Consists of (i) 13,718,595 shares of Class B Common Stock held by Mr. Park as trustee of The James Park Revocable Trust, (ii) 900,000 shares of Class B Common Stock held by Mr. Park as trustee of The James Park 2019 Annuity Trust, (iii) 186,030 shares of Class A Common Stock held by Mr. Park, (iv) 41,804 shares of Class A Common Stock subject to RSUs to be released within 60 days of November 15, 2019, (v) 723,083 shares of Class A Common Stock subject to stock options held by Mr. Park that are exercisable within 60 days of November 15, 2019 and (vi) 5,298,228 shares of Class B Common Stock subject to stock options held by Mr. Park that are exercisable within 60 days of November 15, 2019.

(3)
Consists of (i) 12,878,085 shares of Class B Common Stock held by Mr. Friedman, (ii) 1,198,800 shares of Class B Common Stock held by Mr. Friedman as trustee of the Friedman 2015 GRAT, (iii) 324,001 shares of Class B Common Stock held by Eric Friedman as trustee of the Friedman 2018 GRAT A, (iv) 377,221 shares of Class B Common Stock held by Eric Friedman as trustee of the Friedman 2018 GRAT B, (v) 849,990 shares of Class B Common Stock held by Eric Friedman as trustee of the Friedman 2019 GRAT A, (vi) 849,988 shares of Class B Common Stock held by Eric Friedman as trustee of the Friedman 2019 GRAT B, (vii) 55,737 shares of Class A Common Stock held by Mr. Friedman, (viii) 12,355 shares of Class A Common Stock subject to RSUs to be released within 60 days of November 15, 2019, (ix) 508,886 shares of Class A Common Stock subject to stock options held by Mr. Friedman that are exercisable within 60 days of November 15, 2019, and (x) 4,678,228 shares of Class B Common Stock subject to stock options held by Mr. Friedman that are exercisable within 60 days of November 15, 2019.

(4)
Consists of (i) 139,535 shares of Class A Common Stock held by Mr. Kisling, (ii) 31,797 shares of Class A Common Stock subject to RSUs to be released within 60 days of November 15, 2019, and (iii) 433,689 shares of Class B Common Stock subject to stock options held by Mr. Kisling that are exercisable within 60 days of November 15, 2019.

(5)
Consists of (i) 158,940 shares of Class A Common Stock held by Mr. Missan, (ii) 39,070 shares of Class A Common Stock subject to RSUs to be released within 60 days of November 15, 2019, and (iii) 236,322 shares of Class B Common Stock subject to stock options held by Mr. Missan that are exercisable within 60 days of November 15, 2019.

(6)	Consists of (i) 132,367 shares of Class A Common Stock held by Mr. Devine, and (ii) 32,397 shares of Class A Common Stock subject to RSUs to be released within 60 days of November 15, 2019.

(7)	Consists of 76,633 shares of Class A Common Stock held by Ms. Alber.

(8)	Consists of 40,745 shares of Class A Common Stock held by Mr. Bromberg.

(9)	Consists of 94,881 shares of Class A Common Stock held by Ms. Flanagan.

(10)	Consists of 41,662 shares of Class A Common Stock held by Mr. Fluegel.

(11)
Consists of (i) 76,570 shares of Class A Common Stock held by Mr. Murray, and (ii) 2,000,000 shares of Class A Common Stock held by SoftBank PrinceVille Investments, L.P. SB PV GP L.P. is the general partner of SoftBank PrinceVille Investments, L.P. and SB PV GP LLC is the general partner of SB PV GP L.P. The managing members of SB PV GP LLC are Ronald D. Fisher, Kabir Misra, and Steven Murray, and, therefore, may be deemed to share voting and dispositive power over the shares held by SoftBank PrinceVille Investments, L.P. The address for these entities is 38 Glen Avenue, Newton, Massachusetts 02459.

(12)
Consists of (i) 101,570 shares of Class A Common Stock held by Mr. Paisley, and (ii) 60,000 shares of Class B Common Stock subject to stock options held by Mr. Paisley that are exercisable within 60 days of November 15, 2019.

(13)
Consists of (i) 3,104,670 shares of Class A Common Stock, (ii) 31,096,680 shares of Class B Common Stock, (iii) 159,506 shares of Class A Common Stock subject to RSUs to be released within 60 days of November 15, 2019, (iv) 1,231,969 shares of Class A Common Stock subject to stock options that are exercisable within 60 days of November 15, 2019, and (v) 10,706,467 shares of Class B Common Stock subject to stock options that are exercisable within 60 days of November 15, 2019 held by all our executive officers and directors, as a group.

(14)
Based on information contained in a Schedule 13G filed with the SEC by The Vanguard Group on January 10, 2019. Of the shares of Class A Common Stock beneficially owned, The Vanguard Group reported that it had sole voting power with respect to 260,362 shares, shared voting power with respect to 13,000 shares, sole dispositive power with respect to 22,098,904 shares, and shared dispositive power with respect to 251,701 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

(15)
Based on information contained in a Schedule 13G filed with the SEC by DNB Asset Management AS on August 8, 2019. Of the shares of Class A Common Stock beneficially owned, DNB Asset Management AS reported that it had sole voting and dispositive power with respect to 23,846,890 shares. The address for DNB Asset Management AS is Dronning Aufemias, Gate 30, Bygg M12N0191, Oslo, Norway.

(16)
Based on information contained in a Schedule 13G filed with the SEC by BlackRock, Inc. on February 4, 2019. Of the shares of Class A Common Stock beneficially owned, BlackRock, Inc. reported that it had sole voting power with respect to 15,755,260 shares and sole dispositive power with respect to 16,696,783 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055.

(17)
Based on information contained in a Schedule 13D filed with the SEC by Magnetar Financial LLC on November 14, 2019. Of the shares of Class A Common Stock beneficially owned, Magnetar Financial LLC reported that it had shared voting power with respect to 12,773,265 shares and shared dispositive power with respect to 12,773,265 shares. The shares of Class A Common Stock beneficially owned consists of (i) 610,283 shares held for the benefit of Magnetar Capital Master Fund, Ltd, (ii) 6,132,720 shares held for the benefit of Magnetar PRA Master Fund Ltd, (iii) 3,184,089 shares held for the benefit of Magnetar Constellation Fund II-PRA LP, (iv) 552,726 shares held for the benefit of Magnetar Systematic Multi-Strategy Master Fund Ltd, (v) 177,076 shares held for the benefit of Magnetar MSW Master Fund Ltd and (vi) 2,116,371 shares held for the benefit of an Irish Collective Asset-management Vehicle. The address for Magnetar Capital LLC is 1603 Orrington Ave., Evanston, Illinois, 60201

PROPOSAL 2: THE COMPENSATION PROPOSAL
Compensation Paid to Named Executive Officers in Connection with the Merger
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to our named executive officers in connection with the proposed Merger. For more detailed information regarding these amounts, please see the section captioned “Proposal 1: Adoption of the Merger Agreement—Quantification of Potential Payments and Benefits to our Named Executive Officers” and the accompanying footnotes and related narrative disclosure. As required by those rules, we are asking our stockholders to adopt the following resolution:
RESOLVED, that the stockholders of Fitbit hereby APPROVE, on an advisory basis, the compensation that may be paid or become payable to Fitbit’s named executive officers in connection with the Merger, in each case pursuant to Item 402(t) of Regulation S-K, described in the table in the section captioned “Proposal 1: Adoption of the Merger Agreement—Quantification of Potential Payments and Benefits to our Named Executive Officers” and the accompanying footnotes and related narrative discussion of Fitbit’s proxy statement for its virtual special meeting of stockholders to be held on             ,             .
Effect of Advisory Vote
The vote on this proposal is a vote separate from the votes on the proposal to adopt the Merger Agreement and the proposal to approve adjournment of the virtual special meeting. Accordingly, you may vote to approve either of the other proposals and vote not to approve this proposal, and vice versa. Approval of this proposal is not a condition to completion of the Merger.
Because the vote on this proposal is only advisory in nature, it will not be binding on either Fitbit or Google regardless of whether the proposed Merger is completed. Accordingly, since the compensation described herein is contractual with respect to our named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed Merger is completed.
Vote Required and Board Recommendation
Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal. If you abstain from voting, fail to cast your vote, at the meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the outcome of the vote for the compensation proposal, provided that a quorum is present at the virtual special meeting.
Our Board unanimously recommends that you vote “FOR” the compensation proposal.

PROPOSAL 3: ADJOURNMENT OF THE VIRTUAL SPECIAL MEETING
Adjournment of the Virtual Special Meeting
In the event that a quorum is not present or represented by proxy at the virtual special meeting, it is expected that our Board will recommend adjournment of the virtual special meeting to solicit additional proxies if permitted by the Merger Agreement. In addition, we may move to adjourn the virtual special meeting in order to give holders of Fitbit Common Stock additional time to evaluate any supplemental or amended disclosure or otherwise comply with applicable law. In either event, we will ask our stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.
Vote Required and Board Recommendation
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Fitbit Common Stock entitled to vote on such matter, voting together as a single class, that are present or represented by proxy at the virtual special meeting and are voted “FOR” or “AGAINST” the proposal. If you abstain from voting, fail to cast your vote, at the meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the outcome of the vote for the adjournment proposal, provided that a quorum is present at the virtual special meeting.
Our Board unanimously recommends that you vote “FOR” the adjournment proposal.

OTHER MATTERS
No business may be transacted at the virtual special meeting other than the matters set forth in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. However, if the Merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholders’ meetings and we will hold an annual meeting of stockholders in 2020.
We will hold an annual meeting of stockholders in 2020 only if the Merger has not already been completed.
If the Merger is not completed, then under our bylaws, our stockholders who intend to present proposals for action, or to nominate directors, at our 2020 annual meeting of stockholders must give written notice of the proposal or nomination to our Corporate Secretary in accordance with our bylaws. Our bylaws require that any such notice be given not less than 75 days nor more than 105 days prior to the first anniversary of the prior year’s annual meeting of stockholders. To be timely for the 2020 annual meeting of stockholders (if the Merger is not completed and such meeting occurs), a stockholder’s notice must be received by us between February 8, 2020 and March 9, 2020. Such proposal should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices, which are c/o Fitbit, Inc., 199 Fremont Street, 14th Floor, San Francisco, California 94105. Additional requirements apply under our bylaws for stockholders who intend to include a proposal in our proxy statement and proxy card for the 2020 annual meeting pursuant to Rule 14a-8 under the Exchange Act. Any such stockholder proposals would have to be received by our Corporate Secretary no later than December 13, 2019, satisfy the conditions established by the SEC for stockholder proposals, and comply with the deadlines and other procedures in our bylaws.
If the date of the 2020 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2019 annual meeting, in order for a notice to be timely, it must be delivered no earlier than 105 days prior to and no later than 75 days prior to the 2020 annual meeting date or, if later, the close of business on the 10th day after we publicly announce the date of the 2020 annual meeting.
These stockholder notices must contain information required by our bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this paragraph, the proxy holders named by our Board will have the discretion to vote on such matter without having received directions from stockholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at www.sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by visiting the SEC Filings page of our website at https://investor.fitbit.com/financials/sec-filings/default.aspx. The information included on our website is not incorporated by reference into this proxy statement. You may also request copies from us at the following address or phone number:
Fitbit, Inc.
199 Fremont Street, 14th Floor
San Francisco, California 94105
Attn: Investor Relations
If you request any documents from us, we will mail them to you by first class mail, or similar means, promptly after we receive your request. If you would like to request documents from us, please do so by             , 2019 to receive them before the virtual special meeting.

INCORPORATION BY REFERENCE
We are allowed to “incorporate by reference” information that we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. Information in this proxy statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this proxy statement, while information that we file later with the SEC will automatically update and supersede the information in this proxy statement. We incorporate by reference into the proxy statement the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this proxy statement but prior to the date of the virtual special meeting:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2019, June 29, 2019 and September 28, 2019;

•	our definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2019; and

•	our Current Reports on Form 8-K filed with the SEC on March 14, 2019, May 30, 2019, November 1, 2019, and November 6, 2019.
We will make these documents available to you without charge upon your oral or written request. Requests should be directed to us at the address above under “Where You Can Find More Information.” All of these documents are also available through the SEC Filings page of our website at https://investor.fitbit.com/financials/sec-filings/default.aspx. The information included on our website is not incorporated by reference into this proxy statement.

MISCELLANEOUS
Your vote is important. You may vote by submitting a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card, returning your proxy card using the postage prepaid envelope provided, or attending the virtual special meeting and voting at the meeting. If you have any questions about this proxy statement, the virtual special meeting or the Merger or need assistance with voting procedures, you should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call:
Toll-Free at (888) 750-5834 (from the U.S. and Canada)
or +1 (412) 232-3651 (from other locations)
Banks & Brokers May Call Collect: (212) 750-5833
Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the virtual special meeting, you must instruct the brokerage firm, bank, trust or other nominee how to vote your shares or obtain a proxy issued in your name from that record holder.
You should not send in your Fitbit stock certificates, if any, until you receive the transmittal materials from the paying agent with instructions for the surrender of your stock certificates. Our record stockholders who have further questions about their share certificates, if any, or the exchange of Fitbit Common Stock for cash should contact the paying agent.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS DESCRIBED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED              , 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT). NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A
Execution Version

AGREEMENT AND PLAN OF MERGER
by and among
FITBIT, INC.,
GOOGLE LLC
and
MAGNOLIOPHYTA INC.
NOVEMBER 1, 2019

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 1, 2019, is entered into by and among Fitbit, Inc., a Delaware corporation (the “Company”), Google LLC, a Delaware limited liability company (“Parent”), and Magnoliophyta Inc., a Delaware corporation and a wholly owned Subsidiary (as defined below) of Parent (“Merger Sub”).
WHEREAS, the Company Board (as defined below) has unanimously (i) determined and resolved that this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger (as defined below), are advisable, fair to and in the best interest of the Company and the stockholders of the Company, (ii) approved this Agreement, the Merger, and the other Transactions, on the terms and subject to the conditions set forth in this Agreement, and (iii) determined and resolved to recommend that the stockholders of the Company adopt this Agreement;
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the parties intend that (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) each issued and outstanding share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and each issued and outstanding share of Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock” and each share of Company Common Stock, a “Share” and, collectively, the “Shares”), in each case other than Dissenting Shares (as defined below) and Shares held by Parent, Merger Sub, the Company (including Shares held in treasury by the Company) or any of their respective wholly owned Subsidiaries immediately prior to the Effective Time (as defined below), will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Merger Consideration (as defined below), on the terms and subject to the conditions set forth herein;
WHEREAS, Parent has (i) determined and resolved that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interest of Parent and (ii) approved this Agreement, the Merger, and the other Transactions, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Board of Directors of Merger Sub has approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth herein; and
WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.01    Definitions.
As used herein, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms with respect to confidentiality that are materially no less restrictive of, and otherwise materially no more favorable to, the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives.
“Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal made or submitted by or on behalf of Parent) related to, or that would reasonably be expected to lead to, an Acquisition Transaction.
“Acquisition Transaction” means any transaction (including any single- or multi-step transaction) or series of transactions with a Person or “group” (as defined in Exchange Act) relating to (i) the acquisition of at least fifteen percent (15%) of the assets (other than cash and cash equivalents) of, equity interests in, the Company and its Subsidiaries, taken as a whole, pursuant to a merger, reorganization, recapitalization, consolidation, joint venture or other business combination, sale combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or otherwise, or (ii) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets (other than cash and cash equivalents), consolidated revenues or earnings of the Company involved is fifteen percent (15%) or more.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Anticorruption Laws” means the US Foreign Corrupt Practices Act of 1977, as amended and any other anticorruption or anti-bribery Applicable Law applicable to the Company or any of its Subsidiaries.
“Applicable Law” means, with respect to any Person, any Law that is binding on or applicable to such Person, or its Subsidiaries or its or their respective properties, assets or businesses.
“Audited Balance Sheet” means the audited consolidated balance sheets of the Company as of December 31, 2018.

“Business Associate Agreement” means a Contract that addresses the provisions for “business associate contracts” required by 45 C.F.R. § 164.504(e) and § 164.314(a), as amended.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by Applicable Law to close.
“Closing Date” means the date on which the Closing occurs.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
“Company Board” means the Board of Directors of the Company.
“Company Contract” means any Contract binding upon the Company or any of its Subsidiaries or to which any of them are a party, or by which, or to which, any of their respective properties, rights, or assets are bound.
“Company Employee” means any employee, consultant, independent contractor or officer of the Company or any of its Subsidiaries.
“Company Employee Plan” means each plan, program, policy, practice or Contract providing for employment, compensation, pensions, retirement pay, profit-sharing, incentive or deferred compensation, stock option, stock appreciation, stock purchase or other stock-related benefits, change in control, retention, employee stock ownership, severance pay, vacation, bonuses, medical, vision, dental or other health plans, life insurance, employee assistance, relocation benefits, post-employment retirement benefits, unemployment benefits, disability or sick leave benefits, workers’ compensation benefits, and each other employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA, any “employee welfare benefit plan” as that term is defined in Section 3(1) of ERISA, any “employee pension benefit plan” as that term is defined in Section 3(2) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, for the benefit of any current or former Company Employee maintained by the Company or any Subsidiary, and to which the Company or any Subsidiary contributes or is obligated to contribute or otherwise has or would reasonably expected to have any Liability (including with respect to any former Company Employee).
“Company’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Section 1.01 of the Company Disclosure Schedules after reasonable inquiry.
“Company Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in combination with any other Effect, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would prevent, materially impair or materially delay the timely performance by the Company of, or has or would have a material adverse effect on the ability of the Company to, timely perform, its obligations under this

Agreement; provided, however, that, in the case of clause (i) above, no Effect shall constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect to the extent that such Effect arises out of or results from: (A) changes in general, global economic or business conditions, including any changes in or affecting financial, credit, foreign exchange or capital market conditions; (B) changes in conditions generally affecting the industries in which the Company and its Subsidiaries operate; (C) changes in political conditions, geopolitical conditions, or the commencement, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, terrorism, government shutdown, acts of foreign or domestic terrorism, or other national or international calamity, including any material worsening of such conditions threatened or existing as of the date hereof; (D) any hurricane, flood, tornado, earthquake or other natural disasters; (E) any failure by the Company or any of its Subsidiaries to meet any internal or external projections, forecasts, estimates, budget or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of “Company Material Adverse Effect” may constitute a Company Material Adverse Effect and may be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); (F) the execution and delivery of this Agreement, the pendency or anticipated consummation of the Transactions or the public announcement of this Agreement or the Merger (including the identity of, or any facts or circumstances relating to, Parent as the acquirer of the Company), or any leaks or rumors related thereto, including the impact thereof on relationships, contractual or otherwise, with officers, employees, customers, manufacturers, suppliers, distributors, partners, or other business relationships of the Company (provided that this clause (F) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to directly address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions); (G) any legal or related Proceedings made or brought against the Company or the Company Board, relating to, in connection with, or arising out of the Merger or the other Transactions, including the Proxy Statement (provided that this clause (G) shall not apply to the representation and warranty in the last sentence of Section 4.11); (H) changes in GAAP or International Financial Reporting Standards or the interpretation thereof; (I) changes in Applicable Law or the interpretation thereof, including the imposition of new or increased tariffs; (J) any action or failure to take any action which action or failure to act is requested or consented to in writing by Parent, any action expressly required by this Agreement (other than pursuant to Section 6.01(a) (except Section 6.01(a)(ii))), or the failure to take any action expressly prohibited by the terms of this Agreement (other than the failure to take an action that is prohibited under Section 6.01(b), unless Parent unreasonably withholds, conditions or delays its consent to such action); or (K) any change in the price or trading volume of shares of Company Common Stock or any other publicly traded securities of the Company or any of its Subsidiaries in and of itself (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may constitute a Company Material Adverse Effect and may be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); provided that with respect to any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (D), (H) or (I) above, only to the extent such Effect has, or is reasonably expected to have, a disproportionate adverse effect on the business, condition

(financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, as compared to other companies that operate in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate effect may be taken into account in determining whether there has been a Company Material Adverse Effect.
“Company Options” means all issued and outstanding options and rights, together with all commitments to grant options and rights, to purchase or otherwise acquire shares of Company Common Stock granted pursuant to any Company Stock Plan (whether or not vested) held by any current or former Company Employee or non-employee director.
“Company Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Products” means any and all products and services developed, manufactured, made publicly or commercially available, marketed, sold, offered for sale, imported, exported, licensed out, provided or distributed by or on behalf of the Company or any of its Subsidiaries currently or at any time since January 1, 2017, including products and services for which development is ongoing and that the Company or a Subsidiary thereof intends to release publicly within six (6) months after the date hereof.
“Company PSUs” means all outstanding performance stock units granted pursuant to any Company Stock Plan with respect to shares of Company Common Stock (whether or not vested) held by any current Company Employee.
“Company Related Parties” means (i) the respective former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, incorporators, directors, officers, employees, agents, attorneys, Affiliates, Representatives, members, managers, general or limited partners, stockholders, successors or assignees of the Company and its Affiliates and (ii) the respective former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, incorporators, directors, officers, employees, agents, attorneys, Affiliates, Representatives, members, managers, general or limited partners, stockholders, successors or assignees of the Persons described in clause (i).
“Company RSUs” means all outstanding restricted stock units granted pursuant to any Company Stock Plan with respect to shares of Company Common Stock (whether or not vested) held by any current or former Company Employee or non-employee director.
“Company SEC Documents” means all reports, schedules, registration statements and other documents filed with or furnished to the SEC on or after January 1, 2017 and prior to the date of this Agreement.
“Company Security” all outstanding Shares, or any other outstanding equity or debt securities of the Company.
“Company Software” means all Software that has been incorporated into, integrated with, combined with or linked to any Company Product or that is owned, or the rights to which are owned, by the Company or any of its Subsidiaries (other than any Open Source Software).

“Company Stock Awards” means the Company Options, Company RSUs and the Company PSUs.
“Company Stock Plans” means the Fitbit, Inc. Amended and Restated 2007 Stock Plan and the Fitbit, Inc. 2015 Equity Incentive Plan, and the forms of agreements thereunder.
“Company Warrant” means that certain Warrant to Purchase Stock by and between the Company and Granite Peak Technologies, LLC, dated July 10, 2017.
“Confidentiality Agreement” means the Mutual Confidentiality and Non-Disclosure Agreement, dated as of January 29, 2018, between Parent and the Company, as amended from time to time in accordance with its terms.
“Contract” means any written or binding oral contract, agreement, or other instrument, obligation, arrangement or understanding of any kind, including any note, bond, indenture, mortgage, guarantee, undertaking, commitment, promise, option, lease, sublease, license, sublicense, joint venture agreement, warranty or sales or purchase order, but excluding, in each case, any statement of work, sales order or purchase order entered into in the ordinary course of business that (i) arises under or pursuant to a Contract and (ii) does not contain any material terms other than (A) pricing terms and (B) terms that are consistent with the Contract under or pursuant to which such statement of work, sales order or purchase order arises.
“Data Room” means the electronic data site established for Project Frost on Intralinks on behalf of the Company and to which Parent and its Representatives have been given access in connection with the transactions contemplated by this Agreement.
“DOL” means the U.S. Department of Labor.
“EC Merger Regulation” means Council Regulation (EC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings (published in the Official Journal of the European Union on January 29, 2004 at L 24/1).
“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”
“Environmental Laws” means any Applicable Law relating to (i) pollution, (ii) the protection of the environment or natural resources, or (iii) Releases of or exposure to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“FTC” means the U.S. Federal Trade Commission.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any supranational, national, federal, state, provincial, local or other government, department, authority, court, tribunal, commission, regulatory body or self‑regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.
“Hazardous Materials” means any pollutant, contaminant, chemical, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including all substances, materials, wastes or agents which are identified, regulated, the subject of Liability or requirements for investigation or remediation under, or otherwise subject to, Environmental Laws.
“HIPAA” has the meaning set forth in the definition of “Privacy Laws.”
“HITECH” has the meaning set forth in the definition of “Privacy Laws.”
“HSR Act” means the Hart‑Scott‑Rodino Antitrust Improvements Act of 1976, as amended, and any rules and regulations promulgated thereunder.
“Indebtedness” of any Person at any date means, without duplication, all obligations (whether or not due and payable as of such date) of such Person to pay principal, interest, premiums, penalties, fees, guarantees, reimbursements, damages, “make-whole” amounts, costs of unwinding, breakage fees, pre-payment fees or penalties, and other Liabilities with respect to (i) indebtedness for borrowed money, (ii) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (iii) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (iv) the deferred purchase price of assets, equity, property or services, contingent or otherwise (including any potential future earn-out, post-closing purchase price adjustment, release of “holdback,” and “seller notes” or similar payment obligations, but excluding trade payables or accruals in the ordinary course of business), (v) obligations under interest rate, currency swap, hedging, cap, collar or futures Contracts or other derivative instruments or agreements, (vi) obligations of such Person as an account party under letters of credit, letters of guaranty and performance bonds, to the extent drawn upon or an event has occurred that (with notice or lapse of time or both) would trigger a right to draw upon, (vii) all obligations of the type described in clauses (i) through (vi) above secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, and (viii) direct or indirect guarantees or other forms of credit support (including all “keepwell” arrangements) of any obligations described in clauses (i) through (vii) above of any other Person.
“Intellectual Property” means any and all intellectual property and similar proprietary rights worldwide, whether registered or unregistered, including all rights in and to: (i) all patents and patent applications, including continuations, continuations-in-part, divisionals, renewals, provisionals, substitutions, extensions, reexaminations and reissues (collectively, “Patents”) and all inventions, invention disclosures, discoveries, improvements, methods and processes, whether or not patentable, (ii) trademarks, service marks, trade dress, trade names, domain names, logos and other source identifiers, and all registrations of, applications to register, and renewals of, the foregoing, and all associated goodwill (collectively, “Trademarks”), (iii) works of authorship, copyrights (including copyrights in Software), and all registrations of, and applications to register, the foregoing, and moral rights (iv) databases and data (including all compilations thereof and all rights therein), (v) trade secrets (including those trade secrets defined in the Defend Trade Secrets Act of 2016 and corresponding foreign Law), and, to the extent confidential, algorithms, methods, processes and know-how (collectively, “Trade Secrets”), (vi) social media identifiers, (vii) designs and (viii) Software.
“IT Assets” means the computers, Software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries used in connection with the operation of the business of the Company and its Subsidiaries.
“IRS” means the United States Internal Revenue Service.
“Law” shall mean any supranational, national, federal, state, provincial or local law, constitution, treaty, convention, statute, ordinance, rule, code, decree, order, regulation or other similar requirement enacted, adopted, promulgated or applied by any Governmental Entity, each as amended and now and hereafter in effect.
“Liability” means any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, disputed or undisputed, secured or unsecured, subordinated or unsubordinated, on or off-balance sheet, and whether arising in the past, present or future, and including those arising in connection with any Contract, Proceeding or Order.
“Lien” means, with respect to any property or asset, any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease, right of way, right of first refusal or offer, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any interest or restriction similar in substance to any of the foregoing.
“Made Available” means that, prior to 6:00 p.m. (New York City time) on October 31, 2019, such information, document or material was (i) publicly filed on the SEC EDGAR database as part of a Company SEC Document (or expressly incorporated by reference into a Company SEC Document) made on or after January 1, 2017 or (ii) made available for review by Parent or Parent’s Representatives in the Data Room.
“NYSE” means the New York Stock Exchange.
“Off-the-Shelf Software” shall mean any generally commercially available, non-customized, (i) off-the-shelf Software in executable code form (other than development tools and development environments), and (ii) Software delivered on a software-as-a-service model.

“Open Source Software” shall mean any Software that is licensed, distributed or conveyed as “open source software,” “free software,” “copyleft” or under a similar licensing or distribution model, or under a Contract that requires as a condition of its use, modification or distribution that it, or other Software into which such Software is incorporated or integrated or with which such Software is combined or distributed or that is derived from or linked to such Software, be disclosed or distributed in source code form, licensed, distributed or conveyed at no charge or be licensed, distributed or conveyed under some or all of the terms as such Contract (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org).
“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Entity or arbitrator and whether formal or informal.
“Organizational Documents” means, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, partnership agreement, certificate of limited partnership, trust agreement or other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.
“Parent Related Parties” means (i) the respective former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, incorporators, directors, officers, employees, agents, attorneys, Affiliates (other than Merger Sub), Representatives, members, managers, general or limited partners, stockholders, successors or assignees of Parent and its Affiliates and (ii) the respective former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, incorporators, directors, officers, employees, agents, attorneys, Affiliates (other than Merger Sub), Representatives, members, managers, general or limited partners, stockholders, successors or assignees of the Persons described in clause (i).
“Patents” has the meaning set forth in the definition of “Intellectual Property.”
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.
“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances and similar rights obtained from a Governmental Entity.
“Permitted Liens” means (i) Liens for Taxes that (A) are not yet due and payable or (B) are being contested in good faith by appropriate Proceedings, in each case only if adequate reserves with respect thereto have been established to the extent required in accordance with

GAAP, (ii) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar common law or statutory Liens arising or incurred in the ordinary course of business (A) that relate to obligations that are not delinquent or that the Company or any of its Subsidiaries is contesting in good faith by appropriate Proceedings and for which, in the latter scenario, adequate reserves have specifically been established in the Audited Balance Sheet to the extent required in accordance with GAAP and (B) that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, and that do not materially adversely affect either continuation of the current use, occupancy or activity conducted by the Company or any of its Subsidiaries at the affected property or the market value of such property, (iii) Liens arising under original purchase price conditional sales Contracts and equipment leases with Third Parties entered into in the ordinary course of business that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, (iv) the effect of zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Entity that are not violated by any current use, occupancy or activity conducted by the Company or any of its Subsidiaries or any condition of the property regulated thereby, and (v) non-exclusive licenses of Intellectual Property to (A) customers solely for their use of the Company Products, (B) resellers and distributors for the purposes of reselling and distributing the Company Products, (C) suppliers and service providers (including third party manufacturers of Company Products) solely for the purposes of providing services to the Company or its Subsidiaries or (D) other third parties for purposes of marketing and promoting the Company Products in different channels and platforms, in the case of each of the foregoing clauses (A), (B), (C) and (D), granted in the ordinary course of business; provided, however, that in all cases, “Permitted Liens” shall not include any Liens that secure the payment of borrowed money or other Indebtedness.
“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Entity (or any department, agency, or political subdivision thereof).
“Personal Information” shall mean any data or information that identifies, relates to, describes, is reasonably capable of being associated with or could reasonably be linked, directly or indirectly, with a particular individual or household (including an individual’s first and last names, home address, telephone number, email address, government issued identifier (including social security number, driver’s license number, passport number or other similar identifiers), credit card or other financial information, billing and transactional information, medical, health or insurance information, gender, date of birth, educational or employment information, and marital or other status, behavioral information, vehicle identification number, IP address, cookie identifier, geolocation data, biometric information or any other number or identifier that identifies an individual), or any other data or information that constitutes personal data, personally identifiable information, personal information or any similar defined term under any current privacy policy of the Company or any of its Subsidiaries.
“Privacy Laws” means all Applicable Laws relating to the Processing, privacy or security of Personal Information and all binding regulations issued thereunder, including the EU General Data Protection Regulation (EU) 2016/679 and all laws implementing it, the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, 42 U.S.C. §§ 1320d et seq. (“HIPAA”), as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act, also known as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009, and its implementing regulations (“HITECH”), Section 5 of the Federal Trade Commission Act, Children’s Online Privacy Protection Act and all other Applicable Laws and binding regulations relating to data protection, information security, cybercrime, data breach notification, social security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions.
“Proceeding” means any suit (whether civil, criminal, administrative, judicial or investigative), claim, action, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, criminal prosecution, examination or formal or informal investigation or SEC “Wells” process, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any mediator, arbitrator or arbitration panel.
“Process,” “Processing” or “Processed” shall mean any operation or set of operations which is performed upon Personal Information, by any means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.
“Proxy Statement” means, collectively, the letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided to stockholders of the Company in connection with the Merger and any annexes, schedules or exhibits required to be filed, or actually filed, with the SEC in connection therewith (including, in each case, any amendments or supplements thereto).
“Qualifying Acquisition Transaction” means any Acquisition Transaction involving (A) fifty percent (50%) or more of the non- “cash or cash equivalent” assets of the Company and its Subsidiaries, taken as a whole; or (B) acquisition by any Person of fifty percent (50%) or more of the outstanding Shares, in each case other than by Parent or any of its Affiliates.
“Registered IP” has the meaning set forth in Section 4.15(a).
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives and advisors of such Person.
“Sanctioned Country” means any country or territory subject to economic sanctions or trade restrictions of the United States, the European Union or the United Nations that broadly prohibit or restrict dealings with such country.

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited by any economic sanctions, trade restrictions, or similar restrictions imposed by the United States, the European Union or the United Nations, including (i) any Person identified in any sanctions list maintained by (A) the United States government, including the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”), the United States Department of Commerce, Bureau of Industry and Security (“BIS”), and the United States Department of State; (B) the European Union; or (C) the United Nations Security Council; (ii) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country and (iii) any Person directly or indirectly owned or controlled by or acting for the benefit or on behalf of a Person described in (i) or (ii) (with the ability to vote twenty-five percent (25%) or more of outstanding voting securities presumptively constituting control and the right to receive fifty percent (50%) or more of assets or profits presumptively constituting ownership).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.
“Software” means software, firmware and computer programs and applications (including source code, executable or object code, architecture, algorithms, data files, computerized databases, plugins, libraries, subroutines, tools and application programming interfaces (APIs)) and all related specifications and documentation.
“Stockholder Litigation” means any Proceeding pending or threatened against the Company (including any class action, derivative litigation or exercise of any rights under Section 220 of the DGCL) relating directly or indirectly to the Agreement, the Merger or the other Transactions and thereby, including disclosures made under Applicable Law.
“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns or controls, directly or indirectly, (i) capital stock or other equity interests having the ordinary voting power to elect at least fifty percent (50%) of the board of directors or other governing body of such Person or (ii) at least fifty percent (50%) of the outstanding voting securities or voting power of such Person. For purposes of this definition, a partnership, association or other business entity shall be deemed to be a Subsidiary of a Person if such Person is directly or indirectly allocated a majority of the gains or losses of such partnership, association or other business entity or directly or indirectly controls the managing director or general partner of such partnership, association or other business entity.
“Superior Proposal” means a bona fide written Acquisition Proposal (provided that, for purposes of this definition, the references to “fifteen percent (15%)” in the definition of Acquisition Transaction shall be deemed to be references to “ninety percent (90%)”) made by a Third Party that the Company Board determines in good faith, after consultation with the Company’s outside independent financial advisors and outside legal counsel, and considering all the terms of the Acquisition Proposal (including the legal, financial, financing and regulatory aspects of such proposal, the identity of the Third Party making such proposal, the conditions for completion of such proposal, and the timing and likelihood of consummation), to be more favorable to the holders of Company Common Stock from a financial point of view than the Merger (after giving effect to all Proposed Changed Terms).
“Tax” means any tax or other like governmental assessment or charge in lieu of or in the nature of a tax, including income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, environmental, premium, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges (including taxes, charges, or other assessments which are imposed upon or incurred under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or otherwise as a result of membership in an affiliated, consolidated, combined or unitary group for tax purposes, and including any Liability for taxes or charges in lieu of or in the nature of a tax as a transferee or successor, by Contract or otherwise), together with any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the tax Liability of any other Person.
“Taxing Authority” means any Governmental Entity exercising any authority to determine, impose, regulate, collect, levy, assess, enforce or administer any Tax.
“Tax Return” means any report, return, document, declaration, form, information return, statement relating to Taxes, or any other information required to be filed with or supplied to a Taxing Authority (including in each case any amendments thereto and any schedule or statement thereto) or required by a Tax Authority to be filed with or supplied to any other Person, and any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, form, information return, statement or other information.
“Third Party” means any Person or group of Persons, other than Parent and its Subsidiaries (including Merger Sub).
“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”
“Trade Secret” has the meaning set forth in the definition of “Intellectual Property.”
“Treasury Regulations” means the temporary and final regulations promulgated under the Code by the United States Department of Treasury.
“Unaudited Balance Sheet” means the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 29, 2019.
“Unvested Company Option” shall mean any Company Option (or portion thereof) that is unvested as of immediately prior to the Effective Time.

“Unvested Company RSU” shall mean any Company RSU (or portion thereof) that is unvested as of immediately prior to the Effective Time.
“Unvested Payment Plan” shall mean the plan and related plan Contracts (each, an “Unvested Payment Plan Agreement”), containing the payment, vesting conditions, and other terms by which the Unvested Option Consideration, Unvested RSU Consideration and Unvested PSU Consideration is payable to the grantees thereof in accordance with Section 2.09(a)(ii), Section 2.09(b)(i) and Section 2.09(c)(ii).
“U.S. Company Employee Plan” means each Company Employee Plan maintained for the benefit of any employee or service provider (or former employee or service provider) who performs services inside of the U.S.
“Vested Company Option” shall mean any Company Option (or portion thereof) that is vested as of immediately prior to the Effective Time.
“Vested Company RSU” shall mean any Company RSU (or portion thereof) that is vested but has not been settled in shares of Company Common Stock as of immediately prior to the Effective Time.
“Willful Breach” means, with respect to any representation, warranty, covenant or agreement, a breach that is a consequence of an act deliberately undertaken or omitted to be taken by the breaching party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of the relevant representation, warranty, covenant or agreement.
Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Action of Divestiture	6.08(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(c)
Antitrust Laws	4.03(b)
Certificate of Merger	2.03
Certificates	2.07(a)
Change in Recommendation	6.02(c)
Closing	2.02
Collective Bargaining Agreement	4.14(a)
Company	Preamble
Company Approvals	4.03(b)
Company Common Stock	Recitals
Company Disclosure Schedules	Article 4
Company Financial Statements	4.04(b)
Company Leased Real Property	4.16(b)
Company Material Contract	4.19(a)
Company Meeting	6.13(b)(i)

Term	Section
Company Organizational Documents	4.01(b)
Company Preferred Stock	4.02(a)
Company Real Property Lease	4.16(b)
Company Recommendation	4.03(a)
Company Subsidiary Organizational Documents	4.01(b)
Company Termination Fee	8.03(a)(i)
Continuing Employee	6.12(a)
Current Premium	6.07(a)
DGCL	Recitals
Dissenting Shares	2.08
Effective Time	2.04
End Date	8.01(b)(i)
Enforceability Exceptions	4.03(a)
ESPP	2.09(e)
Fundamental Representations	7.02(a)
Indemnified Party	6.07(b)
International Employee Plan	4.09(g)
Merger	Recitals
Merger Consideration	2.06(a)
Merger Sub	Preamble
Merger Sub Stockholder Approval	5.02(a)
Nonqualified Deferred Compensation Plan	4.09(h)
No Vote Fee	8.03(a)(ii)
Other Required Company Filing	6.13(a)(i)
Parent	Preamble
Parent Disclosure Schedules	Article 5
Parent Plans	6.12(b)
Parent Termination Fee	8.03(b)
Parent Termination Fee Triggering Termination	8.03(b)
Payoff Letters	6.14
Paying Agent	2.07(a)
Payment Fund	2.07(a)
PBGC	4.09(f)
Pre-Closing Period	6.01(a)
Proposed Changed Terms	6.02(c)(ii)
Proxy Clearance Date	6.13(a)(iv)
Qualified Plan	4.09(c)
Restraint	7.01(c)
Requisite Company Stockholder Approval	4.03(a)
Section 16 Officer	6.12(h)
Shares	Recitals
Specified Foreign Antitrust Approvals	7.01(b)

Term	Section
Superior Proposal Notice	6.02(e)(i)(A)
Surviving Corporation	2.01
Top Suppliers	4.21
Top Customers	4.22
Unvested Company PSU	2.09(c)(ii)
Unvested Option Consideration	2.09(a)(ii)
Unvested PSU Consideration	2.09(c)(ii)
Unvested RSU Consideration	2.09(b)(ii)
Vested Company PSU	2.09(c)(i)
Vested Option Consideration	2.09(a)(i)
Vested PSU Consideration	2.09(c)(i)
Vested RSU Consideration	2.09(b)(i)
WARN Act	4.14(b)
Section 1.02    Other Definitional and Interpretative Provisions.
The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified, and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. Whenever the phrase “ordinary course”, “ordinary course of business” or any similar phrase is used in this Agreement it shall be deemed to mean the ordinary course of business consistent with past practice. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References (i) to “$” and “dollars” are to the currency of the United States, (ii) from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively and (iii) to “days” shall be calendar days unless otherwise indicated.
ARTICLE 2
THE MERGER
Section 2.01    The Merger.
(a)    Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the

Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent, and the Surviving Corporation shall succeed to and assume all the rights and obligations of Merger Sub and the Company in accordance with Section 259 of the DGCL.
Section 2.02    The Closing.
(a)    The closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (New York City time) on the fourth (4th) Business Day after the satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of all conditions at the Closing) or at such other place, date and time as the Company and Parent may agree in writing. The Closing shall be held at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, unless another place is agreed to in writing by the Company and Parent.
Section 2.03    Effecting the Merger.
(a)    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, concurrently with the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and delivered to the Office of the Secretary of State of the State of Delaware for filing, all in accordance with the applicable provisions of the DGCL.
Section 2.04    Effective Time.
(a)    The Merger shall become effective on such date and at such time as when the Certificate of Merger has been received for filing by the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).
Section 2.05    Effects of the Merger.
(a)    The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.
Section 2.06    Conversion of Shares.
At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities thereof or any other Person:
(a)    except as otherwise provided in Section 2.06(b), Section 2.08 or Section 2.09, each Share outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive $7.35 in cash, without interest (the “Merger Consideration”);
(b)    each Share held by Parent, Merger Sub, the Company (including Shares held in treasury by the Company) or any of their respective wholly owned Subsidiaries immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and
(c)    each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.07    Surrender and Payment.
(a)    Paying Agent and Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging for the Merger Consideration certificates representing Shares (the “Certificates”; provided, however, that any references herein to “Certificates” are deemed to include references to effective affidavits of loss in accordance with Section 2.13 or to book-entry account statements relating to the ownership of Shares). On the Closing Date or on the first (1st) Business Day following the Closing Date, Parent shall deposit or shall cause to be deposited with the Paying Agent the aggregate Merger Consideration to be paid in respect of the Shares pursuant to Section 2.06(a) (the “Payment Fund”). Promptly after the Effective Time (but in no event later than five (5) Business Days thereafter), Parent shall send, or shall cause the Paying Agent to send, to each record holder of Shares at the Effective Time, in each case whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.06(a), a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) for use in such payment.
(b)    Surrender of Shares. Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Shares represented by a Certificate promptly upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent or Parent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent or Parent may reasonably request) in the case of a book-entry transfer of Shares. Until so surrendered or transferred, each Share and each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration and no other rights or interests whatsoever. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.
(c)    Unregistered Transferees. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a

Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(d)    No Other Rights. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates and from and after the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or Parent for transfer, the Surviving Corporation or Parent shall use commercially reasonable efforts to provide the holder of such Certificates with such instructions as may be necessary to permit such holder to receive the Merger Consideration to which such holder is entitled pursuant to the Merger.
(e)    Termination of the Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Shares six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 2.07 prior to that time shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of the Merger Consideration.
Section 2.08    Dissenting Shares.
Notwithstanding Section 2.06 or any other provision of this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to appraisal and who has properly exercised and perfected appraisal rights for such Shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares; provided, however, that if, after the Effective Time, such holder fails to timely perfect, effectively withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall immediately cease to be Dissenting Shares and shall be treated as if they had been Shares converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.06(a) (less any payments made by the Surviving Corporation with respect to such Shares before entry of judgment in accordance with Section 262(h) of the DGCL) without interest thereon, upon surrender of such Certificate formerly representing such Share, together with a duly completed and validly executed letter of transmittal and such other documents as may be reasonably requested by the Paying Agent or Parent. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, settle or offer to settle, or otherwise negotiate any such demands.

Section 2.09    Company Stock Awards and the Company Warrant.
(a)    Company Options. No outstanding Company Options shall be assumed by Parent or the Surviving Corporation. Notwithstanding anything in this Agreement to the contrary, any Company Option with an applicable per share exercise price that exceeds or is equal to the Merger Consideration shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be immediately canceled at the Effective Time for no consideration.
(i)    Vested Company Options. At the Effective Time, each Vested Company Option outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (A) the excess of (x) the Merger Consideration over (y) the exercise price per Share of such Vested Company Option, multiplied by (B) the total number of Shares issuable upon the exercise in full of such Vested Company Option (the “Vested Option Consideration”). As soon as practicable following the Closing, and in no event later than the second (2nd) regular payroll cycle following the Closing Date (subject to local requirements), Parent shall cause the Surviving Corporation or its designee (including the Paying Agent) to pay to each holder of a Vested Company Option the Vested Option Consideration (if any), less applicable Taxes, in accordance with Applicable Law.
(ii)    Unvested Company Options. At the Effective Time, each Unvested Company Option held by an individual who is providing services to the Company or its Subsidiaries immediately prior to the Effective Time which is outstanding immediately prior to the Effective Time shall be canceled and exchanged for the right to receive an amount in cash, without interest, equal to the product of (A) the excess of (x) the Merger Consideration over (y) the exercise price per Share of such Unvested Company Option, multiplied by (B) the total number of Shares issuable upon the exercise in full of such Unvested Company Option (the “Unvested Option Consideration”), with such Unvested Option Consideration vesting in accordance with the vesting schedule applicable to such Unvested Company Option immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Parent on each applicable vesting date. The vesting and payment of the Unvested Option Consideration shall also be subject to the terms and conditions of the Unvested Payment Plan. In the event that such holder does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in such Unvested Payment Plan Agreement, such holder shall forfeit any and all rights with respect to the Unvested Company Options, including any right to payments with respect to such Unvested Company Options pursuant to the Unvested Payment Plan.
(iii)    Company Options Held by Non-Employee Directors. At the Effective Time, each Company Option (whether vested or unvested) held by a non-employee director of the Company Board outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (A) the excess of (x) the Merger Consideration over (y) the exercise price per Share of such Company Option, multiplied by (B) the total number of Shares issuable upon the exercise in full of such Company Option. As soon as practicable, and in no event later than two Business Days, following the Closing Date, Parent shall cause the Surviving Corporation or its designee (including the Paying Agent) to pay to each non-employee director the amounts set forth in this Section 2.09(a)(iii).
(b)    Treatment of Company RSUs. No outstanding Company RSUs shall be assumed by Parent or the Surviving Corporation.
(i)    At the Effective Time, each Vested Company RSU outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of Shares subject to such award of Vested Company RSUs (the “Vested RSU Consideration”). As soon as practicable following the Closing, and in no event later than the second (2nd) regular payroll cycle following the Closing Date (subject to local requirements), Parent shall cause the Surviving Corporation or its designee (including the Paying Agent) to pay to each holder of a Vested Company RSU, the Vested RSU Consideration, less any applicable Taxes, in accordance with Applicable Law.
(ii)    At the Effective Time, each Unvested Company RSU held by an individual who is providing services to the Company or its Subsidiaries immediately prior to the Effective Time which is outstanding immediately prior to the Effective Time shall be canceled and exchanged for the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of Shares subject to such award of Unvested Company RSUs (the “Unvested RSU Consideration”), with such Unvested RSU Consideration vesting in accordance with the vesting schedule applicable to such Unvested Company RSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Parent on each applicable vesting date. The vesting and payment of the Unvested RSU Consideration shall also be subject to the terms and conditions of the Unvested Payment Plan. In the event that such holder does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in such Unvested Payment Plan Agreement, such holder shall forfeit any and all rights with respect to the Unvested Company RSUs, including any right to payments with respect to such Unvested Company RSUs pursuant to the Unvested Payment Plan.
(iii)    Each Unvested Company RSU held by a current non-employee director of the Company Board immediately prior to the Effective Time shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of Shares subject to such award of Unvested Company RSUs. As soon as practicable, and in no event later than two (2) Business Days, following the Closing Date, Parent shall cause the Surviving Corporation or its designee (including the Paying Agent) to pay to each non-employee director the amounts set forth in this Section 2.09(b)(iii).
(iv)    At the Effective Time, each Company RSU held by a Person other than an individual described in Section 2.09(b)(i), Section 2.09(b)(ii), or Section 2.09(b)(iii) which is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be immediately canceled at the Effective Time for no consideration.
(c)    Treatment of Company PSUs. No outstanding Company PSUs (whether vested or unvested) shall be assumed by Parent or the Surviving Corporation.
(i)    At the Effective Time, each Company PSU for which the service-based vesting requirement has been satisfied at or prior to the Effective Time which is outstanding immediately prior to the Effective Time (each, a “Vested Company PSU”) shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of Shares subject to the Vested Company PSU based on the deemed achievement of all relevant performance goals at target level (the “Vested PSU Consideration”). As soon as practicable following the Closing, and in no event later than the second (2nd) regular payroll cycle following the Closing Date (subject to local requirements), Parent shall cause the Surviving Corporation or its designee (including the Paying Agent) to pay to each such holder of Vested Company PSUs, the Vested PSU Consideration, less any applicable Taxes, in accordance with Applicable Law.
(ii)    At the Effective Time, each Company PSU for which the service-based vesting requirement has not been satisfied at or prior to the Effective Time which is outstanding immediately prior to the Effective Time (each, an “Unvested Company PSU”) shall be canceled and exchanged for the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the total number of Shares subject to the Unvested Company PSU based on the deemed achievement of all relevant performance goals at target level (the “Unvested PSU Consideration”), with such Unvested PSU Consideration vesting in accordance with the service-based vesting schedule applicable to such Unvested Company PSU immediately prior to the Effective Time, subject to such holder remaining employed by or otherwise in service to Parent on each applicable vesting date. The vesting and payment of the Unvested PSU Consideration shall also be subject to the terms and conditions of the Unvested Payment Plan. For the avoidance of doubt, any Unvested PSU Consideration payable pursuant to this Section 2.09(c)(ii) shall not be subject to any performance-based vesting requirements and shall be subject solely to the service-based vesting requirements applicable to the applicable Unvested Company PSU as of immediately prior to the Effective Time. In the event that such holder does not execute and deliver an Unvested Payment Plan Agreement within the timeframe set forth in such Unvested Payment Plan Agreement, such holder shall forfeit any and all rights with respect to the Unvested

Company PSUs, including any right to payments with respect to such Unvested Company PSUs pursuant to the Unvested Payment Plan.
(d)    Corporate Actions. Prior to the Effective Time, the Company shall take any actions which are necessary to effectuate the provisions of Section 2.09(a), Section 2.09(b) and Section 2.09(c), it being understood and agreed that from and after the Effective Time, no Company Stock Award holder shall have any right with respect to any Company Stock Award other than to receive the payment provided for in this Section 2.09, if any.
(e)    Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the Company Board or the appropriate committee of the Company Board shall take all reasonable actions, including adopting any necessary resolutions, to (i) terminate the Company’s Employee Stock Purchase Plan (the “ESPP”) as of immediately prior to the Closing Date, (ii) ensure that no offering period under the ESPP shall be commenced on or after the date of this Agreement, (iii) if the Closing shall occur prior to the end of the offering period in existence under the ESPP on the date of this Agreement, cause a new exercise date to be set under the ESPP, which date shall be no later than five (5) Business Days prior to the anticipated Closing Date, (iv) prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to reduce or discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP) or making separate non-payroll contributions to the ESPP on or following the date of this Agreement, except as may be required by Applicable Law, and (v) provide that the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares of Company Common Stock in accordance with the terms and conditions of the ESPP (as amended pursuant to this Section 2.09(e)), be refunded in cash to such participant as promptly as practicable following the Effective Time (without interest).
(f)    Treatment of the Company Warrant. The Company Warrant shall be cancelled at the Effective Time unless exercised prior to such time. Prior to the Effective Time, the Company shall deliver to the holder of the Company Warrant any notice required pursuant to the terms of the Company Warrant.
Section 2.10    Adjustments.
If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, all references herein to specified numbers of shares affected thereby, and any calculations that are based upon such numbers of shares affected thereby, including the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such change. Nothing in this Section 2.10 shall be construed as permitting the Company to take any action that is otherwise prohibited by this Agreement.

Section 2.11    Withholding Rights.
Each of Parent, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld from such payment under any provision of any applicable Tax Law. To the extent that amounts are so deducted and withheld by Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be, made such deduction and withholding.
Section 2.12    No Liability.
None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Applicable Law. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, any such amounts shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
Section 2.13    Lost Certificates.
If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Paying Agent, the posting by such Person of a bond, in such customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated under this Article 2.
Section 2.14    Closing of Transfer Books.
At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01    Certificate of Incorporation.
At the Effective Time and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of Merger Sub will be the certificate of incorporation of the Surviving Corporation until amended in accordance with such certificate of incorporation and the DGCL, except that the name of the Surviving Corporation shall be “Fitbit, Inc.”.
Section 3.02    Bylaws.
At the Effective Time and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub will be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and the DGCL, except that the name of the Surviving Corporation shall be “Fitbit, Inc.”.
Section 3.03    Directors and Officers.
From and after the Effective Time and without any further action on the part of the Company or Merger Sub, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective death, resignation or removal or until their respective successors are duly elected and qualified and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until successors are duly elected or appointed and qualified.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the Company SEC Documents filed on or after January 1, 2017 (but excluding any disclosures set forth in any risk factors section, any disclosures in any section relating to “forward-looking statements” and any other disclosures to the extent they are predictions or forward-looking in nature and provided that in no event shall any disclosure in any Company SEC Document qualify or limit the representations and warranties of the Company set forth in Section 4.01 (Organization), Section 4.02 (Capital Stock and Indebtedness), Section 4.03 (Corporate Authority Relative to this Agreement; No Violation), Section 4.18 (Opinion of Financial Advisor) and Section 4.26 (Finders or Brokers)) and (b) as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedules”) (each section of which qualifies only the correspondingly numbered and lettered representation and warranty in this Article 4 to the extent specified therein and the representations and warranties in such other applicable sections of this Agreement as to which the disclosure on its face is reasonably apparent upon reading the disclosure contained in such section of the Company Disclosure Schedules, without independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to such other numbered and lettered Section of this Article 4 and, provided, however, that any listing of any fact, item or exception disclosed in any section of the Company Disclosure Schedules shall not be construed as an admission of liability under any Applicable Law for any purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this

Agreement or otherwise), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.01    Organization.
(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Except as would not reasonably be expect to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized and validly existing and in good standing under the Applicable Law of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary Permits, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)    The Company has Made Available to Parent a true, correct and complete copy of the Organizational Documents of the Company (the “Company Organizational Documents”) and the Organizational Documents of each of its Subsidiaries (collectively, the “Company Subsidiary Organizational Documents”), in each case, as amended through and in existence on the date hereof. The Company Organizational Documents and the Company Subsidiary Organizational Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their provisions except, with respect to the Company Subsidiary Organizational Documents, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.01(b) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Subsidiaries of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest). Other than the Subsidiaries of the Company, there is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the consolidated financial statements of the Company and its Subsidiaries.
Section 4.02    Capital Stock and Indebtedness.
(a)    The authorized capital stock of the Company consists of 600,000,000 Shares of Class A Common Stock, 350,000,000 Shares of Class B Common Stock and 10,000,000 Shares of preferred stock, par value $0.0001 per Share (the “Company Preferred Stock”). As of October 28, 2019, (i) 228,873,413 Shares of Class A Common Stock were issued and outstanding (not including Shares held in treasury), (ii) no Shares of Class A Common Stock were held in treasury, (iii) 31,267,322 Shares of Class B Common Stock were issued and outstanding (not including Shares held in treasury), (iv) no Shares of Class B Common Stock, were held in treasury, (v) no shares of Company Preferred Stock were issued or outstanding, (vi) 19,625,434 Shares of Class A Common Stock and 14,007,395 Shares of Class B Common Stock were reserved for issuance under the Company Stock Plans, of which amount (A) 16,925,916 Shares of Class A Common Stock were subject to outstanding Company RSUs, (B) 1,365,418 Shares of Class A Common Stock were subject to outstanding Company PSUs (assuming maximum achievement) and (C) 1,334,100 Shares of Class A Common Stock and 14,007,395 Shares of Class B Common Stock were issuable upon the exercise of outstanding Company Options, (vi) 5,520,287 Shares of Class A Common Stock were subject to available purchase rights under the ESPP, (vii) 230,000 Shares of Class A Common Stock were issuable upon the exercise of the Company Warrant and (viii) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Stock Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except (i) as set forth in this Section 4.02(a) and Section 4.02(c) or (ii) as expressly permitted to be issued after the date hereof by Section 6.01(b), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement relating to the capital stock or other equity interest of the Company or any Subsidiary of the Company, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (4) make any payment to any Person the value of which is derived from or calculated based on the value of the Company Common Stock or Company Preferred Stock or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries.
(b)    No Subsidiary of the Company owns any shares of capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries. Since October 28, 2019 through the date hereof, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Stock Awards in accordance with their respective terms) or granted any Company Stock Awards or other equity or equity-based awards or interests. Neither the Company nor any of its Subsidiaries have any obligation to provide any material funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary.

(c)    Section 4.02(c) of the Company Disclosure Schedules sets forth a true, correct and complete list of each Company Stock Award outstanding as of October 28, 2019, specifying, on a holder-by-holder basis except as prohibited by applicable Privacy Laws: (i) the name (for each holder in the United States) or the employee ID number (for all other holders) and country of each holder, (ii) the number of shares subject to each such Company Stock Award or Company Warrant, (iii) the grant date of each such Company Stock Award, (iv) the vesting schedule of each such Company Stock Award, (v) the exercise price for each such Company Stock Award, to the extent applicable, (vi) the expiration date of each such Company Stock Award, to the extent applicable, and (vii) the Company Stock Plan pursuant to which the Company Stock Award was granted. With respect to each grant of Company Stock Awards, (x) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other Applicable Law, including the rules of the NYSE, and (y) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act and all other Applicable Law.
(d)    The Company’s past and current Company Option grant practices complied, in all material respects, with the terms of the applicable Company Stock Plans, stock exchange rules and Applicable Law. All Company RSUs are exempt from Section 409A of the Code pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations.
(e)    The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries, free and clear of any preemptive rights and any Liens (other than Permitted Liens) or restrictions on transfer imposed by Applicable Law, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any Person). Neither the Company nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.
(f)    The Company and its Subsidiaries have no outstanding Indebtedness in a principal amount (in any one case) in excess of $1,000,000.
Section 4.03    Corporate Authority Relative to this Agreement; No Violation.
(a)    The Company has the requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by holders of at least a majority of the aggregate voting power of the outstanding shares of Company Common Stock, voting together as a single class (the “Requisite Company Stockholder Approval”), to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the

Merger, have been duly and validly authorized by the Company Board and, except for the Requisite Company Stockholder Approval, no other corporate proceedings on the part of the Company or vote of the stockholders of the Company are necessary to authorize the consummation of the transactions contemplated hereby, including the Merger. The Company Board has unanimously (i) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”), (ii) determined that this Agreement and the Merger are fair to and in the best interests of the stockholders of the Company, (iii) approved this Agreement and the Merger, and (iv) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Applicable Laws affecting creditor’s rights generally and the availability of equitable relief (the “Enforceability Exceptions”).
(b)    Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) filings required under, and compliance with other applicable requirements of, the Exchange Act, including the filing of the Proxy Statement with the SEC and any amendments or supplements thereto, (iii) the rules and regulations of the NYSE, (iv) the HSR Act, the EC Merger Regulation and any other Applicable Law of any jurisdiction designed to govern competition or prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”) and (v) the approvals set forth in Section 4.03(b) of the Company Disclosure Schedules (collectively, the “Company Approvals”), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing (collectively, “Consents”) with, any Governmental Entity is necessary, under Applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement, except for such Consents the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)    The execution and delivery by the Company of this Agreement does not, and (assuming the Company Approvals are obtained) the consummation of the Transactions and compliance with the provisions hereof will not, (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of or default (with or without notice or lapse of time, or both) under any Company Contract, any right of termination, cancellation, first offer, first refusal or modification of any Company Contract, or acceleration of any obligation or loss of a benefit under, trigger any change granted under or otherwise contravene any loan, guarantee of Indebtedness or credit agreement, Contract, Permit, concession or right, in each case binding upon the Company or any of its Subsidiaries or to which any of their respective properties, rights or assets are bound or subject, (ii) result in the creation of any Liens (other than Permitted Liens), in each case, upon the property and assets of the Company or any of its Subsidiaries, (iii) conflict with or result in any violation of any provision of (A) the Company Organizational Documents or (B) Company Subsidiary Organizational Documents, or (iv) conflict with or violate any Applicable Law or Orders, except in the case of the foregoing clauses (i), (ii), (iii)(B) and (iv), (x) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (y) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger, prior to the End Date.
Section 4.04    Reports and Financial Statements.
(a)    Since January 1, 2017, the Company and each of its Subsidiaries has timely filed or furnished all Company SEC Documents required to be filed or furnished prior to the date hereof and has timely paid all fees due in connection therewith. As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is, or at any time since January 1, 2017 has been, required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. There are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents. None of the Company SEC Documents is, to the Company’s Knowledge, the subject of ongoing SEC review.
(b)    The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in stockholders’ equity and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP in effect as of the respective dates thereof (except, in the case of the unaudited statements, subject to normal year-end audit adjustments none of which are material individually or in the aggregate, and the absence of footnotes, none of which, if presented, would materially differ from those in the most recent audited financial statements) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and in all material respects reflect only actual transactions, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has identified all uncertain tax positions contained in all Tax Returns filed by the Company or its Subsidiaries and has established adequate reserves and made any appropriate disclosures in the Company Financial Statements in accordance with the requirements of ASC 740-10 (formerly Financial Interpretation No. 48 of FASB Statement No. 109, Accounting for Uncertain Tax Positions). As of the date hereof, Grant Thornton LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as the independent public accountants of the Company. PricewaterhouseCoopers LLP was not dismissed as the previous independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(c)    Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S‑K promulgated by the SEC).
Section 4.05    Internal Controls and Procedures.
(a)    The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2018, and such assessment concluded that internal control was effective. Based on its most recent evaluation of its internal control over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other current or former Company Employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been Made Available to Parent. The Company has remediated any and all significant deficiencies and all material weaknesses in the design or operations of its internal control over financial reporting that were reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and were identified in the Company’s most recent evaluation of its internal control over financial reporting. To the Company’s Knowledge, no events, facts or circumstances have occurred such that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without additional qualification, when next due. The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic processes, whether computerized or not) that are under the exclusive ownership and direct control of the Company, its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)    Since January 1, 2017, (i) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any current or former Company Employee or Representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) to the Company’s Knowledge no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Applicable Law, breach of fiduciary duty or similar violation by the Company or any current or former Company Employee or Representative to the Company Board or any committee thereof or to any director or officer of the Company.
Section 4.06    No Undisclosed Liabilities.
There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due), except for (i) Liabilities that are reflected and adequately reserved against on the Unaudited Balance Sheet, (ii) Liabilities incurred in connection with this Agreement and the Transactions, (iii) Liabilities incurred in the ordinary course of business since June 29, 2019 that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.07    Compliance with Law; Permits.
(a)    The Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance in all material respects with Applicable Law and all Orders to which the Company or any of its Subsidiaries are subject, except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2017, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s Knowledge, other communication from any Governmental Entity regarding any failure to comply with any Applicable Law or Order, except where such failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)    The Company and its Subsidiaries hold, and have at all times since January 1, 2017 held, all material Permits, and all rights under any Company Material Contract (as defined in Section 4.19) with any Governmental Entities, and have filed all material Permits, necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted and have paid all fees and assessments due and payable in connection therewith, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material Permits of the Company are valid and in full force and effect, are not subject to any Proceeding that could result in any material modification, termination or revocation thereof, the Company and its Subsidiaries are in compliance with the terms and requirements of all such material Permits of the Company and, to the Company’s Knowledge, no suspension or cancellation of any such material Permit is threatened, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)    None of the Company or any its Subsidiaries or, to the Company’s Knowledge, any current or former Company Employee, Representative or other Person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to a governmental official from funds of the Company or any of its Subsidiaries; (iii) violated or is in violation of any Anticorruption Laws or any similar Applicable Law; (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (v) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries; (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries; or (vii) is currently a Sanctioned Person.
Section 4.08    Environmental Laws and Regulations.
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no Proceedings, notices of violation or information requests pending, or to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries or any Person or entity whose Liability the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of Applicable Law, alleging non-compliance with or any other Liability under Environmental Laws and, to the Company’s Knowledge, no set of circumstances exists which may reasonably give rise thereto, (ii) the Company and its Subsidiaries are and have been, in compliance with all Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Permits required under Environmental Laws to conduct their respective business and operations, and compliance in all material respects with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by the Company or any of its Subsidiaries, or to the Company’s Knowledge, as a result of any operations or activities of the Company or any of its Subsidiaries or their contractors or third-party operators, that would reasonably be expected to give rise to any material fine, penalty, remediation, investigation, obligation or Liability to the Company or its Subsidiaries, (iv) to the Company’s Knowledge, no Hazardous Materials are present at, on, in or under any property currently or formerly owned or leased by the Company or its Subsidiaries, (v) none of the Company and its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any other Person that could reasonably be expected to result in obligations or Liabilities under Environmental Laws or concerning Hazardous Materials or Releases and (vi) none of the Company and its Subsidiaries has received any unresolved material claim, notice, complaint or request for information in writing from a Governmental Entity relating to actual or alleged noncompliance with or Liability under Environmental Laws (including any such Liability or obligation arising under, retained or assumed by Contract or by operation of Applicable Law). Section 4.08 of the Company Disclosure Schedules sets forth a true, correct and complete list of all written notices or, to the Company’s Knowledge, other communications received since January 1, 2017 by the Company or any of its Subsidiaries from any Governmental Entity or other Third Party regarding any violation of Environmental Laws. The Company has Made Available to Parent copies of all environmental reports, studies, assessments, data, measurements, correspondence, memoranda or other documents prepared within the past five (5) years that are in the possession, custody or control of the Company or any of its Subsidiaries (including their environmental contractors and consultants) pertaining to Releases, compliance or non-compliance with Environmental Laws or the presence of, or exposure to, Hazardous Materials and that contain information that could reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.09    Employee Benefit Plans.
(a)    Section 4.09(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of each material Company Employee Plan as of the date hereof organized by jurisdiction, excluding offer letters or employment agreements (i) entered into in the ordinary course of business that are materially consistent with the form agreements Made Available to Parent and (ii) that are terminable (x) at-will without severance obligations or (y) with severance obligations no greater than those required by Applicable Law; provided the Company shall use reasonable best efforts to set forth International Company Employee Plans on Section 4.09(a) of the Company Disclosure Schedules as of the date hereof, and within thirty (30) days of the date hereof will provide Parent with an updated Section 4.09(a) of the Company Disclosure Schedules with any International Company Employee Plan not previously listed. With respect to each material U.S. Company Employee Plan, to the extent applicable, true, correct and complete copies of the following have been Made Available to Parent by the Company: (i) the plan document or agreement (including a written summary of any U.S. Company Employee Plan not in writing); (ii) the trust agreement, insurance contract or other funding instrument; (iii) the most recent (A) Form 5500 and attached schedules or any similar compliance document required to be filed with any Governmental Entity, (B) audited financial statements, and (C) summary plan description; (iv) any material written communication to or from any Governmental Entity; (v) the most recent determination or opinion letter, if any, received from the IRS or comparable document issued by a Governmental Entity relating to the satisfaction of the requirements of Law necessary to obtain the most favorable tax treatment; (vi) all material amendments, modifications or supplements to any such documents; and (vii) all other material Contracts which implement each U.S. Company Employee Plan, including administrative service agreements; provided, however, the Company shall have no obligation to provide (A) offer letters or employment agreements (1) entered into in the ordinary course of business that are materially consistent with the form agreements Made Available to Parent and (2) that are terminable (x) at-will without severance obligations or (y) with severance obligations no greater than those required by Applicable Law, or (B) individual equity award agreements with respect to employees on the Company’s standard forms of award agreement Made Available to Parent; provided that such equity award agreements do not provide for acceleration of vesting or adjustment of exercisability in connection with a termination of employment or a “change in control.” No individual equity award agreement provides acceleration of vesting or adjustment of exercisability in connection with a termination of employment or a “change in control.”
(b)    Each Company Employee Plan has been established, registered (where required), approved (where required), qualified (where required), maintained, operated, funded and administered in all material respects in accordance with its terms and the requirements of ERISA, the Code and any other Applicable Law. Neither the Company nor any of its Subsidiaries has taken any corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other U.S. or relevant foreign Governmental Entity with respect to any Company Employee Plan, and to the Company’s Knowledge neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program. Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, any material Liability to the Company or any of its Subsidiaries, all contributions required to be made to any Company Employee Plan pursuant to Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Employee Plan, have, in each case, been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company.
(c)    Section 4.09(c) of the Company Disclosure Schedules identifies each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code or any Applicable Law or regulation of any foreign jurisdiction or Governmental Entity (each, a “Qualified Plan”). Each Qualified Plan (i) may rely on a prototype opinion letter or has received a favorable determination letter from the IRS to such effect and nothing has occurred or exists since the date of such determination or opinion letter that would reasonably be expected to materially and adversely affect the qualified status of any such Qualified Plan or (ii) has a period of time remaining under applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the “qualified” status of each such Qualified Plan. No trust funding any U.S. Company Employee Plan is intended to meet the requirements of Code Section 501(c)(9).

(d)    At no time has the Company or any of its Subsidiaries had any obligation to contribute to or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Employee Plan is (i) a “defined benefit plan” (as defined in Section 414 of the Code), (ii) a “multiemployer plan”, (iii) a “multiple employer” plan (as defined in Section 4063 or 4064 of ERISA) (in each case under clause (i), (ii) or (iii) whether or not subject to ERISA), or (iv) subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.
(e)    With respect to each Company Employee Plan that is a “welfare plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA), neither the Company nor any of its Subsidiaries has any material Liability with respect to an obligation to provide welfare benefits, including death or medical benefits (whether or not insured) with respect to any Person beyond such Person’s retirement or other termination of service, other than (i) coverage or benefits mandated by Section 4980B of the Code or any other Applicable Law the full cost of which is borne by the employee or former employee (or any of their beneficiaries) or (ii) disability benefits under any Company Employee Plan that are fully insured.
(f)    There are no pending or, to the Company’s Knowledge, threatened claims (other than claims for benefits in the ordinary course of business), actions, suits or Proceedings which have been asserted, instituted or threatened, and, to the Company’s Knowledge, no set of circumstances exists which may reasonably give rise to a Proceeding against the Company, the Company Employee Plans, any fiduciaries thereof with respect to their duties to the Company Employee Plans or the assets of any of the trusts under any of the Company Employee Plans which could, individually or in the aggregate, result in any material Liability of the Company or any of its Subsidiaries or any of their respective ERISA Affiliates or any Company Employee Plan to the Pension Benefit Guaranty Corporation (the “PBGC”), the Department of the Treasury, the DOL, any multiemployer plan, any multiple employer plan, any participant in a Company Employee Plan, or any other party. None of the Company, any of its Subsidiaries or any of their ERISA Affiliates has incurred or, to the Company’s Knowledge, reasonably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any material Liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several Liability provisions of the Code or any foreign Applicable Law or regulation relating to employee benefit plans, or under any Contract, statute, rule or legal requirement pursuant to or under which the Company or any of its Subsidiaries or any Company Employee Plan has agreed to indemnify or is required to indemnify any Person against Liability incurred under, or for a violation or failure to satisfy the requirements of, any such legal requirement, and to the Company’s Knowledge, no event, transaction or condition has occurred or exists that could result in any such material Liability to the Company, any of its Subsidiaries, any of their ERISA Affiliates or, after the Effective Time, Parent or any of its Affiliates.
(g)    With respect to Company Employee Plans maintained for the benefit of any employee or service provider (or former employee or service provider) who performs services outside of the U.S. (each, an “International Employee Plan”), and except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, (i) all required filings and reports have been made in a timely manner with all Governmental Entities, and no event has occurred since the date of the most recent approval or application therefor relating to any such International Employee Plan that could reasonably be expected to affect any such approval relating thereto, (ii) all obligations of the Company and its Subsidiaries to or under the International Employee Plans (whether pursuant to the terms thereof or any Applicable Laws) which have become due have been satisfied, and there are no outstanding defaults or violations thereunder by the Company or any of its Subsidiaries, (iii) no Taxes, penalties or fees are owing or assessable under any such International Employee Plan, (iv) no event has occurred with respect to any registered International Employee Plan which would result in the revocation of the registration of such International Employee Plan, or which would entitle any Person (without the consent of the sponsor of such International Employee Plan) to wind up or terminate any such International Employee Plan, in whole or in part, or could otherwise reasonably be expected to have an adverse effect on the tax status of any such International Employee Plan, (v) no contribution holidays have been taken under any of the International Employee Plans, and there have been no withdrawals of assets or transfers from any International Employee Plan, except in accordance with Applicable Laws, and (vi) neither the Company nor any of its Subsidiaries has incurred any Liability in connection with the termination of, or withdrawal from, any International Employee Plan that is a defined benefit pension plan. The Company and its Subsidiaries are not and at no time has the Company or any Subsidiary ever been an employer in relation to any occupational pension scheme (as defined in section 1 of the U.K. Pension Schemes Act 1993, as amended) other than a money purchase scheme (as defined in section 181 of the UK Pension Schemes Act 1993, as amended). No Person with which the Company or any Subsidiary is connected or of which the Company or any Subsidiary is an associate participates, or has participated, as an employer in an occupational pension scheme other than a money purchase scheme (each as defined in the preceding sentence) and no circumstances exist that may result in the issue of a “financial support direction” or a “contribution notice” (each as defined for the purposes of Part 1 of the U.K. Pensions Act 2004) to or in respect of the Company or any of its Subsidiaries in relation to any such pension scheme. For the purposes of this section, “connected” and “associate” are to be interpreted in accordance with sections 249 and 435 respectively of the U.K. Insolvency Act 1986. No debt has arisen under Section 75 of the U.K. Pension Act 1995 in connection with any International Employee Plan, nor will any such debt become due as a result of the consummation of the Transactions. With respect to each material International Employee Plan, to the extent applicable, the Company shall use commercially reasonable efforts to ensure true, correct and complete copies of the plan document or agreement (including a written summary of any International Employee Plan not in writing) have been Made Available to Parent by the Company as of the date hereof, and to the extent such International Employee Plans have not been Made Available as of the date hereof, they will be Made Available within thirty (30) days following the date of this Agreement. With respect to each material International Employee Plan, to the extent applicable, true, correct and complete copies of the following will be Made Available within thirty (30) days following the date of this Agreement, to Parent by the Company: (A) the most recent annual report or similar compliance documents required to be filed with any Governmental Entity with respect to such plan, (B) the trust agreement, insurance contract or other funding instrument, (C) the summary plan description, (D) any material written communication to or from any Governmental Entity, (E) all material amendments, modifications or supplements to any such documents, (F) any document comparable to the determination letter or opinion letter referenced under clause (v) of Section 4.09(a) above issued by a Governmental Entity relating to the satisfaction of Applicable Law necessary to obtain the most favorable tax treatment and (G) all other material Contracts relating to each International Employee Plan, including administrative service agreements.
(h)    Each Company Employee Plan that is or was a nonqualified deferred compensation plan subject to Section 409A of the Code (a “Nonqualified Deferred Compensation Plan”) has, in all material respects, been maintained and operated since January 1, 2005 in good faith compliance with Section 409A of the Code and applicable IRS guidance promulgated thereunder and since January 1, 2009 has been in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder and has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004 or has been amended in a manner that conforms with the requirements of Section 409A of the Code The Company is not party to, or otherwise obligated under, any Contract that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) of the Code.
(i)    Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with another event (whether contingent or otherwise) under any Company Employee Plan, (i) entitle any Company Employee to severance pay, unemployment compensation or accrued pension benefit or any other payment or benefit, (ii)  materially increase the amount or value of compensation or benefits due to any such Company Employee, (iii) accelerate the time of payment, vesting, or funding or increase the amount of compensation due any such Company Employee, or (iv) trigger any funding or other obligation as to any material amount under any Company Employee Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Employee Plan or transfer the assets of any Company Employee Plan.
(j)    Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, except as otherwise contemplated by this Agreement, either alone or in combination with another event (whether contingent or otherwise) result in any payment under any Company Employee Plan (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Company Employee Plan provides for and none of the Company nor any of its Affiliates is otherwise obligated to provide any gross-up or reimbursement of Taxes under Sections 409A or 4999 of the Code or otherwise.
(k)    Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, no Company Employee Plan is under audit or is the subject of an audit or investigation by the IRS, the DOL, the SEC, the PBGC or any other Governmental Entity (and the Company has not received written notice of any such audit or investigation) nor, to the Company’s Knowledge, is any such audit or investigation threatened or anticipated with respect to any Company Employee Plan.
(l)    Neither the Company nor any of its Subsidiaries has disseminated in writing any intent or commitment (whether or not legally binding) to create or implement any additional employee benefit plan that would be a Company Employee Plan if in existence on the date hereof, or to amend, modify or terminate any Company Employee Plan, in each case that would result in the incurrence of a material Liability by the Company and its Subsidiaries taken as a whole.
Section 4.10    Absence of Certain Changes or Events.
(a)    Since June 29, 2019, (i) except for the discussion, negotiation and execution of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and (ii) none of the Company or any Subsidiary of the Company has undertaken any action that if taken after the date of this Agreement would require Parent’s consent pursuant to clauses (i), (ii), (iv), (vi), (vii), (x), (xi), (xii), (xvii), (xviii), (xix), (xx), (xxii), (xxiii), (xxiv), and (xxviii) of Section 6.01(b).
(b)    Since December 31, 2018, there have not been any Effects that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.11    Investigations; Litigation.
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no investigation pending (or, to the Company’s Knowledge, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries, (b) there are no Proceedings pending (or, to the Company’s Knowledge, threatened) against the Company or any of its Subsidiaries and (c) there are no Orders of any Governmental Entity to which the Company or any of its Subsidiaries or any of their respective assets are subject. As of the date hereof, there are no Proceedings pending or, to the Company’s Knowledge, threatened, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the transactions contemplated by this Agreement.
Section 4.12    Information Supplied.
The Proxy Statement relating to the Company Meeting will not, at the time the definitive Proxy Statement (or any amendment or supplement thereto) is filed with the SEC, at the time the definitive Proxy Statement is first mailed to the stockholders of the Company and at the time of any meeting of Company stockholders to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing expressly for inclusion therein. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other Applicable Law, except that no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent in writing expressly for inclusion therein.

Section 4.13    Tax Matters.
(a)    The Company and each of its Subsidiaries have (i) prepared and timely filed (taking into account any validly obtained extension of time within which to file) all income and other material Tax Returns that it or they have been required to file under Applicable Law in connection with the determination, assessment or collection of any Tax concerning or attributable to the Company and each of its Subsidiaries or its operations and such Tax Returns are true, correct and complete in all material respects, have been completed in accordance with Applicable Law and accurately set forth in all material respects all items to the extent required to be reflected or included on such Tax Returns and (ii) timely paid all material Taxes they are required to pay (whether or not shown on a Tax Return).
(b)    The Company and each of its Subsidiaries have paid or withheld, with respect to their employees, stockholders, creditors, customers and other third parties, all material U.S. federal, state and foreign Taxes required to be paid or withheld, and have timely paid any such Taxes over to the appropriate authorities.
(c)    Neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax, nor is there any material Tax deficiency outstanding, assessed or proposed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.
(d)    Neither the Company nor any of its Subsidiaries has received notice from a Taxing Authority indicating that it plans to assess any additional Taxes against the Company or any of its Subsidiaries for any period for which Tax Returns have been filed. No audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination. No adjustment relating to any Tax Return filed by the Company or any of its Subsidiaries has been proposed in writing by any Taxing Authority. Other than pursuant to an audit or other examination reflected in Section 4.13(d) of the Company Disclosure Schedules, there are no matters relating to Taxes under discussion between any Taxing Authority and the Company or any of its Subsidiaries.
(e)    The Company has Made Available to Parent true, correct and complete copies of all Tax Returns for the Company and for its Subsidiaries filed since January 1, 2015.
(f)    No currently unresolved claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or a Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any Subsidiary of the Company has (or has ever had) any obligation to file Tax Returns or pay Taxes in any jurisdiction other than in the jurisdiction in which such Company, or Subsidiary of the Company, as applicable, is organized.
(g)    Neither the Company nor any of its Subsidiaries (i) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) other than a group the common parent of which was the Company, (ii) is a party to any Tax sharing, indemnification or allocation agreement, or owes any amount under any such agreement (other than Tax indemnification clauses under customary commercial leases or contracts not primarily related to Taxes entered into in the ordinary course of business), (iii) has any Liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, by operation of law or otherwise or (iv) has ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.
(h)    There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company or any of its Subsidiaries relating or attributable to Taxes other than Permitted Liens.
(i)    Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treasury Regulation Section 1.6011-4(b) or any similar provision of state, local or foreign Law, or any transaction that is a listed transaction as set forth in Treasury Regulation Section 1.6011-4(b)(2).
(j)    Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Sections 355 and 361 of the Code.
(k)    To the Company’s Knowledge, the Company and each of its Subsidiaries is in compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order.
(l)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing Date, (ii) any prepaid amount received outside of the ordinary course of business on or prior to the Closing Date, (iii) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax Law) entered into on or prior to the Closing Date, (iv) a change in the method of accounting for a period ending prior to or including the Closing Date, (v) an election pursuant to Section 108(i) of the Code made effective on or prior to the Closing Date, (vi) any “gain recognition agreement” described in Treasury Regulations promulgated under Section 367 of the Code or the utilization of dual consolidated losses described in Treasury Regulations promulgated under Section 1503(d) of the Code (or, in each case, any corresponding provision of state, local or foreign income Tax Law) on or prior to the Closing Date or (vii) the application of Section 965 of the Code (including Section 965(h)).
(m)    Neither the Company nor any of its Subsidiaries has received any letter ruling from the IRS (or any comparable ruling from any other Taxing Authority).
(n)    The Company and each of its Subsidiaries are in compliance in all material respects with all transfer pricing requirements in all jurisdictions in which the Company or the relevant Subsidiary, as the case may be, does business, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company and each of its Subsidiaries. The prices for any property or services (or for the use of any property) provided by or to the Company or any of its Subsidiaries are arm’s length prices in all material respects for purposes of the relevant transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code.
Section 4.14    Employment and Labor Matters.
(a)    Neither the Company nor any of its Subsidiaries is or has been, a party to any collective or enterprise bargaining agreement, labor union contract, works council or trade union agreement, recognition agreement, information and consultation agreement or similar agreement (each, a “Collective Bargaining Agreement”). No Company Employee is represented by a labor organization for purposes of collective bargaining or other negotiating or consultation purposes with respect to the Company or any of its Subsidiaries. To the Company’s Knowledge, there have been no activities, petitions or proceedings of any labor or trade union to organize any Company Employees. No Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There has been no strike, dispute, walkout, lockout, slowdown, work stoppage or similar industrial action or application to a labor tribunal made against the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened, that may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries. The consummation of the transactions contemplated by this Agreement (including the Merger) will not entitle any person (including any labor organization) to any payments under any Collective Bargaining Agreement, or require the Company or any of its Subsidiaries to consult with, provide notice to, or obtain the consent or opinion of any labor organization.
(b)    Since January 1, 2017, except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, the Company and each of its Subsidiaries is and has been in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, overtime pay, allowances, loadings, superannuation, record keeping obligations and occupational safety and health, including the Immigration Reform and Control Act, the Worker Adjustment Retraining and Notification Act (the “WARN Act”), any Laws respecting employment discrimination, sexual harassment, bullying, victimization, disability rights or benefits, equal pay, equal opportunity, redundancy, consultation obligations and plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, all other payment relating to the termination of employment, contract of services or service relationship, COBRA, labor relations, conclusion of written employment contracts, employee leave issues, wage and hours of work, overtime pay, annual leave, personal leave (including carers/sick pay), maternity, paternity, and adoption pay (and other similar family-related pay), occupational safety and health requirements, disability fund payments, union fees, statutory social security (including pension insurance or superannuation, medical insurance, work-related injury insurance, maternity insurance, labor insurance and unemployment insurance), statutory housing fund or mandatory provident fund and related matters, and no formal claims relating to non-compliance with the foregoing are pending or, to the Company’s

Knowledge, threatened. Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, there are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by the Company pursuant to any workplace safety and insurance/workers’ compensation Laws.
(c)    Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has any Liability with respect to any misclassification of any Person as an independent contractor or, in any non-U.S. jurisdiction, as an independent contractor, outsourced staff, labor dispatch staff, a contingent worker or a worker, rather than as an “employee.”
(d)    (i) The Company and its Subsidiaries have not received notice of any charge or complaint with respect to or relating to them pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, or notice of the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, compliance with any underlying industrial instruments, time recording obligations, overtime pay, child labor, modern slavery or human trafficking, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress and (ii) except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, there are no claims, complaints or lawsuits, pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any such Laws, or alleging breach of any express or implied contract of employment, wrongful or unfair termination of employment or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.
(e)    To the Company’s Knowledge, since January 1, 2017, (i) no formal allegations, claims or complaints of sexual harassment, discrimination or retaliation with respect thereto have been made to the human resources or legal departments of the Company or any of its Subsidiaries against or in respect of any current or former non-employee director or any current or former Company Employee at a level of Director or above, and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to such allegations, claims or complaints.
(f)    To the Company’s Knowledge, no current or former Company Employee at the level of Director or above is in any respect in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other material obligation: (i) with or to the Company or its Subsidiaries or (ii) to a former employer relating (A) to the right to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information. To the Company’s Knowledge no employee of the Company or any of its Subsidiaries at the level of Senior Director or above intends to terminate his or her employment.

(g)    Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, each of the Company and its Subsidiaries is in compliance with the WARN Act. In the eighteen (18) months prior to the date hereof, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act or any similar term under any analogous Applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, (ii) a “mass layoff” (as defined in the WARN Act, or any analogous Applicable Law) affecting any site of employment or facility of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of the WARN Act. To the Company’s Knowledge, neither the Company nor its Subsidiaries has caused any of their respective employees to suffer an “employment loss” (as defined in the WARN Act) during the ninety (90) day period prior to the date hereof, and there has been no termination which would trigger any notice or other obligations under the WARN Act.
Section 4.15    Intellectual Property.
(a)    Section 4.15(a) of the Company Disclosure Schedules sets forth a true, correct and complete list, as of the date hereof, of each item of registered or applied-for Intellectual Property (including Patents, Trademarks (including domain names) and copyrights) that are owned by the Company or one of its Subsidiaries (the foregoing registered or applied-for Intellectual Property, the “Registered IP”), specifying in each case, as applicable, the title, application and registration numbers, jurisdiction and record owner thereof. To the Company’s Knowledge, the Registered IP is subsisting, valid and enforceable. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Company Owned IP, free and clear of all Liens, other than Permitted Liens. The Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain the confidentiality of all material Trade Secrets included in the Company Owned IP or disclosed to the Company or its Subsidiaries on condition of confidentiality.
(b)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) each Person who has contributed to the creation or development of any Company Product (or portion thereof) or any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries has assigned in writing to the Company or one of its Subsidiaries all of such Person’s right, title and interest in, to and under all such Intellectual Property (to the extent that such rights do not vest initially in the Company or one of its Subsidiaries by operation of law), and (ii) no such Person owns, or has any right, claim, interest or option (including the right to further remuneration or consideration) with respect to any such Intellectual Property or has made, or threatened to make, any assertion of any of the foregoing.
(c)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, to the Company’s Knowledge, none of (i) the Company and its Subsidiaries, (ii) the operation of the business of the Company and its Subsidiaries as currently conducted and (iii) the operation, marketing, supporting, hosting, use, servicing, sale or distribution of the Company Products, has infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any Person. Except as would not be material, to the Company’s Knowledge, no Person is infringing, misappropriating, diluting or otherwise violating the Company Owned IP.
(d)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have not used Open Source Software in any manner that could (i) require the contribution, distribution, provision or public disclosure to any Person of any source code of any Company Product or Company Software, (ii) require the sale or licensing of any Company Product or Company Software for the purpose of making derivative works or (iii) impose limitations on the right of the Company or any of its Subsidiaries to require royalty payments from or restrict distribution of such Company Product or Company Software (including, with respect to the foregoing (i)-(iii), where any such Open Source Software has been incorporated into, integrated with, combined with or linked to any Company Product or Company Software or where any Company Software was derived therefrom). With respect to any Open Source Software that is or has been used by the Company and its Subsidiaries, to the Company’s Knowledge, the Company and its Subsidiaries have been and are in material compliance with all applicable licenses with respect thereto.
(e)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, there is no pending or, to the Company’s Knowledge, threatened Proceeding (including in the form of cease and desist letters or invitations to license) (i) in which a Third Party is alleging that (A) one of the Company and its Subsidiaries, (B) the operation of the business of the Company and its Subsidiaries as currently conducted or (C) the operation, marketing, supporting, hosting, use, servicing, sale or distribution of the Company Products, infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any Person, (ii) in which a Third Party is challenging the ownership, validity, enforceability, registrability or use of any Company Owned IP, (iii) in which the Company or any of its Subsidiaries is challenging the ownership, validity, enforceability, registrability or use of any Intellectual Property or (iv) in which the Company or any of its Subsidiaries is alleging any infringement, misappropriation, dilution or other violation by any Person of any Company Owned IP.
(f)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, no funding, facilities or resources of any Governmental Entity, university, college, other educational institution, multi-national, bi-national or international organization or research center was used in the development of the Company Products or the Company Owned IP, nor do any such entities own or have any rights (including license rights) to (or options to obtain any rights to) any Company Products or Company Owned IP.
(g)    Neither the Company nor any of its Subsidiaries has disclosed or delivered, or permitted the disclosure or delivery of, any source code relating to any Company Products or Company Software to any escrow agent or to any other Person (except for disclosures to employees, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performance of services to the Company and its Subsidiaries), and no Person has any contractual right to receive such source code. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in (i) any requirement on the Company or any of its Subsidiaries or Parent or any of its Affiliates

to (A) disclose or deliver any such source code to any Person or (B) deposit such source code in escrow or release any such source code that is currently deposited in an escrow or (ii) any Person gaining any additional rights in any such source code already in such Person’s possession.
(h)    To the Company’s Knowledge, neither this Agreement nor the transactions contemplated by this Agreement will cause, immediately after the Closing: (i) Parent, any of its Affiliates or the Company or its Subsidiaries to grant to any Third Party any right to any Intellectual Property owned by, or licensed to, any of them (except, for the avoidance of doubt, for the grant of rights by the Company or its Subsidiaries to the extent currently provided for in the Contracts set forth in Section 4.19(a)(xvi) of the Company Disclosure Schedules, or in Contracts that are not otherwise required to be set forth in Section 4.19(a)(xvi) of the Company Disclosure Schedules) or (ii) Parent, any of its Affiliates or the Company and its Subsidiaries to be obligated to pay any additional royalties or other fees or consideration with respect to Intellectual Property of any Third Party (for the avoidance of doubt, to the extent in excess of those payable pursuant to those Contracts set forth in Section 4.19(a)(xv) of the Company Disclosure Schedules, or in Contracts that are not otherwise required to be set forth in Section 4.19(a)(xv) of the Company Disclosure Schedules in the absence of this Agreement or the Transactions).
(i)    None of the Company Owned IP is subject to any promise, declaration, commitment or obligation to any industry standards body or other organization that produces and/or maintains standards or specifications, including obligations relating to non-assertion or licensing for free or on fair, reasonable or non-discriminatory terms.
(j)    None of the Company Products: (i) contains any bug, defect or error that materially affects the use, functionality or performance of such Company Products, other than those that allow material conformance with the specifications in the Company Product documentation, or (ii) currently fails to operate or comply with any applicable warranty, specifications or contractual commitment relating to the use, functionality or performance of such Company Products (or any Software therein) made by the Company or any of its Subsidiaries except, in the case of (i) or (ii), as would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not be material to the Company and its Subsidiaries, taken as a whole, to the Company’s Knowledge, none of the Company Products (or any Software therein) contains any of the following: any computer virus, unauthorized disabling or erasing mechanism, worm, unauthorized software lock, drop dead device, Trojan horse, back door, trap door, time bomb, or any undocumented hidden command, undocumented hidden code, undocumented instructions key or any other code or instruction that may be used to access, modify, delete, damage or disable any of such Company Products (or any Software therein) without the authorization of the end user, provided that the Company Products may contain a disabling device or device requiring enablement: (x) to comply with requirements of regulatory authorities; or (y) to prevent unauthorized use of the Company Products. There have been, and are, no material warranty or indemnification claims asserted against the Company or any of its Subsidiaries, or, to the Company’s Knowledge, against customers or distributors related to the Company Products (or any Software therein) which remain unresolved as of the date of this Agreement nor have there been any threats of Proceedings thereof.

Section 4.16    Property.
(a)    The Company has good, valid and marketable title to, or in the case of leased personal property assets, valid leasehold interests in, all material tangible personal property currently used in the operation of the businesses of the Company and its Subsidiaries free and clear of any Liens, except Permitted Liens. The material tangible personal property currently used in the operation of the businesses of the Company and its Subsidiaries is in good working order (reasonable wear and tear excepted), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)    Either the Company or a Subsidiary of the Company has a good and valid leasehold, license or similar interest in each lease, sublease and other agreement for an annual base rent in excess of $400,000 under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively and including all amendments thereto, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens. Section 4.16(b) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Company Leased Real Property. A true, correct and complete copy of each of the Company Real Property Leases has been Made Available to Parent. Each Company Real Property Lease (A) is a valid and binding obligation, enforceable in accordance with its terms, of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (B) no uncured default of a material nature on the part of the Company or, if applicable, its Subsidiary or, to the Company’s Knowledge, the landlord thereunder, exists under any such Company Real Property Lease, (C) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a material breach or default under any such Company Real Property Lease and (D) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, with or without notice, the passage of time, or both, give rise to any right of the landlord or any other Person under any Company Real Property Lease. Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person any right to use or occupy a Company Leased Real Property, nor has the Company or any of its Subsidiaries granted any Person any future right to sublease, license or otherwise use or occupy a Company Leased Real Property.
(c)    Neither the Company nor any of its Subsidiaries owns or has ever owned any real property or any interest therein, nor is party to any Contract to purchase any real property or any interest therein.
(d)    Neither the Company nor any of its Subsidiaries has received notice of any material Proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Company’s Knowledge, there are no such proceedings threatened or affecting any of the Company Leased Real Property. Neither the Company nor any of its Subsidiaries has, since January 1, 2017, received notice of the existence of any material outstanding Order or of any pending Proceeding, and, to the Company’s Knowledge, there is no such material Order, or Proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any Person of the Company Leased Real Property, except as would not be material to the Company and its Subsidiaries, taken as a whole.
Section 4.17    Insurance.
The Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks as is in all material respects customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate. All material insurance policies maintained by or on behalf of the Company or any of its Subsidiaries are in full force and effect, all premiums and other payments due on such policies have been paid by the Company or its Subsidiaries and all claims thereunder have been filed in due and timely fashion, except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole. To the Company’s Knowledge, the Company and its Subsidiaries are in compliance in all material respects with the terms and provisions of all material insurance policies maintained by or on behalf of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is in material breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies. To the Company’s Knowledge, (i) there is no threatened termination of, or threatened material premium increase with respect to, any of such material policies other than increases in connection with the Company’s annual renewal process and (ii) there is no material claim pending regarding the Company or any of its Subsidiaries under any of such material policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.
Section 4.18    Opinion of Financial Advisor.
The Company Board has received the opinion of Qatalyst Partners LP, to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, limitations, qualifications and other matters considered in the preparation thereof as set forth in such opinion, the Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Class A Common Stock, in their capacity as such holders (other than Parent or any Affiliate of Parent), is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution and delivery of this Agreement by all parties hereto, furnish a true, correct and complete written copy of said opinion to Parent solely for informational purposes.
Section 4.19    Material Contracts.
(a)    As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:
(i)    any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)    any Contract with (A) any directors or Company Employee at the level of Vice President or above of the Company or any of its Subsidiaries (other than Contracts for the services that are at-will and can be terminated without notice or liability), (B) any Person that, by itself or together with its Affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the outstanding shares of Company Common Stock, (C) a holder of Class B Common Stock and its respective Affiliates, or (D) any Affiliates of the Company (other than wholly owned Subsidiaries of the Company);
(iii)    any Contract which, upon the execution or delivery of this Agreement or the consummation of the Transactions may, either alone or in combination with any other event, result in any payment (whether of severance pay or otherwise) becoming due from the Company, Parent or any of their respective Subsidiaries to any current or former Company Employee;
(iv)    any Contract that imposes any restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other Person, solicit any client or customer, acquire or dispose of the securities of another Person, or any other provision that materially restricts the conduct of any line of business or activities in connection with any product line by the Company or any of its Affiliates (or that, to the Company’s Knowledge, following the Closing will restrict the ability of Parent or any of its Affiliates to engage in any line of business or activities in connection with any product line or any geography) including by granting exclusive rights to any third party;
(v)    any Contract that (A) resulted in, or is expected to result in, the payment of more than $500,000 by the Company and its Subsidiaries in the fiscal year ended December 31, 2018 or $250,000 in six months ended June 29, 2019, and (B) (1) obligates the Company or any of its Subsidiaries (or following the Closing, Parent or any of its Subsidiaries) to conduct business with any Third Party on a preferential or exclusive basis or (2) contains “most favored nation” or similar covenants or preferential treatment;
(vi)    any Contract requiring or otherwise relating to any future capital expenditures (other than the purchase of components and equipment used in the Company Products in the ordinary course of business) by the Company or any of its Subsidiaries in excess of $500,000;
(vii)    any Contract with or to a labor union or guild (including any Collective Bargaining Agreement);
(viii)    any Contract evidencing Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $1,000,000;
(ix)    any Contract that grants any right of first refusal, right of first offer or similar right or any other Lien (other than any Permitted Lien) with respect to any material assets, rights or properties of the Company or its Subsidiaries, except where the exercise of any such right would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;
(x)    any Contract that (A) provides for the acquisition or divestiture of any material asset (other than acquisitions or dispositions of inventory in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) and (B) contains outstanding obligations that are material to the Company and its Subsidiaries, taken as a whole;
(xi)    any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management, control, dissolution, wind-up, exit from or buyout of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries;
(xii)    any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries (i) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, (ii) to make loans to the Company or any of its Affiliates, or (iii) to grant Liens (other than Permitted Liens) on the property of the Company or any of its Affiliates;
(xiii)    any Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any of its wholly owned Subsidiaries);
(xiv)    any Contract that settles any Proceeding pursuant to which the Company or any of its Subsidiaries have any continuing obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole;
(xv)    any Contract under which any Intellectual Property that is material to the business of the Company or any of its Subsidiaries is licensed or otherwise made available (including through agreements containing releases, immunities from suit, covenants not to sue or non-assertion provisions) to the Company or any of its Subsidiaries (other than Contracts for Off-the-Shelf Software or Open Source Software);
(xvi)    any material Contract under which the Company or any of its Subsidiaries has licensed or otherwise made available (including through agreements containing releases, immunities from suit, covenants not to sue or non-assertion provisions) any Company Owned IP to a Third Party (except for non-exclusive licenses granted to (A) customers solely for their use of the Company Products, (B) resellers and distributors for the purposes of reselling and distributing the Company Products, (C) suppliers and service providers (including third party manufacturers of Company Products) solely for the purposes of providing services to the Company or its Subsidiaries, or (D) other third parties for purposes of marketing and promoting the

Company Products in different channels and platforms, in each case of the foregoing (A), (B), (C) and (D) granted in the ordinary course of business);
(xvii)    any Contract providing for the joint development with a Third Party of any Company Products or Company Owned IP;
(xviii)    any Contract granting registration rights, investor rights, board nomination rights, and voting rights (other than as set forth in the Company Organizational Documents) or providing for annual compensation in excess of $250,000 (other than director compensation disclosed in the Company’s annual proxy statement); and
(xix)    any Contract to which a (A) Governmental Entity, (B) Top Supplier or (C) Top Customer is a party.
All Contracts of the types referred to in clauses (i) through (xviii) above (whether or not set forth on Section 4.19(a) of the Company Disclosure Schedules) are referred to herein as “Company Material Contracts.” The Company has Made Available to Parent or its Representatives a true, correct and complete copy of each Company Material Contract (including all modifications, amendments, supplements, annexes and schedules thereto and written waivers thereunder).
(b)    Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract and, to the Company’s Knowledge, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s Knowledge, through the action or inaction of any Third Party, that with or without notice or the lapse of time or both would (i) constitute a breach of or default by, (ii) result in a right of termination for, or (iii) cause or permit the acceleration of or other changes to any material right or obligation or the loss of any material benefit for, in each case, any party under any Company Material Contract. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject only to the effect, if any, of the Enforceability Exceptions. There are no material disputes pending or, to the Company’s Knowledge, threatened with respect to any Company Material Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to an Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the Company’s Knowledge, is any such party threatening to do so.
Section 4.20    Data Protection and Cybersecurity.
(a)    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and its Subsidiaries, and the Processing by them or, to the Company’s Knowledge, on their behalf of any Personal Information are, and since

January 1, 2017 have been, in compliance with (A) all applicable Privacy Laws and, to the extent applicable, PCI DSS, (B) all applicable contractual obligations and (C) all policies of the Company and its Subsidiaries relating to Personal Information; (ii) there has been no unauthorized access to or breach, misuse or theft of any Personal Information Processed by the Company or any of its Subsidiaries, and, to the Company’s Knowledge, there has been no unauthorized access to, or breach, misuse or theft of any Personal Information Processed by Third Parties on behalf the Company or any of its Subsidiaries; (iii) each online site and mobile application of the Company and its Subsidiaries has posted terms of use and a privacy policy that materially comply with all applicable Privacy Laws and accurately reflects the Company’s and its Subsidiaries’ practices concerning the Processing of Personal Information collected by or through such site or mobile application; (iv) no disclosure of any data breach or network security breach, or any unauthorized access to, misuse of or theft of any Personal Information, has been or should have been made by the Company and its Subsidiaries under any applicable Privacy Law, to any Governmental Entity or affected Person; (v) each of the Company and its Subsidiaries, as applicable, has entered into a Business Associate Agreement with the applicable third party (to the extent required by, and in conformity with, HIPAA) in each instance where (A) the Company or such Subsidiary acts as a business associate (as defined in 45 C.F.R. § 160.103) to that third party, (B) that third party creates, receives, maintains or transmits protected health information (as defined in 45 C.F.R. § 160.103) from or on behalf of the Company or such Subsidiary or (C) that third party otherwise acts as a business associate to the Company or such Subsidiary, and each of the Company and its Subsidiaries has at all times been since January 1, 2017 in material compliance with any Business Associate Agreements to which it is a party; and (vi) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement comply with all applicable Privacy Laws and contractual obligations relating to Personal Information and with the publicly facing privacy policies of the Company and its Subsidiaries relating to Personal Information.
(b)    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries have taken, and currently take, reasonable and appropriate steps (including implementing and monitoring compliance with administrative, technical and physical safeguards, policies, procedures and security measures that conform with all applicable contractual obligations, Privacy Laws and, to the extent applicable, PCI DSS) aimed to secure and protect the integrity, physical and electronic security, continuous operation and security of the IT Assets (and all Trade Secrets and Personal Information collected or processed thereby or stored therein), and there have been no material violations, disruptions, breaches or unauthorized uses of, or accesses to, the IT Assets (or any Trade Secrets, proprietary or confidential data, or Personal Information collected or processed thereby or stored therein) and no material violations or non-compliance of any such policies or procedures. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries have addressed and fully remediated or otherwise mitigated all material threats and deficiencies identified in every security assessment report performed by the Company and its Subsidiaries.
(c)    The Company and its Subsidiaries have established and maintain appropriate disaster recovery plans, procedures and backup equipment and facilities of a scope consistent in all material respects with (i) customary industry practice in the event of any disaster, emergency or persistent equipment or telecommunications failure affecting the Company or any of its

Subsidiaries, (ii) all Privacy Laws, (iii) all Material Contracts and (iv) all policies of the Company and its Subsidiaries relating to the security of the IT Assets or Personal Information.
Section 4.21    Suppliers.
Section 4.21 of the Company Disclosure Schedules sets forth a true, correct and complete list of the top twenty (20) suppliers (the “Top Suppliers”) measured by the aggregate amounts paid by the Company and its Subsidiaries during the fiscal year ended December 31, 2018. The Company has Made Available the corresponding amounts paid to each Top Supplier during the fiscal year ended December 31, 2018. During the period beginning January 1, 2019 and ending on the date hereof, (i) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Supplier, (ii) there has been no material change in the pricing or other material terms of its business relationship with any Top Supplier in any material respect adverse to the Company or its Subsidiaries, and (iii) no Top Supplier has notified the Company or any of its Subsidiaries in writing that it intends to terminate or change the pricing or other material terms of its business in any material respect adverse to the Company or its Subsidiaries. Except for letters of credit for outstanding purchase orders, neither the Company nor any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any Top Supplier in the ordinary course of its business.
Section 4.22    Customers.
Section 4.22 of the Company Disclosure Schedules sets forth a true, correct and complete list of the top twenty (20) customers (the “Top Customers”) by revenue from the Company and its Subsidiaries during the fiscal year ended December 31, 2018. The Company has Made Available the corresponding revenue from each Top Customer during the fiscal year ended December 31, 2018. During the period beginning January 1, 2019 and ending on the date hereof, (i) there has been no written or, to the Company’s Knowledge, oral notice of termination of the business relationship of the Company or its Subsidiaries with any Top Customer given to or received from any such Top Customer, (ii) there has been no material change in the pricing or other material terms of its business relationship with any Top Customer in any material respect adverse to the Company or its Subsidiaries and (iii) no Top Customer has notified the Company or any of its Subsidiaries that it intends to terminate or change any material terms of its business in any material respect adverse to the Company or its Subsidiaries.
Section 4.23    Products.
(a)    Except as to matters that have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company, since January 1, 2017, the Company, the Company’s facilities, and the Company Products have complied with and are in compliance with the following Applicable Laws in the relevant governing jurisdiction(s) in which the Company conducts its business: (i) with respect to the United States, the statutes and implementing regulations administered and enforced by the U.S. Occupational Safety and Health Administration and the U.S. Food and Drug Administration and other medical device Laws and consumer protection Laws applicable to the Company Products, (ii) with respect to the rest of the world, the statutes and implementing regulations administered and enforced regarding medical device Laws and consumer protection statutes and regulations and (iii) all terms, conditions and requirements imposed in or in relation to (A) any material Permits granted to the Company by any Governmental Entity and to (B) any non-Governmental Entity certifications, certificates and accreditations that the Company represents to possess.
(b)    During the period beginning December 31, 2018 and ending on the date hereof, the Company has not received any written notice or, to the Company’s Knowledge, other communication from the Consumer Product Safety Commission or any other Governmental Entity or other Third Party of any actual or possible violation of any Applicable Law governing product recalls, product safety, product defects, or the content of product materials or packaging and labeling of products.
(c)    There have been no Proceedings since January 1, 2017 (including the disposition thereof) against the Company or any of its Subsidiaries, and which involve personal injury or are otherwise material to the Company and its Subsidiaries, taken as a whole, relating to, or otherwise involving, alleged defects in the Company Products, or the failure of any such Company Products to meet specifications, except such Proceedings as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)    The Company has not, since January 1, 2017, voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement relating to an alleged lack of safety or regulatory compliance of any of the Company Products and there are no facts or circumstances that could cause any Governmental Entity to require the recall, market withdrawal, replacement, reformulation, relabeling or suspension of manufacturing, promotion, importation or sale of any of the Company Products.
(e)    The Company has conducted periodic audits and inspections of its material suppliers and contract manufacturers, consistent with industry standards, and none of these inspections or audits have resulted in material findings.
(f)    The Company Products have been marketed in all material respects in compliance with Applicable Law and none of the marketing and promotional materials used, including sales brochures, product labels and labeling, advertising and promotional claims in any format (whether print or website content or otherwise) is, or has been, materially false or misleading.
Section 4.24    Product Returns.
There are no other arrangements between the Company and any of its retailer and distributor customers and end-users that permit such retailer and distributor customers and end-users to return any unsold Company Products to the Company, except such arrangements as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All rights of return granted to retailer and distributor customers and end-users of the Company have, in all material respects, been granted in the ordinary course of business.
Section 4.25    Transactions with Affiliates.
Except for compensation or other employment arrangements in the ordinary course of business or as otherwise disclosed in the Company SEC Documents, there are no Contracts or transactions between, on the one hand, the Company or any of its Subsidiaries and, on the other hand, (a) any Affiliate (including any director or officer thereof, but not including any wholly owned Subsidiary of the Company) that would be required to be disclosed pursuant to Item 404 of Regulation S-K or (b) any stockholder that, individually or together with its Affiliates, owns more than five percent (5%) of the shares of Company Common Stock.
Section 4.26    Finders or Brokers.
Other than Qatalyst Partners LP, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or commission in connection with or upon consummation of the Merger. The Company has Made Available to Parent a true, correct and complete copy of any engagement letter or other Contract between the Company and Qatalyst Partners LP relating to the Merger and the other transactions contemplated by this Agreement.
Section 4.27    State Takeover Statutes.
(a)    The Company Board has taken all action necessary to render all potentially applicable anti-takeover statutes or regulations (including Section 203 of the DGCL) and any similar provisions in the Company’s certificate of incorporation or bylaws inapplicable to this Agreement and the transactions contemplated by this Agreement.
(b)    All waivers of standstills that the Company has granted, on or before the date hereof, to any Person who signed such standstill in connection with its consideration of a possible Acquisition Proposal have expired or been revoked.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure schedules delivered by Parent and Merger Sub to the Company concurrently with the execution and delivery of this Agreement (“Parent Disclosure Schedules”) (each section of which qualifies only the correspondingly numbered and lettered representation and warranty in this Article 5 to the extent specified therein and the representations and warranties in such other applicable sections of this Agreement as to which the disclosure on its face is reasonably apparent upon reading the disclosure contained in such section of the Parent Disclosure Schedules, without independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to such other numbered and lettered Section of this Article 5 and, provided, however, that any listing of any fact, item or exception disclosed in any section of the Parent Disclosure Schedules shall not be construed as an admission of liability under any Applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), each of Parent and Merger Sub hereby represents and warrants to the Company as follows:
Section 5.01    Organization; Capitalization.
(a)    Parent is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business as presently conducted. Each of Parent and Merger Sub is duly qualified or licensed, and has all necessary Permits, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected, individually or in the aggregate, to prevent or materially impair or delay the ability of Parent or Merger Sub to perform any of its obligations hereunder or consummate the Merger and the other Transactions.
Section 5.02    Corporate Authority Relative to this Agreement; No Violation.
(a)    Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the sole stockholder of Merger Sub (the “Merger Sub Stockholder Approval”) (which Merger Sub Stockholder Approval will be obtained promptly following the execution and delivery of this Agreement), to consummate the Transactions, including the Merger. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of them of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate action on the part of either Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement or the consummation of the Transactions, including the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent, and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.
(b)    Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (iii) the applicable requirements of the NASDAQ, and (iv) the Antitrust Laws, no Consents are

necessary, under Applicable Law, for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement other than Consents the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to prevent or materially impair or delay the ability of Parent or Merger Sub to perform any of its obligations hereunder or consummate the Merger and the other Transactions.
(c)    The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the Transactions and compliance with the provisions hereof will not, (i) result in any loss, or suspension, limitation or impairment of any right of Parent or Merger Sub to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or to the loss of a benefit under, trigger any material change to the scope of rights granted under, or otherwise contravene, any loan, guarantee of Indebtedness or credit agreement, Contract, Permit, concession or right, in each case, binding upon Parent or Merger Sub or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens (other than Permitted Liens), in each case, upon any of the properties or assets of Parent or Merger Sub, except for such losses, suspensions, limitations, impairments, violations, defaults, rights, contraventions or Liens as would not reasonably be expected, individually or in the aggregate, to prevent or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (ii) conflict with or result in any violation of any provision of the charter or bylaws or other equivalent Organizational Document of Parent or Merger Sub or (iii) conflict with or violate Applicable Law or any Orders, in each case of clauses (i) and (iii), that would reasonably be expected, individually or in the aggregate, to prevent or materially impair or delay the ability of Parent or Merger Sub to perform any of its obligations hereunder or consummate the Merger and the other transactions contemplated by this Agreement.
Section 5.03    Litigation.
As of the date hereof, there are no Proceedings pending or, to the knowledge of an executive officer of Parent, threatened, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the Transactions.
Section 5.04    Information Supplied.
The information supplied by Parent and Merger Sub in writing expressly for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.05    Finders or Brokers.
Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or commission for which the Company may become liable prior to the Effective Time.
Section 5.06    Cash Resources.
Parent has sufficient cash resources to pay the Merger Consideration pursuant to this Agreement.
Section 5.07    Merger Sub.
Merger Sub is a wholly owned Subsidiary of Parent. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution and delivery of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
ARTICLE 6
COVENANTS
Section 6.01    Conduct of the Company.
(a)    During the period commencing on the date of this Agreement and ending on the earlier of the termination of this Agreement in accordance with Article 8 and the Effective Time (the “Pre-Closing Period”), except to the extent (i) required by Applicable Law, (ii) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or (iii) expressly permitted, prohibited or required by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business, and use commercially reasonable efforts to (A) maintain and preserve intact its business organization, assets, technology, present lines of business, rights and franchises, (B) keep available the services of Company Employees who are important to the operation of the business of the Company and its Subsidiaries as is presently conducted, (C) maintain in effect all of its material Permits, and (D) preserve its relationships with those Persons having significant business relationships with the Company or any of its Subsidiaries.
(b)    Without limiting the generality of the foregoing in Section 6.01(a), during the Pre‑Closing Period, except to the extent (w) required by Applicable Law, (x) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (y) expressly required by this Agreement or (z) set forth in the correspondingly numbered subsection of Section 6.01(b) of the Company Disclosure Schedules, the Company shall not, and shall not permit any of its Subsidiaries to:
(i)    amend the Company Organizational Documents or the Company Subsidiary Organizational Documents (including by merger, consolidation, corporate migration, redomiciliation or otherwise), or otherwise take any action to exempt any Person from any provision of the Company Organizational Documents or the Company Subsidiary Organizational Documents;
(ii)    split, combine, subdivide or reclassify any of its capital stock;
(iii)    amend any term of any Company Security or any security of any of its Subsidiaries (in each case, including by merger, consolidation or otherwise);
(iv)    make, declare, accrue, set aside or pay any dividend, or make any other distribution on (whether in cash, stock, property or otherwise), or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of the wholly owned Subsidiaries of the Company (to the extent such dividends would not result in a material Tax Liability and are paid in the ordinary course of business), or (B) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options or for withholding Taxes incurred in connection with the exercise of Company Options or the vesting or settlement of Company Stock Awards outstanding as of the date hereof or granted after the date hereof in compliance with this Agreement, in each case in accordance with the terms of the applicable award agreements);
(v)    issue, deliver, sell, grant, subject to any Lien (other than a Permitted Lien), pledge or otherwise dispose of or permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except pursuant to the exercise of Company Options or the settlement of Company Stock Awards outstanding as of the date hereof, in each case in accordance with their terms, or enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests;
(vi)    adopt any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, corporate migration, redomiciliation or other reorganization of the Company or any of its Subsidiaries or file a petition in bankruptcy under any provisions of Applicable Law on behalf of the Company or any of its Subsidiaries or consent to the filing of any bankruptcy petition against any the Company or any of its Subsidiaries under any similar Applicable Law;
(vii)    create any Subsidiary of the Company or any of its Subsidiaries;
(viii)    other than renewals of existing letters of credit, redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise);

(ix)    grant or suffer to exist any material Liens on any properties or assets, tangible or intangible, of the Company or any of its Subsidiaries, other than Permitted Liens;
(x)    make any capital investment in, loan or advance to, or make or forgive any loan to, any other Person, except for (A) loans, advances, or capital contributions solely among the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries, in each case in the ordinary course of business and only to the extent that such loan, advance or capital would not be recharacterized as an equity investment under the provisions of Treasury Regulations promulgated under Section 385 of the Code and is not made in connection with any restructuring or reorganization plan, (B) advances for reimbursable employee expenses in the ordinary course of business and (C) extensions of credit to customers in the ordinary course of business;
(xi)    other than in the ordinary course of business or in accordance with any Contract in effect on the date hereof, (A) sell, transfer, mortgage, lease, license, pledge, abandon, encumber or otherwise dispose of any of its material tangible properties or assets to any Person other than to the Company or a wholly owned Subsidiary of the Company (including any assets relating to Fitbit Pay™), (B) waive, cancel, forgive, release, settle or assign any material Indebtedness (other than Indebtedness solely among the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries, in each case in the ordinary course of business and only to the extent such waiver, cancellation, forgiveness, release, settlement or assignment would not result in the recognition of material cancellation of debt income or incurrence of material withholding Taxes by the Company or any of its Subsidiaries and is not made in connection with any restructuring or reorganization plan) owed to the Company or any of its Subsidiaries or any material claims held by the Company or any of its Subsidiaries against any Person or (C) grant any new material refunds, credits, rebates or allowances to any customers;
(xii)    (A) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other Person or business or any material assets, deposits or properties of any other Person or (B) make any material investment in any other Person either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any Person, other than a wholly owned Subsidiary of the Company;
(xiii)    make any capital expenditures that are in excess of the capital expenditure budget of the Company set forth in Section 6.01(b)(xiii) of the Company Disclosure Schedules by more than five percent (5%) in the aggregate;
(xiv)    except in the ordinary course of business (A) (1) terminate, cancel, renew, fail to exercise an expiring renewal option, amend, grant a waiver under or otherwise modify any Company Material Contract or Company Real Property Lease or any Contract that would constitute a Material Contract or a Company Real Property Lease if in effect as of the date of this Agreement (including any buyout of such

Contract) or (2) enter into any Contract that would constitute a Material Contract, except, in each case, as otherwise expressly permitted by this Section 6.01(b) with respect to the subject matter of such Material Contract, or a Company Real Property Lease if in effect as of the date of this Agreement or (B) without prior consultation with Parent, enter into any Contract expected to result in payment by the Company and its Subsidiaries in excess of $1,000,000 annually that (1) will not expire by its terms in twelve (12) months or fewer and (2) cannot be terminated by the Company or any of its Subsidiaries without material penalty upon no more than twelve (12) months’ notice;
(xv)    except as may be required by Applicable Law or as required pursuant to the terms and conditions of any Company Employee Plan in effect on the date hereof, (A) adopt, amend, or terminate any Company Employee Plan (or any plan, program, policy, agreement or arrangement that would be a Company Employee Plan if in effect as of the date hereof), (B) make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the Company Employee Plans, (C) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any Company Employee or other service providers of the Company or its Subsidiaries or (D) grant, or commit to grant, any equity-related, performance, incentive or similar awards or bonuses to any Company Employee or take any action that would result in the acceleration of vesting or adjustment of exercisability of any outstanding equity-based award, including Company Stock Awards;
(xvi)    (A) hire or promote the employment or services of (1) any employee at the level of Senior Director or above or (2) any employee at a compensation level commensurate with compensation generally provided to employees at the level of Senior Director and above (other than with respect to (x) a vacancy for a position at the level of Senior Director or above in existence as of or following the date hereof, or (y) a promotion in the ordinary course of business) or (B) terminate the employment or services of any officer or any employee at the level of Senior Director or above except as a direct result of such officer’s or employee’s (1) willful failure to perform the duties or responsibilities of his or her employment, (2) engaging in serious misconduct, or (3) being convicted of or entering a plea of guilty or no contest to any crime;
(xvii)    except as required by Applicable Law or non-U.S. custom, enter into or negotiate to enter into any Collective Bargaining Agreement, works council or other labor agreement or arrangement;
(xviii)    implement or adopt any change in its accounting principles, policies, practices or methods, other than as may be required by GAAP or Applicable Law;
(xix)    change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital materially in accordance with past practices;

(xx)    commence, settle, pay, discharge, satisfy or compromise any Proceeding (other than a Tax audit or Proceeding governed by Section 6.01(b)(xxi)), except for (A) settlements or compromises that (1) involve monetary remedies with a value not in excess of $500,000, with respect to any individual Proceeding, or $1,000,000, in the aggregate, (2) do not impose any material restriction on its business or the business of its Subsidiaries or materially restrict the use or registration or affect the validity or enforceability of any material Company Owned IP, and (3) do not relate to any Stockholder Litigation (the settlement or compromise of which shall be governed exclusively by Section 6.09), and (B) the commencement of any Proceeding that is in the ordinary course of business (it being understood that responses, counter-claims, or similar filings in Proceedings commenced prior to the date hereof will not be deemed to commence any Proceeding);
(xxi)    make, change or revoke any material Tax election, change any material Tax accounting method, file any material amended Tax Return or claim for a material Tax refund, enter into any voluntary disclosure agreement or any closing agreement within the meaning of Section 7121 of the Code (or any comparable provision of state, local or foreign Law) with respect to a material amount of Taxes, request any material Tax ruling, settle or compromise any material Tax proceeding, or surrender any claim for a material refund of Taxes, except that the Company or any Company Subsidiaries may settle or compromise Tax audits or Proceedings for (A) amounts that do not exceed the amount of uncertain Tax positions reflected on the Unaudited Balance Sheet that are subject of such audit or proceeding or (B) in the case of settlements not described in (A), amounts that do not exceed $500,000 for any individual Tax audit or Proceeding or $1,000,000 for such Tax audits or Proceedings in the aggregate;
(xxii)    abandon or discontinue any existing material line of business;
(xxiii)    other than in the ordinary course of business, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;
(xxiv)    conduct its cash management customs and practices (including the collection of receivables and payment of payables), other than in the ordinary course of business;
(xxv)    amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material Permits of the Company;
(xxvi)    sell, transfer, assign, dispose of or otherwise subject to any Lien (other than a Permitted Lien) any Company Owned IP, or license any material Intellectual Property constituting Company Owned IP, in each case, except for Contracts for non-exclusive licenses to (A) customers solely for their use of the Company Products or (B) resellers and distributors for the purposes of reselling and distributing the Company Products, in each case granted in the ordinary course of business; or take any action or fail to take any action, if such action or failure to take action would reasonably be likely to result in the loss, lapse, abandonment, invalidity or unenforceability of any Registered IP or other material Intellectual Property constituting Company Owned IP;
(xxvii)    make any changes (other than changes that are required by Applicable Law) to any of the privacy policies, privacy statements or other terms governing the Company’s or any of its Subsidiaries’ Processing of any Personal Information that would diminish or restrict the usage by the Company or its Subsidiaries of Personal Information after the Closing;
(xxviii)    enter into any transaction with any stockholder (in its capacity as such) of the Company;
(xxix)    other than in the ordinary course of business, enter into any transaction with any director or officer of the Company or any of its Subsidiaries;
(xxx)    amend or otherwise modify any engagement letter between the Company and any financial advisor described in Section 4.26, or enter into a new engagement letter with any such financial advisor; or
(xxxi)    authorize, resolve, agree to take (by Contract or otherwise), or make any commitment to take, or otherwise become obligated to take, any of the foregoing actions that are prohibited pursuant to this Section 6.01(b).
Section 6.02    Non-Solicitation; Acquisition Proposals.
(a)    Except as expressly permitted by this Section 6.02, during the Pre-Closing Period, the Company shall not, and shall cause its Affiliates and its and their respective Representatives not to, directly or indirectly (i) initiate, solicit, authorize or knowingly encourage, or knowingly facilitate the submission or making of, any Acquisition Proposal, or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.02, conduct, continue, participate or engage in negotiations or discussions with, or furnish any information concerning the Company or any of its Subsidiaries to, any Third Party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal), (iii) enter into any Contract (written or oral, binding or non-binding, preliminary or definitive) relating to an Acquisition Proposal or (iv) resolve or agree to do any of the foregoing. From and after the execution and delivery of this Agreement, the Company shall, and shall cause its Affiliates and its and their respective Representatives to, (A) immediately cease and cause to be terminated all discussions or negotiations with any Person existing on the date hereof with respect to any Acquisition Proposal, or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal, (B) terminate access by any Third Party to any physical or electronic data room or other access to data or information of the Company, in each case relating to or in connection with, any Acquisition Proposal or any potential Acquisition Transaction, (C) request the prompt return or destruction of all nonpublic information provided to any Third Party in the two (2) years immediately preceding the date of this Agreement in connection with any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal or a proposed Acquisition Transaction, and (D) enforce, and not waive or modify, the provisions of any binding confidentiality or non-disclosure agreement entered into with respect to any Acquisition Proposal or any potential Acquisition Transaction, including any standstill provisions contained therein. It is agreed that any violation of the restrictions set forth in this Section 6.02 by any Representative (other than then-current non-officer employees, consultants, agents and other representatives (in each case other than the Company’s directors and officers) and advisors, in each case that provide services to the Company in the ordinary course of business and are not engaged in merger and acquisition advisory or similar services; provided that such individuals are not acting, directly or indirectly, at the direction of any other Representative that is not excluded by operation of this parenthetical) of the Company or any of its Affiliates shall constitute a breach of this Section 6.02 by the Company.
(b)    Notwithstanding anything to the contrary contained in this Agreement, if, at any time prior to the receipt of the Requisite Company Stockholder Approval, the Company receives an unsolicited, written bona fide Acquisition Proposal (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.02), the Company, the Company Board and its Representatives may, subject to compliance with this Section 6.02(b), engage in negotiations or discussions with, or furnish any information and reasonable access to, any Third Party making such Acquisition Proposal and its Representatives if, and only if, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and outside independent financial advisors, that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be expected to lead to or result in a Superior Proposal and failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law; provided that (i) prior to providing access to or furnishing any such information, the Company (A) receives from such Third Party an executed Acceptable Confidentiality Agreement or (B) if such Third Party is already party with the Company to a valid and existing confidentiality agreement as of the date of this Agreement, if necessary, amends such existing agreement so that it is an Acceptable Confidentiality Agreement, (ii) any such information or access so furnished has been previously provided to Parent or is provided (including through the Data Room) to Parent concurrently with it being so furnished to such Third Party and (iii) the Company shall give Parent written notice of such determination promptly after the Company Board makes such determination (and in no event later than the earlier to occur of (x) thirty-six (36) hours and (y) one (1) Business Day after such determination) and in any event prior to furnishing any such information or engaging in such negotiations or discussions.
(c)    Except as otherwise provided in Section 6.02(d) and the last sentence of this Section 6.02(c), during the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i) (A) withdraw (or qualify or modify in any manner adverse to Parent), or publicly propose to withdraw (or so qualify or modify), the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) take any action to exempt any Person (other than Parent and its Affiliates) from the provisions of Section 203 of the DGCL or any other “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law or regulation, (D) fail to publicly reaffirm the Company Recommendation within five (5) Business Days after Parent so requests in writing (provided that Parent makes such request only after a material development has occurred that Parent believes, in good faith, has created uncertainty as to the position of the Company Board or whether the Requisite Company Stockholder Approval will be obtained and that Parent may only make such request once with respect to any Acquisition Proposal that has not been amended with respect to financial or other material terms), (E) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Acquisition Proposal or any material amendment of such Acquisition Proposal, or (F) approve, adopt or recommend any Acquisition Proposal, or propose publicly to approve, adopt or recommend, any Acquisition Proposal (any action described in this clause (i) is referred to herein as a “Change in Recommendation”) or (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, or allow the Company or any of its Subsidiaries to execute or enter into any Contract (written or oral, binding or non-binding, preliminary or definitive), other than an Acceptable Confidentiality Agreement to the extent expressly permitted by Section 6.02(b) with any Third Party constituting or relating to, or that is intended to or would reasonably be expected to lead to or result in, any Acquisition Proposal or Acquisition Transaction, or requiring, or reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with this Agreement, the Merger or any of the other Transactions, or requiring, or reasonably expected to cause, the Company to fail to comply with this Agreement (any such Contract, an “Alternative Acquisition Agreement”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Company Stockholder Approval, in the event a material development or material change in circumstances (other than relating to or in connection with an Acquisition Proposal, Acquisition Transaction or Superior Proposal) occurs or arises after the date of this Agreement that was not known and not reasonably foreseeable by the Company Board as of the date of this Agreement, the Company Board may make a Change in Recommendation (under clause (A), (B) or (D) of the definition thereof) if and only if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and outside independent financial advisors, that the failure to effect such Change in Recommendation would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law; provided that the Company shall have provided Parent four (4) Business Days’ prior written notice advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such action and:
(i)    during such four (4) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent (and the Company shall have caused its Affiliates and Representatives, including its outside legal counsel and outside independent financial advisors, to have engaged in good faith negotiations with Parent and its Representatives) regarding changes to the terms of this Agreement; and
(ii)    the Company shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be irrevocably committed to in writing by Parent (the “Proposed Changed Terms”)

no later than 11:59 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and outside independent financial advisors) that the failure to make a Change in Recommendation would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law.
(d)    At any time prior to receipt of the Requisite Company Stockholder Approval, if, in response to an unsolicited, written bona fide Acquisition Proposal made after the date of this Agreement that did not result from a breach of this Section 6.02, the Company Board determines in good faith (after consultation with its outside legal counsel and outside independent financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to approve or recommend such Superior Proposal would be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under Applicable Law, the Company may terminate this Agreement in accordance with Section 8.01(d)(i) and this Section 6.02(d); provided, however, that the Company shall not terminate this Agreement pursuant to Section 8.01(d)(i) and this Section 6.02(d) unless the Company (x) has complied in all material respects with and not materially breached its obligations under this Section 6.02, including its obligations set forth in Section 6.02(e), (y) pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 8.03(a)(i) prior to or concurrently with such termination and (z) concurrently with such termination, enters into a definitive written Alternative Acquisition Agreement that documents the terms and conditions of such Superior Proposal.
(e)    (i) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to terminate this Agreement pursuant to Section 6.02(d) or Section 8.01(d)(i), unless:
(A)    the Company shall have provided to Parent four (4) Business Days’ prior written notice (the “Superior Proposal Notice”) advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the reasons for such action and the terms and conditions of any such Superior Proposal, including the identity of the Third Party who has made such Superior Proposal) and provided Parent a copy of the relevant proposed transaction agreement or the latest draft thereof (including any related financing commitments, fee letters (subject to customary redactions), and all other material transaction documents) or, to the extent such agreement or draft and other documents do not exist, a written summary of the material terms and conditions of such Superior Proposal, and any other related available material documentation and material correspondence relating to such Superior Proposal (including any related financing commitments and fee letters (subject to customary redactions)); and
(B)    (1) during such four (4) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent (and the Company shall have caused its Affiliates and Representatives, including its outside legal counsel and outside independent financial advisors, to have engaged in good faith negotiations with Parent and its Representatives) regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and (2) the Company shall have considered any Proposed Changed Terms irrevocably committed to by Parent no later than 11:59 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and outside independent financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.
(ii)    The parties hereto acknowledge and agree that (A) if Parent, within four (4) Business Days following its receipt of a Superior Proposal Notice, makes an irrevocable proposal that, as determined in good faith by the Company Board (after consultation with its outside counsel and outside independent financial advisors), results in the applicable Acquisition Proposal no longer being a Superior Proposal, then the Company shall have no right to terminate this Agreement pursuant to Section 6.02(d) or Section 8.01(d)(i) as a result of such Acquisition Proposal, and (B) any (1) revisions to the financial terms or any other material terms of a Superior Proposal or (2) revisions to the financial terms or any other material terms to an Acquisition Proposal that the Company Board had determined no longer constitutes a Superior Proposal, shall constitute a new Acquisition Proposal and shall in each case require the Company to deliver to Parent a new Superior Proposal Notice and a new two (2) Business Day period shall commence thereafter. The Company shall have no right to terminate this Agreement pursuant to Section 8.01(d)(i) unless it has complied with the procedures set forth in Section 6.02(d) and this Section 6.02(e).
(f)    From and after the execution and delivery of this Agreement, the Company shall promptly (and in any event within the earlier to occur of (x) thirty-six (36) hours and (y) one (1) Business Day following the time of receipt) advise Parent in writing in the event that the Company or any of its Representatives receives any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal, copies of any material documentation, including copies of any related financing commitments, fee letters (subject to customary redactions) and other material transaction documents, and a written summary of any oral proposals) of any such Acquisition Proposal. From and after the execution and delivery of this Agreement, the Company shall keep Parent promptly informed in writing on a reasonably current basis of any material changes to, the terms of any such Acquisition Proposal (including providing Parent a notification in writing within the earlier to occur of (x) thirty-six (36) hours and (y) one (1) Business Day following any determination by the Company Board pursuant to Section 6.02(b) or any material change to the terms of any such Acquisition Proposal) and any material discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Parent as soon as practicable (and in any event within the earlier to occur of (x) thirty-six (36) hours and (y) one (1) Business Day following the time of receipt) after receipt thereof of any written indication of interest (or amendment thereto) or any written material received in connection therewith (or amendment thereto) including copies of any proposed Alternative Acquisition Agreement (including any drafts thereof) and any proposed financing commitments, fee letters

(subject to customary redactions) and other transaction documents related thereto (including drafts thereof).
(g)    Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act limited to the information specified in such rule; provided, however, that any Change in Recommendation may be made only in accordance with Section 6.02(c).
Section 6.03    Access to Information.
(a)    Subject to Applicable Law, the Company shall (and shall cause its Subsidiaries, Company Employees and other Representatives to) afford Parent’s authorized Representatives reasonable access, during normal business hours and upon reasonable advance notice, throughout the period prior to the Effective Time, to Company Employees, Representatives, properties (other than for the purpose of any on-site testing or procedures), books, Contracts and records (including true, correct and complete copies of Tax Returns and other records relating to Taxes) and shall furnish Parent and Merger Sub all financial, operating and other data and information as Parent and Merger Sub through their Representatives may reasonably request; provided, however, that the Company and its Subsidiaries shall not be required to provide access to any information or documents which would, in the reasonable judgment of the Company after consultation with its outside legal counsel, (i) be prohibited from being disclosed pursuant to any confidentiality agreement with a third party entered into prior to the date hereof, (ii) violate any Applicable Law, (iii) result in a loss or waiver of the attorney-client or other privilege held by the Company or any of the Company’s Subsidiaries or (iv) contain competitively sensitive information (it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to clauses (i), (ii), (iii) or (iv) above, and thereafter the Company and Parent shall reasonably cooperate to cause such information to be provided in a manner that (x) would not reasonably be expected to waive the applicable privilege or protection or violate such confidentiality agreement or Applicable Law and (y), in the case of competitively sensitive information, complies with appropriate “clean room” arrangements). Any information provided pursuant to this Section 6.03(a) shall be subject to the Confidentiality Agreement.
(b)    No information or knowledge obtained by Parent or Merger Sub pursuant to Section 6.02, this Section 6.03, during due diligence, or otherwise (except to the extent expressly provided in this Agreement with respect to the contents of the Company Disclosure Schedules, which may not be amended or supplemented after the date hereof) shall (i) limit, modify or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement, (ii) otherwise prejudice in any way the rights and remedies of Parent and Merger Sub contained in this Agreement, (iii) be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement or (iv) be deemed to amend or supplement the Company Disclosure Schedules or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company.
Section 6.04    Notice of Certain Events.
During the Pre-Closing Period:
(a)    the Company shall use commercially reasonable efforts to promptly notify Parent in writing of any notice or other communication received by the Company or any of its Subsidiaries, or to the Company’s Knowledge any of their respective Representatives, from any Person alleging that the consent, approval, permission of or waiver from such party is or may be required in connection with the Merger (including with respect to any Material Contract or Company Real Property Lease);
(b)    the Company shall promptly notify Parent in writing of:
(i)    any notice or other communication received by the Company or any of its Subsidiaries, or to the Company’s Knowledge any of their respective Representatives, from any Governmental Entity in connection with the Transactions; and
(ii)    any fact, event or circumstance known to it that would be reasonably likely to result in the failure of any of the conditions set forth in Article 7 to be satisfied.
provided that the failure to deliver any notice pursuant to this Section 6.04 shall not be considered in determining whether the conditions set forth in Article 7 have been satisfied; provided, however, that no notification given pursuant to this Section 6.04 shall (w) limit, modify or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement, (x) otherwise prejudice in any way the rights and remedies of Parent and Merger Sub contained in this Agreement, (y) be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement or (z) be deemed to amend or supplement the Company Disclosure Schedules or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company.
Section 6.05    State Takeover Laws.
If any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law or regulation becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other Transactions, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.06    Stock Exchange Delisting; Director Resignations.
(a)    Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of NYSE to enable the delisting by the Surviving Corporation of the Shares from NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time (if such delisting and deregistration will not have already occurred at or prior to the Effective Time).
(b)    At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors of the Company, and at Parent’s request, its Subsidiaries, effective at the Effective Time.
Section 6.07    Director and Officer Liability.
(a)    For six (6) years after the Effective Time, the Surviving Corporation shall maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement; provided, however, that in satisfying its obligation under this Section 6.07(a), the Surviving Corporation shall not be obligated to pay aggregate premiums in excess of two hundred fifty percent (250%) of its most recent annual renewal prior to the date of this Agreement (the “Current Premium”) and, if such aggregate premiums for such insurance would exceed two hundred fifty percent (250%) of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available for an aggregate premium equal to two hundred fifty percent (250%) of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by Parent, the Company prior to the Effective Time or by the Surviving Corporation at or after the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the Transactions, provided, however, that the amount paid for such prepaid policies shall not exceed two hundred fifty percent (250%) of the Current Premium without the prior written consent of Parent and, for the avoidance of doubt, such policies that obtain the maximum amount of coverage available for such premium amount shall nevertheless be deemed to satisfy the provisions of the immediately preceding sentence. In the event that, within sixty (60) days following the date hereof, Parent provides written notice to the Company either (i) requesting that the Company obtain such tail or runoff policies, the Company shall obtain and fully pay the premium (in an amount not to exceed two hundred fifty percent (250%) of the Current Premium) for such tail or runoff policies at or prior to the Effective Time, or (ii) confirming that Parent or the Surviving Corporation shall obtain such tail or runoff policies, the Company shall cooperate with Parent to arrange for such policies to be so obtained. In the event that Parent fails to provide either such written notice within sixty (60) days following the date hereof or, in the case of an election under clause (ii), fails to obtain such policies at least ten (10) Business Days prior to the Closing, the Company may, after consulting in good faith with Parent, obtain and fully pay the premium (in an amount not to exceed two hundred fifty percent (250%) of the Current Premium) for such tail or runoff policies at or prior to the Effective Time.
(b)    From and after the Effective Time, the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to (i) each indemnification agreement in effect as of the date of this Agreement between the Company or any of its Subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Company Subsidiary (each, an “Indemnified Party”) and (ii) any indemnification provision and any exculpation provision set forth in the certificate of incorporation, as amended, or bylaws of the Company or a Company Subsidiary, as the case may be, as in effect on the date of this Agreement.
(c)    The provisions of this Section 6.07 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives, (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the articles of organization or bylaws, by Contract or otherwise, and (iii) may not be terminated or modified in a manner adverse to any Indemnified Party without the consent of such affected Indemnified Party. In the event that (A) the Surviving Corporation or any of its successors or assigns (1) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers or conveys all or a substantial portion of its properties or other assets to any Person or (B) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 6.07.
Section 6.08    Efforts.
(a)    Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law and regulations to consummate and make effective the Transactions, to cause all conditions to the obligations of the other parties hereto to effect the Merger to be satisfied, to obtain all necessary waivers, consents, approvals and other documents required to be delivered hereunder and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, in each case, so that the Closing may occur by no later than the End Date; provided that, notwithstanding anything in this Section 6.08 or any other provision in this Agreement to the contrary (but, with respect to the Company, subject to the last sentence of this Section 6.08(a)), no party shall be required to agree (and the Company shall not agree, and shall cause its Subsidiaries not to agree, without the prior written consent of Parent) to (i) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of its capital stock or of any of its businesses, assets or properties, its Subsidiaries or Affiliates, (ii) the imposition of any limitation on the ability of Parent or its Affiliates or the Company or its Subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses or assets and, in the case of Parent, the businesses or assets of the Company and its Subsidiaries or (iii) the imposition of any impediment on Parent or its Affiliates or the Company or its Subsidiaries under any statute, rule, regulation, executive order, decree, Order or other legal restraint governing competition, monopolies or restrictive trade practices (any such action described in (i), (ii) or (iii), an “Action of Divestiture”). Nothing herein shall require Parent or its Affiliates or permit the Company or its Subsidiaries (without the prior written consent of Parent) to litigate with any Governmental Entity. Nothing in this Agreement shall require Parent or its Affiliates or permit the Company or its Subsidiaries (without the prior written consent of Parent) to pay any consideration or agree to any modifications of existing Contracts or enter into new Contracts (other than the payment of customary filing and application fees) in connection with obtaining any waivers, consents or approvals from Governmental Entities or other Persons in connection with this Agreement or the Merger. Without limiting any obligations of the Company under this Agreement, the Company shall, and shall cause its Subsidiaries to, agree to such Actions of Divestiture and enter into such Contracts as may be requested by Parent in connection with the objectives set forth in the first sentence of this Section 6.08(a) so long as such Actions of Divestiture and Contracts are conditioned on the Closing having occurred.
(b)    The parties hereto will, or will cause their “ultimate parent entities” as that term is defined in the HSR Act, as reasonably advisable, to make as promptly as reasonably practicable (and, in any event, solely in the case of any necessary filings and notifications under the HSR Act, within eighteen (18) days following the date hereof) all necessary filings and notifications and other submissions with respect to this Agreement and the Transactions under the HSR Act, the EC Merger Regulation, and any other applicable Antitrust Laws. To the extent permitted by Applicable Law, each of the Company and Parent shall inform the other of any material communication between the Company or Parent or any Affiliate thereof (as applicable) and any Governmental Entity regarding the transactions contemplated by this Agreement. If the Company or Parent or any Affiliate thereof shall receive any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then, except to the extent prohibited by Applicable Law, the Company or Parent (as applicable) shall promptly inform the other and make, or cause to be made, as soon as reasonably practicable, a response in substantial compliance with such request. Without limiting the generality or effect of Section 6.08(a), to the extent permitted by Applicable Law, the parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, the EC Merger Regulation or any other applicable Antitrust Laws.
(c)    Without limiting the generality of Section 6.08(b), to the extent permitted by Applicable Law, in connection with this Agreement and the Transactions, the parties agree to (i)

give each other reasonable advance notice of all meetings, calls or other communications with any Governmental Entity relating to any Antitrust Laws, (ii) give each other an opportunity to participate in each of such meetings, calls or other communications, (iii) if any Governmental Entity initiates a substantive oral communication regarding any Antitrust Laws, to add the other parties hereto to such call if practicable and, if not practicable, to promptly notify the other parties hereto of the substance of such communication, (iv) provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Entity regarding any Antitrust Laws and (v) provide each other with copies of all written communications from any Governmental Entity relating to any Antitrust Laws. Any disclosures or provision of copies by one Party to the other may be made on an outside counsel basis, if appropriate.
(d)    (A) Following the consultation with the Company as contemplated by Section 6.08(b) and Section 6.08(c), Parent shall have the exclusive right to make all strategic and tactical decisions as to the manner in which to obtain from any Governmental Entity under the HSR Act, the EC Merger Regulation or any other applicable Antitrust Laws, any actions or non-actions, consents, approvals, authorizations, clearances or orders required to be obtained by Parent or the Company or any of their respective Affiliates in connection with the consummation of the transactions contemplated by this Agreement, (B) Parent and its Representatives shall have no obligation to share with the Company, any of its Subsidiaries or any of their respective Representatives (other than outside antitrust counsel) any nonpublic information, data or materials about any of the businesses or operations of Parent and its Affiliates and (C) the Company will not, nor will it permit any of its Subsidiaries or Representatives to make any communications with, or proposals relating to, or enter into, any understanding, undertaking or agreement with, any Governmental Entity relating to the Transactions without Parent’s prior review and approval.
(e)    Subject to the proviso to Section 6.08(a), the Company shall use its commercially reasonable efforts to obtain the consents listed on Section 6.08(e) of the Company Disclosure Schedules. For the avoidance of doubt, the Company shall not be required to pay any amount or agree to any accommodation with the counter-party to obtain any such consent.
Section 6.09    Stockholder Litigation.
The Company shall as promptly as reasonably practicable (and in any event within one (1) Business Day) following its being formally notified of the same notify Parent in writing of any Stockholder Litigation and shall keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such litigation (and the Company will in good faith take such comments into account) and to consult on any settlement with respect to such litigation. No such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), except to the extent (i) such settlement is fully covered by the Company’s insurance policies (other than any applicable retention) or (ii) such settlement relates solely to the provision of additional disclosure in the Proxy Statement (and the Company complies with Section 6.10 and Section 6.13 with respect to such additional disclosure). Without Parent’s prior written consent

(which shall not be unreasonably withheld, conditioned or delayed), the Company shall not (i) waive any provision of the Company’s Organizational Documents providing for the Court of Chancery of the State of Delaware as the exclusive forum for any Stockholder Litigation or (ii) consent to the selection of an alternative forum other than the Court of Chancery of the State of Delaware for any Stockholder Litigation.
Section 6.10    Public Announcements.
Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the Transactions and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement that Parent or the Company determines, after consultation with outside legal counsel, is required by Applicable Law or any listing agreement with or rule of any securities exchange upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party required to make the release or announcement will consider such comments in good faith. Notwithstanding the foregoing, Parent may make public statements with respect to this Agreement and the Transactions, including their effect on Parent’s business and its financial projections, with investors, analysts and financing sources, including on its periodic earnings calls and in any “road show.” Notwithstanding the foregoing provisions of this Section 6.10, (i) each of the Parties and their Affiliates may issue press releases or public announcements concerning the Transactions that are consistent with previous press releases or public announcements made by Parent or the Company in compliance with this Section 6.10, (ii) each of the Parties, their Affiliates, and their Representatives may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.10 and do not reveal material, nonpublic information regarding the other parties, the Merger or the other Transactions, and (iii) without limiting the obligations of the parties hereto pursuant to any other Section of this Agreement, the restrictions set forth in this Section 6.10 shall not apply to any press release or public announcement issued or proposed to be issued in connection with, or in response to, an Acquisition Proposal, Superior Proposal or a Change in Recommendation.
Section 6.11    Section 16 Matters.
Prior to the Effective Time, the Company shall take all actions necessary or as reasonably requested by any party hereto to cause any dispositions of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) as a result of the transactions contemplated by this Agreement by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.

Section 6.12    Employment Matters.
(a)    For the one (1) year period immediately following the Effective Time, Parent shall (or shall cause the Surviving Corporation to) provide to each person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and who continues to be employed by Parent, its Subsidiary or the Surviving Corporation following the Effective Time (each, a “Continuing Employee”), so long as such Continuing Employee remains employed by Parent, its Subsidiary or the Surviving Corporation, (i) cash compensation (including any retention bonus, stay bonus, bridge bonus or similar cash payment) that is substantially comparable in the aggregate to the cash compensation (excluding any change in control or transaction bonus, retention bonus, spot bonus or similar cash payment) provided to such Continuing Employee as of immediately prior to the Effective Time (provided that a Continuing Employee’s base salary shall not be less than seventy-five (75%) of the base salary provided to such Continuing Employee as of the date hereof, and provided further that to the extent that such base salary is less than 100% of base salary as of the date hereof, such Continuing Employee shall receive a retention bonus, a stay bonus, a bridge bonus opportunity or a similar cash payment opportunity, vesting monthly over a period not exceeding twelve months, in an amount no less than such difference in salary), (ii) health and welfare benefits (excluding severance benefits) that are substantially similar to those health and welfare benefits that are provided to similarly situated employees of Parent or its Subsidiaries, as determined by Parent, and (iii) cash severance benefits (other than reimbursement of COBRA continuation costs) that are no less favorable than the cash severance benefits set forth on Section 6.12(a) of the Company Disclosure Schedules, provided that payment of any such severance benefits shall be subject to such Continuing Employee executing a general release of claims on Parent’s standard form.
(b)    Parent shall use its commercially reasonable efforts to the extent permitted by the terms of Parent’s existing benefit plans and Applicable Law to ensure that, as of the Closing Date, each Continuing Employee receives credit for service with the Company (or predecessor employers to the extent the Company provides such past service credit under the Company Employee Plans) for purposes of eligibility to participate, vesting, vacation entitlement and level of severance benefits under each of the comparable employee benefit plans, programs and policies of Parent, the Surviving Corporation or the relevant Subsidiary, as applicable (“Parent Plans”), in which such Continuing Employee becomes a participant; provided that such recognition of service shall not (i) apply for purposes of any equity or equity-based plans (including any entitlement to equity acceleration in connection with retirement); (ii) apply for purposes of any plan that provides retiree welfare benefits, (iii) apply for purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits other than as required by Applicable Law in non-US jurisdictions, (iv) operate to duplicate any benefits of a Continuing Employee with respect to the same period of service, or (v) apply for purposes of any plan, program or arrangement (A) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (B) that is grandfathered or frozen, either with respect to level of benefits or participation.

(c)    With respect to each “employee welfare benefit plan” (as that term is defined in Section 3(1) of ERISA) that is maintained by Parent for the purpose of providing for such plan’s participants or their beneficiaries medical, surgical or hospital care or benefits, the Surviving Corporation or the relevant Subsidiary for the benefit of any Continuing Employees, Parent shall use commercially reasonable efforts to the extent permitted by such plan and Applicable Law (i) to cause all pre-existing condition exclusions of such plan to be waived for each Continuing Employee and his or her covered dependents, unless and to the extent the individual, immediately prior to entry in such plan, was subject to such conditions under the comparable Company Employee Plan, and (ii) to cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Employee Plan for the plan year that includes the Closing Date for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan maintained by Parent, the Surviving Corporation or the relevant Subsidiary, as applicable, for the plan year in which the Closing Date occurs, subject to the applicable information being provided to Parent in a form that Parent reasonably determines in its sole discretion is administratively feasible to take into account under its plans.
(d)    Unless Parent provides written notice to the Company no later than ten (10) Business Days prior to the Closing Date to the contrary, the Company Board shall adopt resolutions providing that no rights to contributions will accrue after, and that each Qualified Plan shall be terminated, as of the day immediately prior to the Closing Date (but conditioned upon the occurrence of the Closing). The Company and Parent shall cooperate in good faith prior to the Closing with respect to the preparation and execution of all documentation necessary to effect the foregoing termination, and the Company shall provide Parent a reasonable opportunity to review and comment on all such documentation. To the extent that the Qualified Plan(s) are terminated pursuant to Parent’s request, the Continuing Employees shall be eligible to participate in a 401(k) plan maintained by Parent or any of its Subsidiaries or Affiliates as soon as reasonably practicable following the Closing Date.
(e)    To the extent permitted by Applicable Law (including applicable Privacy Laws), the Company shall use commercially reasonable efforts to deliver to Parent, not less than ten (10) Business Days prior to the Closing Date, a schedule in a form reasonably acceptable to Parent, which shall include the information set forth below:
(i)    With respect to each holder of a Company Option: (A) such holder’s name, address, e-mail address and, if available to the Company, social security number (or tax identification number, as applicable), (B) the number of shares of Company Common Stock underlying each Company Option held by such holder, (C) the respective exercise price per Share of such Company Options, (D) the respective grant date(s) of such Company Options and any changes thereto, (E) the respective vesting schedule with respect to such Company Options and any changes thereto, (F) whether any amount is required to be withheld, and (H) such other relevant information that Parent may reasonably require.
(ii)    With respect to each holder of a Company RSU or Company PSU: (A) such holder’s name, address, e-mail address and, if available to the Company, social security number (or tax identification number, as applicable), (B) the number of shares of Company Common Stock underlying each Company RSU and/or Company PSU held by such holder, (C) the respective grant date(s) of such Company RSUs and/or Company PSUs and any changes thereto, (D) the respective vesting schedule with respect to such Company RSUs and/or Company PSUs and any changes thereto, (E) whether any amount is required to be withheld, and (F) such other relevant information that Parent may reasonably require.
(f)    The consummation of the Merger shall constitute a “change in control” for all purposes under the Company Employee Plans.
(g)    The Company will provide Parent with a copy of any material written communications intended for broad-based and general distribution to any current or former employees of the Company or any of its Subsidiaries if such communications relate to the compensation, employment or labor aspects of the Transactions, and will provide Parent with a reasonable opportunity to review and comment on such communications prior to distribution, and the Company will give good faith consideration to such comments.
(h)    As soon as reasonably practicable following the date of this Agreement, but in no event later than seventy-five (75) days following the date of this Agreement, with respect to each “officer” of the Company (as defined in Rule 16a-1 promulgated under the Exchange Act) (each a “Section 16 Officer”) and any other “disqualified individual” of the Company (as defined in Section 280G(c) of the Code), the Company shall furnish to Parent a schedule that sets forth (i) the Company’s reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and any tax gross-up payments) that could be paid to such Section 16 Officer or other disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such Section 16 Officer or other disqualified individual, and (iii) to the extent reasonably requested by Parent, underlying documentation on which such calculations are based. The Company and the Parent agree to use commercially reasonable efforts to cooperate to update the schedules and underlying documentation required by this Section 6.12(h) prior to the anticipated Closing Date.
(i)    To the extent that any Collective Bargaining Agreement requires the Company or any of its Subsidiaries to consult with, provide notice to, or obtain the consent or opinion of any labor organization or similar organization, the Company shall use commercially reasonable efforts comply with any such obligations.
(j)    No provision in this Agreement shall modify or amend any Company Employee Plan or Parent Plan unless this Agreement explicitly states that the provision “amends” such Company Employee Plan or Parent Plan. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to such Company Employee Plan or Parent Plan. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to such Company Employee Plan or Parent Plan and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively as of its inception, thereby precluding it from having any amendatory effect.
(k)    Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.12 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.12(k), require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.
(l)    The Company may omit Personal Information from the Company Disclosure Schedules (or any other document related to the Merger), including Personal Information to be provided pursuant to Section 6.12(e), solely to the extent that the inclusion of such Personal Information at the relevant time would result in a breach of applicable Privacy Laws; provided that, prior to omitting any such Personal Information, the Company shall (i) execute any documents (such as data protection agreements) reasonably necessary to render lawful such inclusion of such Personal Information in the Company Disclosure Schedules (or such other document related to the Merger); (ii) provide Parent with a general description of the omitted Personal Information and the reason for such omission (to the extent not prohibited by applicable Privacy Laws); and (iii) provide Parent with updated copies of the Company Disclosure Schedules (and any such other document related to the Merger) with all omitted Personal Information included, reasonably promptly after the earliest time at which the disclosure of such omitted Personal Information would no longer result in a breach of applicable Privacy Laws (and, in any event, no later than the Closing, unless otherwise prohibited by applicable Privacy Laws); provided, further, that, for the avoidance of doubt, nothing in this Section 6.12(l) shall permit the Company to amend, modify or otherwise supplement the Company Disclosure Schedules (or any other document related to the Merger) other than to include the omitted Personal Information in accordance herewith.
Section 6.13    Proxy Statement; Company Stockholder Approval.
(a)    Proxy Statement.
(i)    As soon as reasonably practicable following the date of this Agreement, and in any event within fifteen (15) Business Days after the date hereof, the Company shall file with the SEC a preliminary Proxy Statement. The Company shall include in the Proxy Statement the Company Recommendation, unless there has been a Change in Recommendation in accordance with Section 6.02(c). If the Company determines that it is required to file any document other than the Proxy Statement in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then, subject to Section 6.02, the Company will use its reasonable best efforts to promptly prepare and file such Other

Required Company Filing with the SEC. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company will not file the preliminary or definitive Proxy Statement, any Other Required Company Filing, or any supplement or amendment thereto (or any disclosure relating to the foregoing) with the SEC or otherwise disseminate any of the foregoing without providing Parent and its counsel a reasonable opportunity in advance to review and comment thereon, which comments shall be considered and discussed with Parent and its counsel by the Company and its counsel in good faith. On the date of filing, the date of mailing to the stockholders of the Company and at the time of the Company Meeting, the Company shall cause the Proxy Statement and all Other Required Company Filings not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; provided, notwithstanding the foregoing, no representation or warranty is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filings.
(ii)    Each of the Company, Parent and Merger Sub shall, and shall cause its independent accountants, counsel and other Representatives to, cooperate with the other parties hereto in the preparation of the Proxy Statement, and furnish all information, data and documentation concerning the Company, Parent or Merger Sub or any of their respective Affiliates, as applicable, that is necessary or appropriate in connection with the preparation, filing and distribution of the Proxy Statement and any Other Required Company Filing and the resolution of any comments received from the SEC with respect thereto. If at any time prior to the Company Meeting (or any adjournment or postponement thereof) the Company, on the one hand, or Parent or Merger Sub, on the other hand, discovers any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, directors or officers, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing so that the Proxy Statement or such Other Required Company Filing, as applicable, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party hereto that discovers such information shall promptly notify the other parties hereto, and the Company shall promptly file with the SEC an appropriate amendment or supplement to such filing describing such information and, to the extent required by Applicable Law or the SEC or its staff, disseminate such information to the Company’s stockholders.
(iii)    The Company shall advise the Parent and Merger Sub, promptly after it receives notice thereof, of any receipt of (A) a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, (B) comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing or (C) a request by the SEC or its staff for additional information in connection therewith, and the Company shall provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings or the Transactions. No response to staff comments on, the Proxy Statement or any Other Required Company Filing shall be made by the Company without providing Parent and its counsel a reasonable opportunity in advance to review and comment thereon, which comments shall be considered and discussed with Parent and its counsel by the Company and its counsel in good faith. The Company shall respond promptly to any comments from the SEC or the staff of the SEC on the Proxy Statement or any Other Required Company Filing.
(iv)    The Company shall use its reasonable best efforts to cause the Proxy Statement to be filed in definitive form and mailed to its stockholders as promptly as practicable (and, in any event, within five (5) Business Days after the earlier of (A) the eleventh (11th) day following the date on which the preliminary Proxy Statement is filed, if the staff of the SEC has not prior to such date informed the Company that they are reviewing the preliminary Proxy Statement and (B) the date on which any comments from the SEC or the staff of the SEC with respect to the preliminary Proxy Statement have been resolved or withdrawn (the earlier of such dates, the “Proxy Clearance Date”)) and to cause the Proxy Clearance Date to occur as promptly as reasonably practicable following the date hereof.
(b)    Company Stockholder Approval.
(i)    The Company shall take all actions necessary to duly call, establish a record date for, give notice of, convene and hold a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Company Meeting”), so that the Company Meeting occurs as soon as reasonably practicable following the Proxy Clearance Date (and, in any event, within thirty (30) days following the Proxy Clearance Date), in accordance with Applicable Law, the Company’s certificate of incorporation and the Company’s bylaws; provided that the Company may postpone or adjourn the Company Meeting following consultation with Parent (and the Company’s good faith consideration of any comments by Parent) if (A) as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Requisite Company Stockholder Approval at the Company Meeting (such postponement or adjournment to be for no more than five (5) Business Days and shall be to no later than the date three (3) Business Days prior to the End Date), (B) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) is necessary or required to be filed and disseminated under Applicable Law, the Company’s certificate of incorporation or the Company’s bylaws or (C) the Company is required to postpone or adjourn the Company Meeting by Applicable Law, Order or a request from the SEC or its staff (in each case, such postponement or adjournment to be for no more than a reasonable amount of time and shall be to no later than the date three (3) Business Days prior to the End Date). The Company shall, at the instruction of Parent, postpone or adjourn the Company Meeting if there are not sufficient affirmative votes in person or by proxy at the Company Meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Requisite Company Stockholder Approval.
(ii)    Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement, including a “Say-on-Golden-Parachute” vote) that the Company shall propose to be acted on by the stockholders of the Company at the Company Meeting.
(iii)    Once the Company has established a record date for the Company Meeting, the Company shall not change such record date or establish a different record date for the Company Meeting without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned, or delayed), unless required to do so by the DGCL. If the record date for the Company Meeting is changed, the Company shall, as to that record date, comply with each of its obligations under this Section 6.13.
(iv)    In connection with the Company Meeting, the Company shall (A) subject to the right to make a Change in Recommendation in accordance with Section 6.02(c), solicit proxies in favor of the adoption if this Agreement in accordance with Applicable Law and use reasonable best efforts to obtain the Requisite Company Stockholder Approval and (B) otherwise comply with all legal requirements applicable to such meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the definitive Proxy Statement.
(v)    Without limiting the generality of the foregoing, unless this Agreement has been terminated in accordance with its terms, the Company shall establish a record date for, call, give notice of, convene and hold the Company Meeting and submit the Merger and the adoption of this Agreement for the approval of its stockholders at the Company Meeting whether or not a Change in Recommendation shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company, the Company Board or the Company’s Representatives or its stockholders.
Section 6.14    Company Indebtedness.
Prior to the Closing, the Company shall obtain and deliver to Parent customary payoff letters for any third-party indebtedness for borrowed money of the Company or any of its Subsidiaries in form and substance reasonably satisfactory to Parent evidencing full repayment and satisfaction of all such indebtedness (the “Payoff Letters”), together with any collateral releases, collateral access agreement terminations, mortgage releases, Intellectual Property releases, physical collateral deliveries and other related termination and/or release items in connection therewith. Any such Payoff Letter shall correctly specify the amount necessary to repay in full such indebtedness and shall set forth the account(s) to which such amount(s) shall be paid, and shall acknowledge that, subject to the repayment (or other satisfactory arrangements with respect to outstanding letters of credit) of the aggregate principal amount outstanding under the relevant credit facility, together with all interest accrued thereon, all obligations in respect thereof shall be terminated or released and any Liens or guarantees with respect to such indebtedness have been or concurrently will be released. The Company shall deliver (a) a draft of each such Payoff Letter to Parent at least ten (10) Business Days prior to the anticipated Closing Date and (b) an executed copy of each such Payoff Letter in substantially similar form at least one (1) Business Day prior to the Closing Date.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01    Conditions to the Obligations of Each Party.
The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent not prohibited by Applicable Law, waiver of, as of the Closing, of the following conditions:
(a)    Requisite Company Stockholder Approval. The Requisite Company Stockholder Approval shall have been obtained in accordance with the DGCL;
(b)    Regulatory Authorizations. All applicable waiting periods (and any extensions thereof) under the HSR Act relating to the consummation of the Merger shall have expired or been terminated, the European Commission shall have issued a decision under the EC Merger Regulation declaring the Merger compatible with the common market, and the approvals, clearances and consents listed on Section 7.01(b) of the Company Disclosure Schedules (the “Specified Foreign Antitrust Approvals”) shall have been obtained, and
(c)    No Injunction. No court of competent jurisdiction or any Governmental Entity having jurisdiction over any party hereto shall have issued any Order, nor shall there be in effect any Applicable Law or other legal restraint, injunction or prohibition (each of the foregoing, a “Restraint”) that makes consummation of the Merger illegal or otherwise prohibited.
Section 7.02    Conditions to the Obligations of Parent and Merger Sub.
The obligation of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction, or to the extent not prohibited by Applicable Law, waiver of, as of the Closing, of each of the following conditions:
(a)    Representations and Warranties. Each of the representations and warranties of the Company (i) contained Section 4.02(a) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), in each case, except for such failures to be true and correct that, individually or in the aggregate, are only de minimis failures to be true and correct, (ii) contained in Section 4.01(a) (Organization), Section 4.03(a) (Corporate Authority Relative to this Agreement) and Section 4.03(c)(iii)(A) (No Violation of Company Organizational Documents), and Section 4.18 (Opinion of Financial Advisor) (the “Fundamental Representations”) (A) to the

extent qualified by materiality or “Company Material Adverse Effect”, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of such date (except, in each case, to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), and (B) to the extent not qualified by materiality or “Company Material Adverse Effect,” shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of such date (except, in each case, to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date only), (iii) contained in Section 4.10(b) (No Company Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and (iv) contained in Article 4 (other than the representations and warranties listed in clauses (i), (ii) or (iii) above), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b)    Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; and
(c)    Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in clauses (a), (b) and (c) of this Section 7.02.
Section 7.03    Conditions to the Obligations of the Company.
The obligation of the Company to consummate the Merger shall be further subject to the satisfaction, or to the extent not prohibited by Applicable Law, waiver of, as of the Closing each of the following conditions:
(a)    Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in Article 5, without giving effect to any materiality qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct that would not, individually or in the aggregate, prevent or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger;
(b)    Covenants. Parent and Merger Sub shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(c)    Certificate. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent as to the satisfaction of the conditions in clauses (a) and (b) of this Section 7.03.
ARTICLE 8
TERMINATION
Section 8.01    Termination.
This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub):
(a)    by mutual written agreement of the Company and Parent;
(b)    by either the Company or Parent, if:
(i)    the Closing shall not have occurred at or before 5:00 p.m. (New York City time) on the twelve (12) month anniversary of the date of this Agreement (as such date may be extended from time to time pursuant to this Section 8.01(b)(i), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred at or prior to 5:00 p.m. (New York City time) on the End Date; provided, further, that if by the fifth (5th) Business Day prior to any then-scheduled End Date any of the conditions set forth in Section 7.01(b) and Section 7.01(c) (if the Restraint arises under Antitrust Laws) have not been satisfied or waived by each applicable party hereto entitled to the benefit of such condition, then either Parent or the Company shall be entitled to extend the End Date by three (3) months by delivering written notice to the other party hereto no later than such then-scheduled End Date; provided, further, that, except as provided for in Section 9.09, the End Date can never be extended beyond the eighteen (18) month anniversary of the date hereof;
(ii)    the Requisite Company Stockholder Approval shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof, in each case, at which a vote on such adoption was taken;
(iii)    any court of competent jurisdiction or any Governmental Entity shall have issued a final, non-appealable Order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the Merger, or any Applicable Law shall be in effect that makes consummation of the Merger illegal; provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to any Party whose failure to perform any of its obligations under this Agreement has been the principal cause of, or resulted in, the events specified in this Section 8.01(b)(iii); or
(c)    by Parent, if:

(i)    prior to the receipt of the Requisite Company Stockholder Approval, (A) the Company Board (or any committee thereof) shall have failed to include the Company Recommendation in the Proxy Statement or shall have otherwise effected a Change in Recommendation, (B) the Company shall have entered into an Alternative Acquisition Agreement or (C) the Company shall have committed a material and Willful Breach of Section 6.02 or Section 6.13;
(ii)    the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or any representation or warranty of the Company contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.02(a) or Section 7.02(b) to be satisfied and (B) is incapable of being cured or has not been cured by the Company within thirty (30) calendar days after written notice has been given by Parent to the Company of such breach, failure to perform or failure to be true and correct (or, if earlier, by the End Date); provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement;
(iii)    any Governmental Entity shall have issued a final, non-appealable Order or taken any other action or any Applicable Law shall be in effect, in each case, deemed applicable to the Merger by any Governmental Entity that would constitute an Action of Divestiture; provided that the right to terminate this Agreement pursuant to this Section 8.01(c)(iii) shall not be available to Parent if Parent’s failure to perform any of its obligations under this Agreement has been the principal cause of, or resulted in, the events specified in this Section 8.01(c)(iii); or
(d)    by the Company:
(i)    prior to the receipt of the Requisite Company Stockholder Approval, in order to enter into a definitive Alternative Acquisition Agreement concerning a transaction that constitutes a Superior Proposal in accordance with Section 6.02(d) concurrently with such termination; provided that the Company (A) prior to or concurrently with such termination pays to Parent by wire transfer in immediately available funds the Company Termination Fee required to be paid pursuant to Section 8.03(a)(i) and (B) concurrently with such termination, enters into such definitive Alternative Acquisition Agreement; or
(ii)    if Parent shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or any representation or warranty of Parent contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.03(a) or Section 7.03(b) to be satisfied, and (B) is incapable of being cured or has not been cured by Parent within thirty (30) calendar days after written notice has been given by the Company to Parent of such breach, failure to perform or failure to be true and correct (or, if earlier, by the End

Date); provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement.
The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is effected and the basis for such termination.
Section 8.02    Effect of Termination.
(a)    If this Agreement is validly terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party, any Representative of such party or any Parent Related Party to each other party hereto; provided, however, that the provisions of this Section 8.02, Section 8.03 and Article 9 shall survive any termination hereof pursuant to Section 8.01; provided, further, that nothing herein shall relieve Parent, Merger Sub or the Company from any liability for any fraud or Willful Breach of this Agreement prior to such termination. Upon any termination of this Agreement, the Confidentiality Agreement shall continue in effect in accordance with its terms.
Section 8.03    Termination Fees.
(a)    Company Termination Fee; No Vote Fee.
(i)    If, but only if, this Agreement is terminated by (A) Parent pursuant to Section 8.01(c)(ii) or either Parent or the Company pursuant to Section 8.01(b)(i) (but only if at the time of such termination each of the conditions set forth in Section 7.01 have been satisfied except for the condition set forth in Section 7.01(a)) or Section 8.01(b)(ii), and in any such case (1) prior to the date of such termination (or the date of the Company Meeting in the case of termination pursuant to Section 8.01(b)(ii)), an Acquisition Proposal shall have been communicated to the executive management of the Company or the Company Board or shall have been publicly disclosed and (2) within twelve (12) months after such termination, (x) the Company enters into a definitive agreement with respect to any Qualifying Acquisition Transaction with a Third Party that is thereafter consummated or (y) the Company consummates the transactions contemplated by any Qualifying Acquisition Transaction with a Third Party, which, in the case of (x) or (y), need not be the same Acquisition Proposal described in clause (1) above; (B) the Company pursuant to Section 8.01(d)(i); or (C) Parent pursuant to Section 8.01(c)(i); then, in any such case, the Company shall pay, or cause to be paid, to Parent or Parent’s designee(s), as the case may be, an amount equal to $80,000,000 (such amount, the “Company Termination Fee”) (subject to any credit under Section 8.03(d)(i)(B)).
(ii)    If, but only if, this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(ii), the Company shall pay, or cause to be paid, to

Parent or Parent’s designee(s), as the case may be, an amount equal to $21,000,000 (such amount, the “No Vote Fee”).
(iii)    Notwithstanding anything to the contrary in this Section 8.03(a), but subject to Section 8.02 if the Company Termination Fee is paid, the Company Termination Fee shall constitute liquidated damages, and from and after such termination, Company shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than the payment of the Company Termination Fee (and any related amounts owing pursuant to Section 8.03(d)) and such payments shall be the sole and exclusive remedy under this Agreement of Parent, Merger Sub and their respective Subsidiaries against the Company and the Company Related Parties in the event of a termination of this Agreement giving rise to the payment of the Company Termination Fee.
(b)    Parent Termination Fee. If, but only if, (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(i) (due to a failure to satisfy any condition set forth in Section 7.01(b) or Section 7.01(c) (if the Restraint arises under Antitrust Laws)), Section 8.01(b)(iii) (if the Order, action or Applicable Law arises under Antitrust Laws) or Section 8.01(c)(iii) (if the Order, action or Applicable Law arises under Antitrust Laws) (any such termination, a “Parent Termination Fee Triggering Termination”), (ii) at the time of such termination any condition set forth in Section 7.01(b) or Section 7.01(c) (if the Restraint arises under Antitrust Laws) shall not be satisfied or waived by each applicable party hereto entitled to the benefit of such condition, (iii) at the time of such termination all other conditions set forth in Section 7.01 and Section 7.02 shall be satisfied or shall have been waived other than any such conditions that by their nature are to be satisfied by actions to be taken at the Closing (and, in the case of those conditions that by their nature are to be satisfied by actions to be taken at the Closing, such conditions are capable of being satisfied if the Closing were to occur at the time of such termination) and (iv) the Company is not in material breach of this Agreement, which material breach was the principal cause of the failure to satisfy conditions to the Merger that resulted in the Parent Termination Fee Triggering Termination, then Parent shall pay to the Company a termination fee equal to $250,000,000 (the “Parent Termination Fee”). Notwithstanding anything to the contrary in this Section 8.03(b), but subject to Section 8.02, if the Parent Termination Fee is paid, the Parent Termination Fee shall constitute liquidated damages, and from and after such termination, Parent shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than the payment of the Parent Termination Fee (and any related amounts owing pursuant to Section 8.03(d)) and such payments shall be the sole and exclusive remedy under this Agreement of the Company and its Subsidiaries and stockholders of the Company against Parent, Merger Sub and the Parent Related Parties in the event of a Parent Termination Fee Triggering Termination.
(c)    Payment of Termination Fees.
(i)    Any payments required to be made by the Company under Section 8.03(a) shall be made by wire transfer of same day funds to the account or accounts designated by Parent, (A) in the case of Section 8.03(a)(i)(A), on the same day as the consummation of a Qualifying Acquisition Transaction, (B) in the case of

Section 8.03(a)(i)(B), immediately prior to or concurrently with (and as a condition to the effectiveness of) such termination, (C) in the case of Section 8.03(a)(i)(C), promptly, but in no event later than two (2) Business Days after the date of such termination, and (D) in the case of Section 8.03(a)(ii), either immediately prior to or concurrently with such termination (if such termination is by the Company) or promptly, but in no event later than two (2) Business Days, after the date of such termination (if such termination is by Parent).
(ii)    Any payments required to be made by Parent under Section 8.03(b) shall be made by wire transfer of same day funds to the Company no later than two (2) Business Days after the date of such termination.
(d)    No Duplication.
(i)    (A) For the avoidance of doubt, any payment of the Company Termination Fee made by the Company pursuant to Section 8.03(a), shall be payable only once with respect to this Section 8.03 and not in duplication even though such payment may be payable under one or more provisions hereof and (B) in the event that a No Vote Fee has already been paid pursuant to Section 8.03(a), the Company shall be entitled to credit the amount of the No Vote Fee actually received by Parent against the amount of the Company Termination Fee.
(ii)    For the avoidance of doubt, any payment of the Parent Termination Fee made by Parent pursuant to Section 8.03(b), shall be payable only once with respect to this Section 8.03 and not in duplication even though such payment may be payable under one or more provisions hereof.
(e)    Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.03 are an integral part of this Agreement and the Transactions and that without such agreements the Company, Parent and Merger Sub would not have entered into this Agreement. Accordingly, (i) if the Company fails to pay the Company Termination Fee or the No Vote Fee due pursuant to this Section 8.03 or any portion thereof and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in an Order against the Company or the Parent for such amounts or any portion thereof, the Company shall pay to Parent or Merger Sub their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the amount of the Company Termination Fee or No Vote Fee, as applicable (or, in each case, any portion thereof that has not been paid timely in accordance with this Agreement), and on the amount of such costs and expenses and (ii) if Parent fails to pay the Parent Termination Fee pursuant to this Section 8.03 or any portion thereof and, in order to obtain such payment, the Company commences a suit which results in an Order against the Parent requiring Parent to pay such amount or any portion thereof, Parent shall pay to the Company its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit and together with interest on the amount of the Parent Termination Fee (or any portion thereof that has not been paid timely in accordance with this Agreement), and on the amount of such costs and expenses. Any interest required to be paid pursuant to the preceding sentence shall be calculated, in the case of the Company Termination Fee, the No Vote Fee or the Parent Termination Fee, as applicable, from and including the date payment of was required to be made pursuant to Section 8.03(c) or, in the case of any cost or expenses of Parent or the Company, from and including the date payment was required to be made pursuant to this Section 8.03(e), in each case, through the date of actual payment at the prime rate as published by Citibank, N.A. in effect on the date such payment was required to be made.
ARTICLE 9
MISCELLANEOUS
Section 9.01    Notices.
All notices and other communications hereunder shall be in writing and shall be deemed delivered, given and received (a) when delivered in person, (b) when transmitted by facsimile (with written confirmation of completed transmission), (c) when sent by email (upon receipt by sender of confirmation of receipt by recipient, which confirmation shall be promptly delivered by recipient if so requested by sender in the applicable notice or other communication), (d) on the third (3rd) Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (e) when delivered by an express courier (with written confirmation of delivery), in each case, to the applicable party hereto at the applicable address or facsimile number set forth below (or to such other address or facsimile number as such party may have specified in a written notice given to the other parties hereto). Any notice received after 5:00 p.m., local time at Parent’s or the Company’s address set forth below, as applicable, on a Business Day, or at any time on a day that is not a Business Day, shall be deemed received on the next Business Day. Such notices or other communications must be sent to each respective party hereto at the address, email address or facsimile number set forth below:
if to the Company, to:
Fitbit, Inc.
199 Fremont Street, 14th Floor
San Francisco, CA 94104
Attention:     General Counsel
E-Mail:     legal@fitbit.com

with a copy to:

Fenwick & West LLP
555 California Street
San Francisco, California 94104
Attention:    Douglas Cogen
E-Mail:    dcogen@fenwick.com

if to Parent or Merger Sub, to:

Google LLC
1600 Amphitheatre Parkway
Mountain View, CA 94043

Attention:	Timothy Reusing, M&A Legal
Erin Hyun, M&A Legal

E-Mail:	ma-notice@google.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

Attention:	Aaron J. Meyers
Glenn P. McGrory

Facsimile:	(212) 225-3999

E-Mail:	ameyers@cgsh.com; gmcgrory@cgsh.com

Section 9.02    Survival of Representations, Warranties and Covenants.
The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided that this Section 9.02 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or otherwise expressly by its terms survives the Effective Time, which covenants or agreements shall survive until fully performed.
Section 9.03    Amendments, Modification and Waivers.
(a)    Any provision of this Agreement may be amended, modified or waived at any time before or after approval of this Agreement and the Merger by the Boards of Directors of the Company, Parent and Merger Sub if, but only if, such amendment, modification or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following the receipt of the Requisite Company Stockholder Approval, no such amendment, modification or waiver shall be made or given that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
(b)    Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties hereto entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04    Costs; Expenses.
Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 9.05    Assignment; Benefit; No Other Representations.
(a)    This Agreement shall not be assigned by any of the parties hereto (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties hereto and any purported assignment in violation of this Section 9.05 shall be null and void; provided that Parent or Merger Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors, and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except (i) from and after (but not before) the Effective Time, the provisions of Section 6.07 shall inure to the benefit of the Indemnified Parties, (ii) the provisions of Section 9.15 and the last sentence of Section 8.03(b) shall inure to the benefit of the Parent Related Parties, (iii) from and after (but not before) the Effective Time, the holders of Shares shall be beneficiaries of Section 2.07(b), (iv) from and after (but not before) the Effective Time, the Persons entitled to receive the consideration specified in Section 2.09 shall be beneficiaries of Section 2.09, and (v) the last sentence of Section 8.03(b) shall inure to the benefit of the Company Related Parties. For the avoidance of doubt, no holder of Shares shall have any third-party beneficiary rights under this Section 9.05 or any other provision of this Agreement except, only after the Effective Time, the holders of Shares shall be beneficiaries of Section 2.07(b). Notwithstanding the immediately preceding sentence, prior to the Effective Time the Company may enforce this Agreement, including the specific performance provisions hereof, on behalf of the holders of Shares.
(b)    Except for the representations and warranties contained in Article 4, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and neither Parent nor Merger Sub is relying on, any other express or implied representation or warranty with respect to the Company or with respect to any other information (including any estimates, projections, forecasts, plans or other forward-looking information) made available to Parent or Merger Sub in connection with the Transactions (including with respect to the accuracy or completeness thereof). In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company’s business and operations.

Section 9.06    Governing Law.
This Agreement and any Proceedings arising out of or related hereto or to the Merger or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the Applicable Law of the State of Delaware, including all matters of construction, validity and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.
Section 9.07    Jurisdiction.
The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Court of Chancery of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by Applicable Law.
Section 9.08    Waiver of Jury Trial.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.09    Specific Performance; Remedies.
The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court located in Wilmington, Delaware, and any appellate court therefrom, and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). If, prior to the End Date, any Party brings any Proceeding to enforce specifically the performance of the terms and provisions hereof (other than any such terms and provisions that expressly survive the termination of this Agreement) by any other Party, the End Date shall automatically be extended to the later of (i) 5:00 p.m. (New York City time) on the twentieth (20th) Business Day following the resolution of such Proceeding and (ii) such other date and time established by the court presiding over such Proceeding, as the case may be, solely if such later date and time is later than the End Date.
Section 9.10    Severability.
Other than with respect to Section 8.03, which is an integral part of this Agreement, if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Merger and the other Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the Merger be consummated as originally contemplated to the fullest extent possible.
Section 9.11    Entire Agreement.
This Agreement, the Confidentiality Agreement, the exhibits to this Agreement, the Schedules, the Company Disclosure Schedules and the Parent Disclosure Schedules and any documents delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect thereto.
Section 9.12    Rules of Construction.
Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution and delivery of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties hereto shall be deemed the work product of all of the parties hereto and may not be construed against any party hereto by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

Section 9.13    Headings.
Headings of the Articles and Sections of this Agreement are for convenience of the parties hereto only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 9.14    Counterparts; Effectiveness.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 9.15    Non-Recourse.
(a)    This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Notwithstanding anything herein to the contrary, no Parent Related Party shall have any Liability (whether at law, in equity, in contract, in tort or otherwise) to the Company, any holder of Shares or any other Person for any obligations or Liabilities to any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions and thereby.
(b)    Notwithstanding anything to the contrary that may be expressed or implied in this Agreement and without limiting the generality of Section 9.15(a), no Parent Related Party shall have any Liability to the Company or any of its Affiliates or Representatives, or any holder of Shares, or any Person claiming by, under or through the Company, or any other Person relating to or arising out of this Agreement or in respect of any other document or theory (whether at law, in equity, in contract, in tort or otherwise) or in respect of any oral representations made or alleged to be made in connection herewith (whether at law, in equity, in contract, in tort or otherwise).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FITBIT, INC.

By:	/s/ James Park
Name:	James Park
Title:	Chief Executive Officer

GOOGLE LLC

By:	/s/ Sanjay Kapoor
Name:	Sanjay Kapoor
Title:	Vice President, Corporate Development

MAGNOLIOPHYTA INC.

By:	/s/ Kenneth Yi
Name:	Kenneth Yi
Title:	Chief Executive Officer, President & Secretary

ANNEX B
October 31, 2019
Board of Directors
Fitbit, Inc.
199 Fremont Street, 14th Floor
San Francisco, California 94105
Members of the Board:
We understand that Fitbit, Inc., a Delaware corporation (the “Company”), Google LLC, a Delaware limited liability company (“Parent”) and Magnoliophyta Inc., Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each share of Class A common stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”) and Class B common stock, par value $0.0001 per share, of the Company (“Company Class B Common Stock”) that is outstanding as of immediately prior to the effective time of the Merger, other than shares (a) that are held by a holder who is entitled to appraisal and who has properly exercised and perfected appraisal rights for such shares or (b) that are held by Parent, Merger Sub, the Company (including shares held in treasury by the Company) or any of their respective wholly owned subsidiaries, will be cancelled and converted into the right to receive cash in an amount equal to $7.35, without interest thereon (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Class A Common Stock, in their capacity as holders of Company Class A Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.
For purposes of the opinion set forth herein, we have reviewed a draft, dated as of October 31, 2019, of the Merger Agreement (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Company Class A Common Stock and compared the financial performance of the

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Company and the prices and trading activity of Company Class A Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We also have assumed that the Merger will be consummated in accordance with the terms set forth in the Draft Merger Agreement, without any modification, waiver or delay. We have also assumed that the final executed Merger Agreement will not differ in any material respect from the Draft Merger Agreement reviewed by us. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which has been earned, and a further portion of which will become payable upon rendering of this opinion. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.
This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which Company Class A Common Stock will trade at any time.
Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof

One Maritime Plaza | 24th Floor | San Francisco, CA 94111
Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders in their capacity as such Holders, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration. We also express no opinion regarding the consideration to be received by any holder of Company Class B Common Stock under the Merger Agreement in such holder’s capacity as a holder of Company Class B Common Stock.

One Maritime Plaza | 24th Floor | San Francisco, CA 94111
Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders of Company Class A Common Stock, in their capacity as such Holders, is fair, from a financial point of view, to such Holders.
Yours faithfully,
/s/ QATALYST PARTNERS LP
QATALYST PARTNERS LP

One Maritime Plaza | 24th Floor | San Francisco, CA 94111
Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:
(1) Provided, however, that, except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to §251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the Surviving Corporation as provided in §251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to §228, §251(h), §253, or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the offer contemplated by §251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to §251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in §251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in §251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to §253 or §267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery FITBIT, INC. of information. Vote by 11:59 p.m. Eastern Time on the day before the virtual 199 FREMONT STREET special meeting. Have your proxy card in hand when you access the web site 14TH FLOOR and follow the instructions to obtain your records and to create an electronic voting instruction form. SAN FRANCISCO, CA 94105 During The Meeting - Go to www.virtualshareholdermeeting.com/FIT2020SM You may attend the virtual special meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on the day before the virtual special meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E87233-S94037 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FITBIT, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of November 1, 2019, ! ! ! by and among Google LLC ("Google"), a Delaware limited liability company and wholly owned subsidiary of Alphabet Inc., Magnoliophyta Inc., a Delaware corporation and wholly owned subsidiary of Google, and Fitbit, Inc., a Delaware corporation ("Fitbit"); 2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Fitbit's named executive officers that is based ! ! ! on or otherwise relates to the merger; and 3. To approve the adjournment of the virtual special meeting to a later date or dates, if Fitbit's board of directors determines that it is necessary or appropriate, and is permitted by the Merger Agreement, to (i) solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled virtual special meeting, (ii) give holders of Fitbit's ! ! ! Class A common stock and Class B common stock additional time to evaluate any supplemental or amended disclosure or (iii) otherwise comply with applicable law. For address changes and/or comments, please check this box and write them ! on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E87234-S94037 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FITBIT, INC. VIRTUAL SPECIAL MEETING OF STOCKHOLDERS [ ] The stockholder(s) hereby appoint(s) James Park and Ronald W. Kisling, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and/or Class B common stock of Fitbit, Inc. that the stockholders(s) is/are entitled to vote at the Virtual Special Meeting of Stockholders to be held at [ ], (Pacific Time) on [ ], at www.virtualshareholdermeeting.com/FIT2020SM and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE VIRTUAL SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side